As filed with the Securities and Exchange Commission on August 29, 2006
Registration No. 333-136201

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

IMPART MEDIA GROUP, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	8741	88-0441338
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(206) 633-1852
(Address and Telephone Number of Principal Executive Offices)

1300 North Northlake Way
Seattle, Washington 98103
(Address of Principal Place of Business or Intended Principal Place of Business)

Joseph Martinez, Chief Executive Officer
Impart Media Group, Inc.
1300 North Northlake Way
Seattle, Washington 98103
(206) 633-1852
(Name, address and telephone number of agent for service)
___________
Copies to:
Eric M. Hellige, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, New York 10022-4441
Telephone: (212) 421-4100
Facsimile: (212) 326-0806

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
__________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated August 29, 2006

PROSPECTUS

7,023,543 Shares

IMPART MEDIA GROUP, INC.

Common Stock

This prospectus relates to the resale by certain selling stockholders identified in this prospectus of up to an aggregate of 7,023,543 shares of common stock, $0.001 par value per share, of Impart Media Group, Inc., including 176,762 outstanding shares of common stock, 3,943,552 shares issuable upon the exercise of outstanding warrants and 2,903,229 shares issuable upon the conversion of 2,903,229 outstanding shares of our Series A convertible preferred stock, $0.001 par value per share. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is traded in the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “IMMG.”

See “Risk Factors” beginning on page 5 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ __, 2006

We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Impart Media Group, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this Prospectus in its entirety, including the information under “Risk Factors” and our consolidated financial statements and related notes included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus, including per share data and information relating to the number of shares outstanding, gives retroactive effect to the one-for-20 reverse split of our common stock effected on December 22, 2005.

Our Company

We provide interactive digital signage and media solutions to a variety of out-of-home advertising and information media properties. We provide these solutions by designing, integrating, selling, installing and managing customized digital signage networks for our clients. We also sell time slots on these networks for the display of advertising and other media content (such as promotional messages, news, scheduling information and customer service messages and informational segments) for delivery to the networked digital elements (such as flat-panel plasma or LCD video displays) that we manage and to non-networked, stand-alone displays, cell phones and personal digital assistant (PDAs). Users of our products and services primarily consist of media properties (such as banks, airports and retail malls and stores) that want to enjoy the benefits of having a digital signage network installed within their media properties and advertisers and other content providers that want to control their messages to their consumers and deliver targeted messages to a desired demographic. We believe our digital signage network solutions enable our customers to cost-effectively deliver visually-stimulating advertising and other media content to their target audiences.

As of August 21, 2006, we have sold and installed digital signage systems at more than 400 media properties having more than 1,765 networked video displays, and we have current commitments for installations at more than 583 additional media properties having approximately 1,350 networked displays. As of August 21, 2006, we also have placed nine of our proprietary iPoint Networks, which we primarily market to airports, brand owners and retail malls and other high-traffic public spaces. We have current commitments for the installation of 100 additional iPoint Networks. As of August 21, 2006, we managed and/or have installed approximately 2,842 networked and non-networked displays in total.

As a result of our acquisition of E&M Advertising, Inc. and its affiliates in February 2006, we now provide advertising capability to the digital elements we deploy and other direct response media services. We also provide directory services, advertising, marketing messages and informative entertainment content to and on behalf of many of our media properties and location partners.

Our principal executive offices are located at 1300 North Northlake Way, Seattle, Washington 98103 and our telephone number at that address is (206) 633-1852. We maintain an Internet website at www.impartmedia.com. Information on our website is not part of this prospectus.

About This Offering

This prospectus relates to the resale by certain selling stockholders identified in this prospectus of up to an aggregate of our 7,023,543 shares of common stock, $0.001 par value per share, including 176,762 outstanding shares of common stock, 3,943,552 shares issuable upon the exercise of outstanding warrants and 2,903,229 shares issuable upon the conversion of 2,903,229 outstanding shares of our Series A convertible preferred stock, $0.001 par value per share. All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. However, we would receive proceeds upon the exercise of the warrants held by a selling stockholder unless such selling stockholder elects to exercise such warrant through a “cashless exercise” feature. See the "Use of Proceeds" section in this prospectus for a discussion of the amount of proceeds we would realize from the exercise of such warrants and our intended use of such proceeds.

Common Stock Offered	7,023,543 shares
Common Stock Outstanding at August 21, 2006(1)	22,512,863 shares

Use of Proceeds
We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but would receive proceeds if certain common stock purchase warrants are exercised without using the “cashless exercise” feature.

OTC Bulletin Board Ticker Symbol	IMMG.OB

Selected Financial Information

The selected financial information presented below is derived from and should be read in conjunction with our consolidated financial statements, including notes thereto, appearing elsewhere in this prospectus. See “Financial Statements.”

Summary Operating Information
	Fiscal Year Ended December 31,		Six Months Ended June 30,
	2005	2004	2006	2005
Net revenues	$1,384,594	$1,785,200	$1,357,353	$595,755
Loss from operations	2,011,667	191,089	5,291,884	163,450
Net loss applicable to common stockholders	2,420,327	272,037	6,938,736	160,792
Basic and diluted net loss per share applicable to common stockholders	0.28	0.07	0.35	0.03
Weighted average number of common shares outstanding - basic and diluted	8,739,026	3,98,427	20,097,470	4,828,831

Summary Balance Sheet Information

	December 31, 2005	June 30, 2006

Working capital (deficit)	$(4,003,978)	(2,231,428)
Total assets	2,623,852	16,902,427
Total liabilities	5,424,839	9,419,919
Stockholders’ equity (deficit)	(2,800,987)	7,482,508

______________________
(1)
Excludes 2,903,229 shares of our common stock issuable upon the conversion of outstanding shares of our Series A Preferred Stock. This amount does not include (i) 4,995,443 shares issuable upon the exercise of outstanding warrants or (ii) 705,000 shares of our common stock issuable upon the exercise of outstanding options granted under our 2006 Equity Incentive Plan.

RISK FACTORS

You should carefully consider the risks described below before buying shares in this offering. The risks and uncertainties described below are not the only risks we face. These risks are the risks we consider to be significant to your decision whether to invest in our common stock at this time. We might be wrong. There may be risks that you in particular view differently than we do, and there are other risks and uncertainties that are not presently known to us or that we currently deem immaterial, but that may in fact impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could be seriously harmed, the trading price of our common stock could decline and you may lose all or part of your investment.

General Risks Relating to Operations and Business

Our operating history is limited, so it will be difficult for you to evaluate our business in making an investment decision.

Although we were incorporated in 1996, we have a limited operating history. We commenced operations in our digital signage solutions line of business in June 2005 (at which time we acquired Impart, Inc., a Washington corporation that commenced operations in June 1984), and in our advertising and direct response media line of business in February 2006 (at which time we acquired E&M Advertising, Inc. and two related entities). Prior to June 2005, we conducted limited operations in the field of digital signage. We are still in the early stages of our development, which makes the evaluation of our business operations and our prospects difficult. Before buying our common stock, you should consider the risks and difficulties frequently encountered by early stage companies. These risks and difficulties, as they apply to us in particular, include:

•	our need to increase the number of media properties using our digital signage networks;

•	our need to increase the number of advertisers who buy time slots on the video displays in the digital signage networks we manage;

•	potential fluctuations in operating results and uncertain growth rates;

•	limited market acceptance of digital signage by advertisers in general and of the digital signage products and services we offer;

•	concentration of our revenues in a limited number of market segments;

•	our dependence on our existing customer base for recurring revenue from our network management and other fees and our ability to sustain it;

•	our need to continue to develop the United States market for our products and services and expand to international markets;

•	our need to expand our direct sales force as we increase the number of digital signage networks we manage;

•	our need to continue to establish, secure and maintain key supplier relationships;

•	our need to manage rapidly expanding operations and network infrastructure;

•	our need to attract and train qualified personnel;

•	our ability to successfully integrate our recent acquisitions, and to retain key personnel, customers and vendor relationships; and

•	our ability to successfully implement our acquisition strategy and other aspects of our growth strategy.

We have incurred losses since inception and we may be unable to achieve profitability or generate positive cash flow.

We incurred net losses applicable to common stockholders of $1,620,765 in 2003, $272,037 in 2004, $2,420,327 in 2005 and $6,938,736 in the six months ended June 30, 2006 and we may be unable to achieve profitability in the future. In addition, we used cash flow in operating activities of $533,455 in 2003, $534,138 in 2004, $378,322 in 2005 and $1,985,537 in the six months ended June 30, 2006. If we continue to incur net losses or continue to require cash to support our operations in future periods, we may be unable to achieve one or more key elements of our business strategy, which include the following:

•
acquiring complementary businesses, both domestic and international, having existing agreements or relationships with airports, retail outlets and commercial buildings, among other media properties, in order to rapidly increase our base of media properties and national advertisers;

•	securing agreements with media properties in markets in which we do not currently operate;

•	deploying our experienced advertising sales force to increase advertising sales on the networks we manage;

•	increasing our national advertiser base by strengthening our brand name and increasing advertiser demand;

•	identifying and securing agreements with additional ‘high-quality’ media properties, such as commercial office buildings, retail malls, airports and large retailers;

•	continuing to develop and improve our technology and intellectual property assets;

•	hiring additional managerial, technical and administrative personnel to support our planned growth;

•	continuing to expand our products and service offerings to meet our customers’ demands;

•	deploying our iPoint Network into additional foreign and domestic airports and developing new markets beyond airports for our iPoint Network;

•	increasing sales of our IQ line of products, including IQ Box, IQ Interactive, IQ Streams and IQ Ads; and

•	implementing our truck-side advertising business strategy.

As of June 30, 2006, we had an accumulated deficit of $10,086,732. We may not achieve profitability if our revenues increase more slowly than we expect, or if operating expenses exceed our expectations or cannot be adjusted to compensate for lower than expected revenues. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of the factors discussed above could cause our stock price to decline.

Our proposed growth and expansion could have a material adverse effect on our business.

We expect to expand our operations through the increase of our sales and marketing efforts, the building of strategic relationships with third parties, the expansion of our research and development activities and the acquisition of complementary businesses or products. This anticipated growth could place a significant strain on our management and our operational and financial resources. Effective management of our anticipated growth will require expansion of our management and financial controls, hiring additional appropriate personnel as required, and development of additional expertise by existing management personnel. There can be no assurance that these or other measures we implement will effectively increase our capabilities to manage such anticipated growth or to do so in a timely and cost-effective manner. Management of growth is especially challenging for a company with a short operating history and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our results of operations.

Fluctuations in our quarterly operating results may cause our stock price to decline and a decline in the value of your investment.

Our quarterly operating results have varied significantly in the past and will likely fluctuate significantly in the future. Significant annual and quarterly fluctuations in our results of operations may be caused by, among other factors:

•	the volume of revenues we have generated;

•	the timing of our announcements for the distribution of new products or services, and any such announcements by our competitors;

•	the acceptance of the products we distribute and the services we offer in the marketplace;

•	the seasonality of consumer spending as it relates to the advertising and direct response media business; and

•	general economic conditions.

With respect to our advertising and direct response media business, the seasonality of consumer spending and corresponding advertising trends in the United States makes our quarterly operating results difficult to predict and significant fluctuations may occur in comparable periods. In addition, advertising spending generally tends to be lower during the first half of the calendar year contrasted with the second half of the calendar year due to advertising needs during the holiday season. There can be no assurance that the level of revenues and profits, if any, achieved by us in any particular fiscal period will not be significantly lower than in other, including comparable, fiscal periods. We believe quarter-to-quarter comparisons of our revenues and operating results are not necessarily meaningful and should not be relied on as indicators of future performance. Operating expenses are based on management’s expectations of future revenues and are relatively fixed in the short term. We plan to increase operating expenses to:

•	expand our product and service lines;

•	expand our sales and marketing operations;

•	increase our services and support capabilities; and

•	improve our operational and financial systems.

If our revenues in a given quarter do not increase along with these expenses, our operating margins in such quarter will decline and our net income would be smaller or our losses would be larger than expected. It is possible that in some future quarter our operating results may be below the expectations of public market analysts or investors, which could cause a reduction in the market price of our common stock.

We may not have sufficient cash to meet our redemption or dividend obligations under our Series A preferred stock, which would have a material adverse affect on our financial condition.

We may not have sufficient cash to meet our redemption obligations under our outstanding shares of Series A preferred stock. The holders of our Series A preferred stock may, following the occurrence of certain events, elect to redeem such shares upon the occurrence of such events at a price equal to the greater of (i) $1.55 per share (subject to certain adjustments) of Series A preferred stock plus an amount equal to all accrued but unpaid dividends thereon or (ii) the fair market value of the common stock into which the shares of Series A preferred stock is then convertible. Such redemption events include (i) a merger or consolidation of our company, (ii) the sale or transfer of more than 50% of our assets other than inventory in the ordinary course of business, (iii) the closing of a tender or exchange offer in which more than 50% of the outstanding shares of our common stock were tendered and accepted, (iv) a lapse in the effectiveness of the registration statement we are required to file and maintain covering the shares of common stock issuable upon conversion of such shares of Series A preferred stock, which lapse continues for 20 consecutive trading days during which time the shares of common stock underlying shares of Series A preferred stock, cannot be sold in the public markets, (v) a suspension of the listing of our common stock on all public markets for a period of five consecutive trading days, (vi) the deregistration of our common stock so that it is no longer publicly traded or (vii) our failure to comply with the terms of a conversion notice or any request for conversion of shares of Series A preferred stock.

Additionally, the terms of our Series A preferred stock also require us to pay a one-time special dividend, payable in additional shares of Series A preferred stock to the holders thereof, if our aggregate gross revenues for the four consecutive calendar quarters commencing on April 1, 2006 do not equal or exceed $50,000,000. The number of additional shares issuable to each holder shall be equal to the product of (i) the number of shares of Series A preferred stock held by such holder at such time multiplied by (ii) 38.39%.

There can be no assurance that we will have the sufficient cash or will be able to obtain financing on acceptable terms to us to allow us to comply with our redemption and dividend obligations.

We do not have sufficient cash to meet our working capital needs. If we do not receive additional financing prior to September 20, 2006, we may be unable to continue our operations and, in such event, our investors may lose their entire investment.

At August 21, 2006, our cash balance was approximately $181,687. We anticipate that our current cash on hand, together with cash from operations, are only sufficient to meet our working capital needs until approximately September 13, 2006. In addition, based on the amount of our accounts receivable as of August 21, 2006, we had no available borrowings under our $6 million secured, revolving credit facility (the “Facility”) with Laurus Master Fund, Ltd. (“Laurus”). If we do not receive additional financing prior to such date, we may be forced to curtail or cease our business operations. Additionally, if unforeseen events occur that negatively affect our liquidity, we may be forced to cease operations as of an earlier date. If we are forced to cease our operations, our investors may lose their investment in our company. However, if actual product sales from August 22, 2006 through September 30, 2006 equal or exceed our internal sales projections for such period, we should be able to borrow an additional $1.8 million to $2.0 million under the Facility. In such case, depending on the amount of such borrowings, we anticipate that we will be able to meet our working capital needs through September 30, 2006. We cannot make any assurances that actual product sales during such period will equal or exceed our internal sales projections.

Management is aggressively seeking to raise additional financing and is currently engaged in discussions with several institutional investors regarding possible financing. However, we have no current commitments for any such financing and there can be no assurance that management will be successful in its efforts to obtain additional financing or that the terms of such additional financing will be favorable to us.

Under the terms of the Facility, we may borrow an amount equal to 90% of our eligible accounts receivable. On January 27, 2006, we borrowed $2.0 million under the Facility. We used $782,000 of such borrowings to extinguish, in full, our bank indebtedness and the balance, less expenses of the Facility, were used for general corporate and working capital purposes. At August 21, 2006, the principal amount outstanding under the Facility was $1,187,435. As indicated above, we have no available borrowings under the Facility.

Our recent acquisitions could make it difficult for us to forecast accurately our operating results.

Our planned expense levels are and will continue to be based in part on our expectations concerning future revenue, which is difficult to forecast accurately as a result of our recent acquisitions of the assets of E&M Advertising, Inc., E&M Advertising West/Camelot Media, Inc. and Nextreflex, Inc. and the assets of Marlin Capital Partners II, LLC (d/b/a InTransit Media). Our operating results may be impacted significantly if we are unable to forecast accurately the revenues, gross margins and operating results of our lines of business, including those businesses we recently acquired. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue or gross margin. Further, business development and marketing expenses may increase significantly as we expand operations. In addition, we will incur costs to integrate and to develop and extract the synergies of the acquired businesses. If these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results and financial condition may be materially and adversely affected.

Acquisitions could divert management’s time and attention, dilute the voting power of existing stockholders, and have a material adverse effect on our business.

As part of our growth strategy, we expect to continue to acquire complementary businesses and assets. Acquisitions that we may make in the future could result in the diversion of time and personnel from our business. We also may issue shares of common stock or other securities in connection with acquisitions, which could result in the dilution of the voting power of existing stockholders and could dilute earnings per share. Any acquisitions would be accompanied by other risks commonly encountered in such transactions, including the following:

•	difficulties integrating the operations and personnel of acquired companies;

•	the additional financial resources required to fund the operations of acquired companies;

•	the potential disruption of our business;

•	our ability to maximize our financial and strategic position by the incorporation of acquired technology or businesses with our product and service offerings;

•	the difficulty of maintaining uniform standards, controls, procedures and policies;

•	the potential loss of key employees of acquired companies;

•	the impairment of employee and customer relationships as a result of changes in management;

•	significant expenditures to consummate acquisitions; and

•	internal control issues and related compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

As a part of our acquisition strategy, we expect to engage in discussions with various businesses respecting their potential acquisition. In connection with these discussions, we and each potential acquired business may exchange confidential operational and financial information, conduct due diligence inquiries, and consider the structure, terms and conditions of the potential acquisition. In certain cases, the prospective acquired business may agree not to discuss a potential acquisition with any other party for a specific period of time, may grant us certain rights in the event the acquisition is not completed, and may agree to take other actions designed to enhance the possibility of the acquisition. Potential acquisition discussions may take place over a long period of time, may involve difficult business integration and other issues, and may require solutions for numerous family relationships, management succession and related matters. As a result of these and other factors, potential acquisitions that from time to time appear likely to occur may not result in binding legal agreements and may not be consummated. Our acquisition agreements may contain purchase price adjustments, rights of set-off and other remedies in the event certain unforeseen liabilities or issues arise in connection with an acquisition. These remedies, however, may not be sufficient to compensate us in the event any unforeseen liabilities or other issues arise.

Option expensing will make it more difficult for us to be profitable.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R) Share-Based Payments, which requires the expensing of stock options. This new accounting pronouncement will create additional charges against our income for periods after adoption of this standard for existing unvested options and new options.

We may not be able to protect and enforce our intellectual property rights.

Our ability to compete effectively with other companies will depend, in part, on our ability to maintain the proprietary nature of our intellectual property. We rely on a combination of copyright, trademark and trade secret laws and confidentiality procedures to establish and protect our proprietary rights. Presently, we have no issued patents for our IQ platform or iPoint Networks products, although we have applied for patents covering the technology used in our iPoint Networks products. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of our products is difficult and, although we are unable to determine the extent to which piracy of our firmware (or software) occurs, firmware (or software) piracy can be expected to be a persistent problem.

The defense and prosecution of copyright, trademark and patent suits may be both costly and time consuming, even if the outcome is favorable to our company. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease selling certain of our products. We also will rely on unpatented proprietary technology and there can be no assurances that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. There can be no assurance that confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information.

The loss of the services of Joseph Martinez, our Chief Executive Officer and Chief Financial Officer Thomas C. Muniz, our President and Chief Operating Officer, or Todd Weaver, our Chief Technology Officer, could impair our ability to support current operations, develop new technology, secure new media properties and run our business effectively.

We are highly dependent on the services of Joseph Martinez, our Chief Executive Officer and Chief Financial Officer, Thomas C. Muniz, our President and Chief Operating Officer, and Todd Weaver, our Chief Technology Officer. The loss of the services of Messrs. Martinez, Muniz or Weaver could have an adverse affect on our future operations. We do not currently maintain a key man life insurance policy insuring the life of Messrs. Martinez, Muniz or Weaver. In June 2005, we entered into three-year employment agreements with Messrs. Martinez and Muniz. There can be no assurance that Messrs. Martinez or Muniz will agree to renew their agreements upon expiration of the three-year term. In addition, we have no employment agreement with Mr. Weaver, whose responsibilities include the ongoing product development of our IQ, IQ Interactive, IQ Streams and IQ Ads product line, which represent a significant part of our future growth strategy. We are in the process of negotiating an employment contract with Mr. Weaver; however, we cannot make any assurances that we will successfully reach an agreement with Mr. Weaver or that the terms will be favorable to us.

We do not carry product liability insurance and any significant product liability claims may impair our ability to fund current operations or prevent us from carrying out our strategic plans.

We do not currently maintain product liability insurance, although we currently maintain errors and omissions and general liability insurance. We attempt to limit our potential liability by including in our client contracts provisions that limit the maximum liability that may be incurred by us in connection with such contract to an amount equal to the amount paid by the customer under such contract. We believe that, as our business grows, our exposure to potential product liability claims and litigation may increase. There can be no assurance that our contractual limitations of liability will be enforceable or will be sufficient to protect our business and assets from all claims. In addition, should we ever seek to obtain product liability insurance, no assurance can be given that we will be able to obtain adequate coverage at commercially reasonable rates. Product liability losses could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history may make it difficult for us to forecast accurately our operating results.

Our planned expense levels are and will continue to be based in part on our expectations concerning future revenue, which is difficult to forecast accurately based on our stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Further, business development and marketing expenses may increase significantly as we expand operations. If these expenses precede or are not rapidly followed by a corresponding increase in revenue, our business, operating results and financial condition may be materially and adversely affected.

We are exposed to potential risks from recent legislation requiring companies to evaluate internal controls under Section 404 of the Sarbanes Oxley Act of 2002.

We are evaluating and documenting our internal controls systems so that when we are required to do so, our management will be able to report on, and our independent auditors to attest to, our internal controls, as required by this legislation. We will be performing the system and process evaluation and testing (and any necessary remediation) required in an effort to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes Oxley Act. As a result, we expect to incur additional expenses and diversion of management's time. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could adversely affect our financial results and could cause our stock price to decline.

Risks Relating to Our Digital Signage Network Business

If advertisers or the viewing public do not accept, or lose interest in, our digital signage media network, our revenues may be negatively affected and our business may not expand or be successful.

We offer solutions to advertisers as an alternative to traditional advertising media. Digital signage is an emerging segment of the larger out-of-home media market. This market for our products and services has only recently begun to develop and is rapidly evolving. In addition, our products and services are new and based on emerging technologies. As is typical in the case of new and rapidly evolving industries, demand and market acceptance for recently-introduced technology and products are subject to a high level of uncertainty. We compete for advertising spending with many forms of more-established advertising media. Our success and ability to generate revenues depends on the broad acceptance of our digital signage network by advertisers and their continuing interest in these mediums as components of their advertising strategies. Acceptance of our products and services will be highly dependent on the functionality and performance of our products and services and our success with the initial implementation of our products and services. There can be no assurance that we will be successful in obtaining market acceptance of our technology, products or services.

Our success also depends on the continued acceptance by the viewing public of our digital signage network. Advertisers may elect not to use our services if they believe consumers are not receptive to our networks or that our networks do not provide sufficient value as effective advertising mediums. Likewise, if consumers find some element of our networks to be disruptive or intrusive, the media property owners may decide not to place our video displays in their media properties and advertisers may view our digital signage networks as a less attractive advertising medium compared to other alternatives. In that event, advertisers may determine to reduce their spending on our digital signage networks. If a substantial number of advertisers lose interest in advertising on our digital signage network for these or other reasons, we will be unable to generate sufficient revenues and cash flow to operate our business, and our revenue, liquidity and results of operations could be negatively affected.

Rapid technological changes in the marketplace may adversely affect our digital signage business.

The digital signage industry is subject to rapid technological change and new product introductions and enhancements. Our ability to remain competitive in this market may depend in part upon our ability to develop new and enhanced products or services and to introduce these products or services at competitive prices on a timely and cost-effective basis. In addition, new product or service introductions or enhancements by our competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of our existing products and services. Our success in developing, introducing, selling and supporting new and enhanced products or services depends upon a variety of factors, including the timely and efficient completion of product design and development, and the timely and efficient implementation of production and conversion processes. Because new product development commitments may be made well in advance of sales, new product or service decisions must anticipate changes in the industries served. There can be no assurance that we will be successful in selecting, developing, manufacturing and marketing new products or services or in enhancing our existing products or services. Failure to do so successfully may adversely affect our business, financial condition and results of operations.

The market for digital signage products and services is highly competitive.

The market in which we sell our products and services is highly competitive. Our primary digital signage provider competitors are PRN Corporation, 3M Digital Signage, Captivate Networks and Convergent Technologies. We also experience competition from numerous smaller, niche-oriented and regionalized digital signage providers. Individual buildings, hotels, restaurants, commercial locations and other larger retailers may also decide to independently, or through third-party technology providers, install and operate their own in-store digital signage network. For example, Wal-Mart and Circuit City operate their own in-store digital signage networks, creating a barrier to our entry into such locations. We also compete for overall advertising spending with other alternative advertising media companies, such as Internet, street furniture, billboard, frame and public transport advertising companies, and with traditional advertising media, such as newspapers, television, magazines and radio. As we plan to expand our operations internationally, we may soon be competing with Focus Media, a leading provider of digital signage in China.

We expect our competitors to continue to improve the design and performance of their products. In addition, as the markets for our products and services grow, we expect new competitors to enter the market. There can be no assurance that our competitors will not develop enhancements to or future generations of competitive products or services that will offer superior price or performance features, or that new processes or technologies will not emerge that render our products or services less competitive or obsolete. Increased competitive pressure could lead to lower prices for our products or services, thereby adversely affecting our business and results of operations. Moreover, increased competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to an overall decrease in revenues, gross margins and profits.

In the future, we may also face competition from new entrants into the out-of-home television advertising sector. Our sector is characterized by relatively low fixed costs and, as is customary in the advertising industry, we do not have exclusive arrangements with our advertising clients. These two factors present potential entrants to our sector of the advertising industry with relatively low entry barriers.

Our failure to maintain existing relationships or obtain new relationships with media properties that allow us to place our network and stand-alone displays in their media properties would materially adversely affect our business and prospects.

Our ability to generate revenues from advertising sales depends largely upon our ability to install and manage networked and non-networked large plasma and LCD video displays placed in desirable building, commercial, store and public space locations in major urban areas in the U.S. This, in turn, requires that we develop and maintain business relationships with national retailers, airports, banks and other financial institutions, office properties, and other businesses and locations in which we install our video displays.

As a majority of our advertising service agreements have a term of five years and our media property agreements and revenue sharing agreements have terms ranging from three to five years, and maybe terminable at the discretion of either party upon between 30 to 90 days’ notice, we may not be able to maintain our relationships with them on satisfactory terms, or at all. If we fail to maintain our relationships with property managers, or if a significant number of our existing display or advertising agreements are terminated or not renewed, advertisers may find advertising on our networks unattractive and may not wish to purchase advertising time slots or advertising frame space on our networks, which would cause our revenues to decline and our business and prospects to deteriorate.

Under our new advertising revenue models, we plan to derive a majority of our revenues from the provision of advertising services, and advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising time slots and advertising frame space on our digital signage network, and the resulting advertising spending by our clients, is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our networks for a number of reasons, including:

•	a general decline in economic conditions;

•	a decline in economic conditions in the particular cities in which we conduct business;

•	a decision to shift advertising expenditures to other available advertising media; or

•	a decline in advertising spending in general.

Any such decrease in spending on advertising would materially and adversely affect our ability to generate revenue from our digital signage business, and our financial condition and results of operations.

Our growth plans depend on our ability to hire and retain scarce technical personnel.

Our future growth plans depend upon our ability to attract, retain and motivate qualified engineers with information storage solutions experience. If we fail to recruit and retain additional engineering personnel, we will experience greater difficulty realizing our growth strategy, which could negatively affect our business, financial condition and stock price. Current economic conditions have required us to consider potential staff reductions. If a downturn in our revenues or profits ultimately leads us to reduce our technology staff levels, we will incur delays in re-staffing and training upon an economic upswing.

Our long sales cycle may cause fluctuating operating results, which may adversely affect our stock price.

Our sales cycle is typically long and unpredictable, making it difficult to plan our business. Current economic conditions have increased this uncertainty. Our long sales cycle requires us to invest resources in potential projects that may not occur. Further, new product introductions, or the announcement of proposed new products, may delay our customers' decisions to invest in digital signage solutions we propose. Our long and unpredictable sales cycle may cause us to experience significant fluctuations in our future annual and quarterly operating results. It can also result in delayed revenues, difficulty in matching revenues with expenses and increased expenditures. Our business, operating results or financial condition and stock price may suffer as a result of any of these factors.

If sales of advertising time slots on our digital signage networks reach saturation in any given property or market, we may be unable to grow our revenue base or to satisfy all of our advertisers’ needs, which could impair our ability to generate higher levels of revenues over time.

Beginning in September 2005, we commenced several advertising-based revenue models that we plan to further develop as part of our growth strategy. In general, our digital signage networks currently operate 5 to 30-second advertisements that run continuously during a repeating 60-minute cycle of advertisements for the duration of such advertising campaign (usually one to three months). Where demand for time slots by advertisers is high, our digital signage networks may reach capacity, meaning we cannot sell additional advertising time slots without further increasing the length of the cycle and correspondingly reducing the number of times each advertisement runs per day. When our digital signage networks reach capacity in any particular property or market, we may be forced to lengthen our advertising cycle within such property or market to accommodate additional advertisers, or increase our advertising rates to increase our revenues in our existing media properties. However, advertisers may be unwilling to accept rate increases or the placement of their advertisement on a longer cycle that gives their advertisement less exposure each day. If we are unable to increase the duration of our advertising cycle in media properties or markets that reach capacity, or if we are unable to pass through rate increases to our advertising clients in such media properties or markets, we may be unable to grow our revenue base or to satisfy all of our advertisers’ needs, which could hamper our ability to generate higher levels of revenues over time.

If we are unable to attract advertisers to advertise on our digital signage networks, we will be unable to maintain or increase our advertising fees, which could negatively affect our ability to grow revenues.

The amount of fees we can charge advertisers for time slots on our digital signage networks depends on the quality of our digital signage networks and the demand by advertisers for advertising time on our digital signage networks. Advertisers choose to advertise on our networks based, in part, on the size of the networks (i.e., the number of video displays and media properties), the desirability of the media property in which we have placed our video displays as well as the quality of the services we offer. If we fail to maintain or increase the number of media properties and displays in our networks, or solidify our brand name and reputation as a quality provider of digital signage services, advertisers may be unwilling to purchase time on our networks or to pay the levels of advertising fees we require to remain profitable.

Our failure to attract advertisers to purchase time slots on our networks will reduce demand for time slots on our networks causing us to lower the fees we charge for advertising time on our network, which could negatively affect our revenues in the future.

If we do not continue to expand and maintain an effective sales and marketing team it will cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our advertising service revenue.

We market our advertising services directly to advertisers and to advertising agencies. As of August 21, 2006, we had 20 dedicated sales and marketing personnel. With our recent acquisition of E&M Advertising, Inc., our sales force for advertising time on the digital signage networks we manage consists of seven full-time employee sales personnel. We also retain third-party, commissioned-based sales personnel from time to time. We depend on our marketing staff to explain our service offerings to our existing and potential clients and to cover a large number of clients in a wide variety of industries. We will need to further increase the size of our sales and marketing staff if our business continues to grow. We may not be able to hire, retain, integrate or motivate our current or new marketing personnel, which would cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our advertising service revenue.

Risks Relating to our Advertising and Direct Response Media Business

Because of our dependence on a limited number of clients, our failure to retain any client could materially adversely affect the revenue we generate from our advertising and direct response media business.

During 2005, 75% of the total revenues of E&M Advertising, Inc. (which we acquired in February 2006) were derived from its eight largest advertising clients. It is expected that our advertising and direct response media business will remain dependent on a limited number of clients in the foreseeable future. The loss of any single client, if not replaced by a new client, could materially adversely affect the revenue we generate from our advertising and direct response media business. Furthermore, the absence of a significant client base may impair our ability to attract new clients. We cannot assure you that we will be able to operate our advertising and direct response media business profitably.

Our failure to develop and sustain long-term relationships with our clients would impair our ability to continue our advertising and direct response media business.

Almost all of our agreements for our advertising services are short-term or single project engagements. If our clients do not continue to use our services, and if we are unable to replace departing clients or generate new business in a timely or effective manner, our advertising and direct response media business could be significantly and adversely affected.

Because our advertising and direct response media clients tend to be smaller companies that are highly subject to fluctuations in the economy, our advertising and direct response media business may be particularly affected by adverse economic trends.

Generally, the amount of an advertiser’s operating budget that it allocates to advertising spending is particularly sensitive to changes in general economic conditions. Since downturns in the economy have generally had a more severe effect upon smaller companies, especially single-product companies, than larger companies, any changes or anticipated changes in the economy which cause these companies to reduce their advertising, marketing and promotion budget or which impair the ability of these companies to borrow money or raise capital or otherwise implement their business plans would impair our advertising and direct response media business.

Because our advertising and direct response media business is small relative to other companies in the industry, we may not be able to compete effectively in the advertising and direct response media business.

The advertising and direct response media services business is highly competitive. We compete with major national and international advertising and marketing companies and with major providers of creative or media services that are not themselves advertising agencies, in order to maintain existing client relationships and to obtain new clients. The client's perception of the quality of our creative product, our reputation and our ability to serve clients are, to a large extent, factors in determining our ability to generate and maintain advertising business. Our small size and our lack of significant revenue may affect the way potential clients view us, which, in turn, may impair our ability to attract new clients.

General Risks Relating to our Common Stock

We are restricted from paying dividends on our common stock and do not intend to do so in the foreseeable future, which could cause the market price of our common stock and the value of your investment to decline.

Provisions in our loan documents with Laurus restrict us from paying dividends to the holders of our common stock without the consent of the lender. In addition, the terms of our Series A preferred stock restrict us from paying dividends on our common stock without the consent of the holders of 75% of the shares of our outstanding Series A preferred stock. To date, we have not paid any cash dividends. Our board of directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Anti-takeover provisions and our right to issue preferred stock could make a third-party acquisition of us difficult.

We are a Nevada corporation. Anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of our company, even if such change in control would be beneficial to stockholders. Our articles of incorporation provide that our board of directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. All of the foregoing could adversely affect prevailing market prices for our common stock.

Our common stock price is likely to be highly volatile.

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. For example, during the past 12 months, our common stock has traded at prices ranging from $0.42 to $4.24 per share. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility. We cannot assure you that our common stock will trade at the same levels of other stocks in our industry or that our industry stocks in general will sustain their current market prices. Factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our quarterly operating results;
•	large purchases or sales of our common stock;
•	announcements of technological innovations;
•	changes in financial estimates by securities analysts;
•	investor perception of our business prospects;
•	conditions or trends in the digital information asset management industry;
•	changes in the market valuations of other such industry related companies;
•	the acceptance of market makers and institutional investors of our common stock; and
•	worldwide economic or financial conditions.

Shares of common stock eligible for sale in the public market may adversely affect the market price of our common stock.

Sales of substantial amounts of common stock by stockholders in the public market, or even the potential for such sales, may adversely affect the market price of our common stock and could impair our ability to raise capital by selling equity securities. As of August 21, 2006, approximately 7,197,757 of the 22,512,863 shares of common stock currently outstanding were freely transferable without restriction or further registration under the securities laws, unless held by "affiliates" of our company, as that term is defined under the securities laws. In addition, 7,023,543 shares of common stock will be registered for resale under this prospectus. We also have outstanding approximately 15,315,106 shares (excluding 2,903,229 shares of common stock issuable upon conversion of our outstanding shares of Series A preferred stock) of restricted stock, as that term is defined in Rule 144 under the securities laws, that are eligible for sale in the public market, subject to compliance with the holding period, volume limitations and other requirements of Rule 144. Moreover, the exercise of outstanding options and warrants and the conversion of outstanding convertible promissory notes will result in additional outstanding shares of common stock and will create additional potential for sales of additional shares of common stock in the public market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

Such forward-looking statements include statements regarding, among others, (a) our expectations about product development activities, (b) our growth strategies, (c) operating performance, (d) anticipated trends in our industry and competition, (e) our future financing plans, and (f) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are not guarantees of future performance, and generally are identifiable by use of the words "may," "will," "should," "expect," "anticipate," "approximate," "estimate," "believe," "intend," "strategy," "plan" or "project," or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

We will receive proceeds of up to $7,500 upon the exercise, if any, of the seven-year warrants granted by us to certain selling stockholders, which warrants are exercisable for an aggregate 750,000 shares of common stock. We intend to use any such proceeds for working capital and general corporate purposes.

We will receive proceeds of up to $450,000 upon the exercise, if any, of the five-year warrants granted by us to certain selling stockholders, which warrants are exercisable for an aggregate 290,323 shares of common stock. We intend to use any such proceeds for working capital and general corporate purposes.

We will receive proceeds of up to $6,532,265 upon the exercise, if any, of the three-year warrants granted by us to certain selling stockholders, which warrants are exercisable for an aggregate 2,903,229 shares of common stock. We intend to use any such proceeds for working capital and general corporate purposes.

The amount of proceeds to us described above assumes the selling stockholders will not elect to exercise their warrants through a “cashless exercise”. Under the terms of such warrants, payment of the exercise price may be made, at the option of the warrant holder, either in cash or by a “cashless exercise”. Upon a cashless exercise, in lieu of paying the exercise price in cash, the warrant holder would receive shares of our common stock with a value equal to the difference between the market price of our common stock at the time of exercise and the exercise price set forth in the warrant, multiplied by the number of shares so exercised. There would be no cash proceeds to us upon a “cashless exercise” of the warrant.

We cannot assure you that any of the selling stockholders will exercise the warrants described above, or that they will elect to pay the exercise price in cash in lieu of a “cashless exercise.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market for Common Stock

Our common stock is traded on the OTC Bulletin Board under the symbol “IMMG.” Prior to December 23, 2005, our common stock traded on the OTC Bulletin Board under the symbol “LMMQ.”

The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period in our last two fiscal years and for the third fiscal quarter of 2006 (through August 21), based upon reports of transactions on the OTC Bulletin Board.

	High Bid	Low Bid
2004
First Quarter	$15.60	$3.40
Second Quarter	4.00	1.00
Third Quarter	5.60	0.40
Fourth Quarter	1.20	0.80

2005
First Quarter	$1.85	$.80
Second Quarter	1.74	1.12
Third Quarter	1.76	0.90
Fourth Quarter	1.58	0.42

2006
First Quarter	$4.24	$1.42
Second Quarter	2.90	0.66
Third Quarter (through August 21)	1.75	0.80

The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. In addition, where applicable, such quotations have been adjusted to give effect to the one-for-20 reverse stock split effected on December 22, 2005. The high and low prices have been rounded up to the next highest cent.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, board market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On August 21, 2006, the closing bid price of our common stock as reported by the OTC Bulletin Board was $1.10 per share.

Holders

As of August 21, 2006, there were approximately 157 stockholders of record of our common stock.

Dividend Policy

We have not declared any cash dividends on any class of common equity during the years ended December 31, 2004 or 2005 and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future. Under the terms of our Series A Preferred Stock, we are required to pay (in cash or shares) a semi-annual dividend on our outstanding shares of Series A Preferred Stock at the rate of 7% per annum on the liquidation preference of our outstanding shares of the Series A Preferred Stock (currently $4.5 million).

The terms of our Series A Preferred Stock further provide that, for so long as any shares of Series A Preferred Stock are outstanding, we may not declare or pay dividends on our common stock (or any other junior stock) unless all accrued dividends on the Series A Preferred Stock shall have been paid. The terms of our Series A Preferred Stock also require us to pay a one-time special dividend payable in additional shares of Series A Preferred Stock to the holders thereof, if our aggregate gross revenues for the four (4) successive calendar quarters commencing on April 1, 2006 do not equal or exceed $50,000,000. The number of additional shares issuable to each holder shall be equal to the product of (i) the number of shares of Series A Preferred Stock held by such holder at such time multiplied by (ii) 38.39%.

Under the terms of our financing agreement with Laurus Master Fund, Ltd. (“Laurus”), we may not, without Laurus’ consent, declare or pay dividends on any class of our capital stock, other than pursuant to the terms of our Series A Preferred Stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations should be read in conjunction with our financial statements and notes appearing elsewhere in this prospectus. As a result of our acquisition of all of the outstanding capital stock of Impart, Inc., a Washington corporation (“Impart”), on June 30, 2005, upon which Impart was considered to be the acquirer for financial reporting purposes, our historical financial statements for any period prior to June 30, 2005 are those of Impart.

Critical Accounting Policies

We apply SFAS No. 123, "Accounting for Stock-Based Compensation" for stock based compensation to employees and directors. SFAS No 123 requires the recognition of compensation cost using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. For stock options and warrants issued to non-employees, we apply Statements of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using a fair value based method whereby cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. We use the Black-Scholes option pricing model to calculate the fair value of options and warrants issued to non-employees. Stock issued for compensation is valued using the market price of the stock on the date of issuance, which date, in the case of stock issued pursuant to our consulting agreements and certain other agreements, is the date we enter into such agreements, unless the agreement provides for a later issuance of the stock.

We did not grant any warrants or options to employees for compensation during the year ended December 31, 2004. As a result, we did not incur any stock based compensation during the year ended December 31, 2004.

Our stock-based compensation policy had a material effect upon our results of operations for the year ended December 31, 2005. In the year ended December 31, 2005, we incurred stock-based compensation expense of approximately $192,255, which contributed to the net losses we incurred during such period. In addition, in the six months ended June 30, 2006, we incurred significant stock-based compensation expense of $91,021, which was a contributing factor to the net losses we incurred during such period.

Going Concern

Our independent auditor has added an explanatory paragraph in its report relating to our financial statements for the year ended December 31, 2005, which states that we have experienced recurring losses from operations and have a substantial accumulated deficit. These conditions give rise to substantial doubt about our ability to continue as a going concern. Our ability to fully commence operations and generate revenues and our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations

Six months ended June 30, 2006 compared to six months ended June 30, 2005

	Six Months Ended June 30,
	2006	2005	Change	% Change

	(in thousands)

Revenue	$2,649	$1,907	$742	39%
Cost of revenue	(1,292)	(1,312)	20	(2)%
General and administrative expenses	(6,649)	(759)	(5,890)	(776)%
Interest expense	(715)	(21)	(694)	(3,304)%
Depreciation and amortization	(1,080)	(13)	(1,067)	8,200%
Net loss	(5,901)	(161)	(5,740)	(3,570)%

Revenue increased from the same period of 2005 primarily due to increased media services revenues of $1.0 million derived as a result of our acquisition of E&M Advertising, Inc. (“E&M”) in February 2006, and increased subscription revenues of $200,000 derived as a result our acquisition of Media SideStreet Corporation (“MSSCO”) in June 2005, offset by a decrease of $575,000 in revenues from sales of digital signage equipment.

The decrease of $575,000 in revenues from sales of digital signage equipment was primarily due to a shift in our long-term business strategy. Historically, one significant component of our business has been the sale and distribution of brackets and fixtures to support the deployment of plasma screens and LCD screens. During the third quarter of 2005, we began to reduce our emphasis on the distribution of these products and began shifting our primary focus to a more full-service digital media offering. For example, in the first quarter of 2006 we launched several advertising-based programs whereby we derive revenue from the sale of advertising time on the digital signage networks that we manage for our venue providers. Advertisers pay us a negotiated fee for advertising time slots and for content creation and network management services and we often pay a percentage of such fees to the relevant venue provider. As a result, our revenue models now include integration and equipment sales, subscription and management services, revenues from third-party advertising and marketing and content management with development services. We believe this integration will maximize our earnings potential because it delivers a one-stop digital signage solution to our customers whereby they can secure all necessary equipment and services from one source rather than from multiple vendors. We believe these offerings will position our company as a full-service digital media solution provider.

Cost of revenues was essentially the same as the comparable period last year despite the increased sales activity because of increased sales of products and services with improved margins. Cost of revenues primarily consists of the amounts we pay for hardware (e.g. video displays, media players and servers) that we integrate and install for our customers. Additional cost of revenues pertains to costs resulting from the increased revenues in media services.

General and administrative expenses for the six months ended June 30, 2006 increased by $5.8 million as compared with the six months ended June 30, 2005 primarily due to the significant increase in compensation expenses, professional and consulting fees and other general and administrative expenses. Wages and salary expense for the six months ended June 30, 2006 was $2.4 million, an increase of $1.9 million over the comparable period last year and was primarily due to the addition of executive, sales and administrative personnel resulting from acquisitions since the six months ended June 30, 2005, including our acquisitions of E&M, iPoint Networks, LLC and MSSCO.

Interest expense was $715,000 for the six months ended June 30, 2006, representing an increase of $694,000 over the same period in 2005 primarily due to interest expense incurred in connection with the Facility and due to interest expense resulting from the issuance of common stock warrants in lieu of the payment of accrued interest on loans payable.

Depreciation and amortization costs increased by $1.1 million compared to the six month period ended June 30, 2005.. This increase resulted primarily from acquisition activity.

Based on the above, we had a net loss of $5.9 million for the six months ended June 30, 2006 as compared to a net loss of $161,000 for the six months ended June 30, 2005.

Year ended December 31, 2005 compared to year ended December 31, 2004

Revenue. For the year ended December 31, 2005, we had revenue of $4,944,549 as compared to $5,693,755 for the year ended December 31, 2004, a decrease of $749,206, or 13.2%. The decrease in our revenues for the year ended December 31, 2005 as compared to the comparable period in 2004 was primarily due to a shift in our long-term business strategy and, to a lesser extent, our inability to service and invoice a significant customer with locations in Louisiana, Texas and other southern states during the third and fourth quarters of 2005 due to the effects of hurricanes Katrina and Rita in the third quarter of 2005. As discussed above, historically, one significant component of our business has been the sale and distribution of brackets and fixtures to support the deployment of plasma screens and LCD screens. During the third quarter of 2005, we began to reduce our emphasis on the distribution of these products and began shifting our primary focus to a more full-service digital media offering. For example, we recently launched several advertising-based revenue models whereby we derive revenue from the sale of advertising time on the digital signage networks that we manage for our media properties. Advertisers pay us a negotiated fee for advertising time slots and for content creation and network management services and we often pay a percentage of such fees to the relevant media property owner. As a result, our revenue models now include, in addition to integration and equipment sales, subscription and management services, revenues from third-party advertising and marketing and content management with development services. As we had not fully implemented our new advertising-based revenue models in 2005, the limited revenues we received applying such models did not offset the loss of revenues from our strategic reduction in sales of brackets and fixtures.

Cost of Revenue. For the year ended December 31, 2005, we had cost of revenue of $3,559,955 as compared to $3,908,555 for the year ended December 31, 2004, a decrease of $348,600, or 8.9%. The decrease was primarily the result of the decrease in the revenues outlined above. With such a decrease in revenue, the cost of revenue similarly decreased.

General and Administrative Expenses. For the year ended December 31, 2005, we incurred general and administrative expenses of $3,396,261 as compared to $1,976,289 for the year ended December 31, 2004, an increase of $1,419,972, or 71.9%. This increase was primarily attributable to an increase of $458,959, or 288.3%, in the amount of professional and consulting fees we paid, to $618,167 for the year ended December 31, 2005 from $159,208 for the year ended December 31, 2004. Such increased professional and consulting fees resulted primarily from legal and accounting expenses we incurred in connection with our acquisition of Impart and related and on-going filings with the Commission under the Securities and Exchange Act of 1934. Primarily due to amounts paid to our investor relations firm and the overhead expenses associated with an executive officer’s satellite office in 2005, our other general and administrative expenses increased to $1,006,362 for the year ended December 31, 2005 from $506,076 for the year ended December 31, 2004, an increase of $500,286, or 98.9%. Primarily as a result of increased compensation payable pursuant to the executive employment agreements entered into in connection with the acquisition of Impart, wages and salaries expenses increased to $1,241,675 for the year ended December 31, 2005 from $975,608 for the year ended December 31, 2004, an increase of $266,067, or 27.3%.

Net Income (Loss) Applicable to Common Stockholders. Primarily as a result of the reduced revenues and the significant increase in general and administrative expenses set forth above, we incurred a net loss of $2,420,327 for the year ended December 31, 2005 as compared to a net loss of $272,037 for the year ended December 31, 2004.

Liquidity and Capital Resources

At August 21, 2006, total cash was approximately $181,687. Since 2002, our principal sources of liquidity have been revenue from operations, the issuance of debt and equity securities and borrowings from related parties. In the three months ended March 31, 2006, we consummated two financing transactions, a $6 million secured, revolving credit facility with Laurus (the “Laurus Facility”) and a private placement of shares of our Series A preferred convertible stock for gross proceeds of $4.5 million (the “Series A Financing”).

We anticipate that our current cash on hand, together with cash from operations, are only sufficient to meet our working capital needs until approximately September 13, 2006. In addition, based on the amount of our accounts receivable as of August 21, 2006, we had no available borrowings under our $6 million secured, revolving credit facility (the “Facility”) with Laurus Master Fund, Ltd. (“Laurus”). If we do not receive additional financing prior to such date, we may be forced to curtail or cease our business operations. Additionally, if unforeseen events occur that negatively affect our liquidity, we may be forced to cease operations as of an earlier date. If we are forced to cease our operations, our investors may lose their investment in our company. However, if actual product sales from August 22, 2006 through September 30, 2006 equal or exceed our internal sales projections for such period, we should be able to borrow an additional $1.8 million to $2.0 million under the Facility. In such case, depending on the amount of such borrowings, we anticipate that we will be able to meet our working capital needs through September 30, 2006. We cannot make any assurances that actual product sales during such period will equal or exceed our internal sales projections.

Management is aggressively seeking to raise additional financing and is currently engaged in discussions with several institutional investors regarding possible financing. However, we have no current commitments for any such financing and there can be no assurance that management will be successful in its efforts to obtain additional financing or that the terms of such additional financing will be favorable to us. If we are unsuccessful in our efforts to raise additional capital when needed, we may not be able to implement certain aspects of our growth strategy. Even if we successfully obtain such financing, we will still require additional capital to execute our growth strategy of expanding our digital signage network, developing our direct response media business, facilitating additional investments in research and development and consummating strategic acquisitions of such digital signage companies that we believe are financially accretive with our company, of which there can be no assurance.

To realize our growth strategy and business plans, we will likely seek additional borrowings under our line of credit with Laurus or through sales of additional shares of our capital stock to institutional investors, or a combination of both. Both Laurus and the investors in the Series A Financing have rights of first refusal with respect to certain new sales of our securities. In the event our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

We anticipate that we will generate significant losses from operations for the foreseeable future. As of June 30, 2006, our accumulated deficit was $10.1 million. Our net loss was $3.1 million for the quarter ended June 30, 2006 and $5.9 million and $0.2 million for the six months ended June 30, 2006 and 2005, respectively. Our stockholders’ equity increased from a $2.8 million deficit as of December 31, 2005 to positive equity of $7.5 million as of June 30, 2006. We have limited capital resources, and operations to date have been funded with the proceeds from product sales, accounts receivable based financings, public and private equity and debt financings and income earned on investments. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended December 31, 2005 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Cash Sources and Uses

Cash inflows during 2006 include $3.9 million of net proceeds from a private placement of shares of our Series A preferred convertible stock, draw downs under the Laurus Facility, and proceeds from product sales. We used approximately $782,000 of the proceeds from the Laurus drawdown to satisfy in full our then-existing bank debt. Our remaining cash balances have been used for general corporate and working capital purposes. During the six months ended June 30, 2006 and the year ended December 31, 2005, we used cash in operating activities of $1.985 million and $0.4 million, respectively, primarily as a result of the net losses we incurred during these periods.

The following table summarizes cash flow activity for the six months ended June 30, 2006 and 2005:

	Six months ended June 30,
	2006	2005
	(in thousands)
Cash Sources
Proceeds from issuance of equity securities	$4,600	$-
Proceeds from notes payable - related parties	150	70
Proceeds from notes payable	-	36
Other cash sources	-	109
Total cash sources	$4,750	$215

Cash Uses
Cash used in operating activities	$1,986	$35
Cash used in acquisitions	1,100	-
Repayment of debt obligations	608	-
Deferred financing costs	428	-
Capital expenditures	222	190
Other cash uses	67	26
Total cash uses	$4,411	$251

(Decrease) increase in cash	$339	$(36)

At June 30, 2006, we had liquid assets of $7.1 million consisting of cash in the amount of $406,000, accounts receivable derived from operations in the amount of $4.6 million, prepaid expenses and other current assets of $1.6 million and inventory in the amount of $477,000. Long-term assets of $9.8 million consisted primarily of intangible assets of $6.1 million deferred financing costs of $2.2 million and fixed assets, including computer servers, media players and video display equipment used in operations, of $1.4 million.

Current liabilities of $9.3 million at June 30, 2006 consisted primarily of $7.2 million of accounts payable, $657,000 due under the Laurus Facility and $462,000 of stock issuances payable.

Our working capital deficit was $2,231,427 as of June 30, 2006.

Financing Activities

Financing activities, consisting primarily of proceeds from the Laurus Facility and the Series A Financing, provided net cash of $4.6 million during the six months ended June 30, 2006. Financing activities, consisting primarily of proceeds from the sale and issuance of convertible notes and shares of our common stock, provided net cash of $0.6 million during the year ended December 31, 2005.

On January 27, 2006, we entered into a Security Agreement with Laurus, pursuant to which Laurus agreed to provide us with a revolving credit facility of up to $6 million. The term of the Laurus Facility is three years and borrowings under the Laurus Facility accrue interest on the unpaid principal and interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3%). Interest on borrowings under the Laurus Facility is payable monthly on the first day of each month during, commencing on February 1, 2006. All outstanding principal amounts must be paid on January 27, 2009. The maximum principal amount of all borrowings under the Laurus Facility cannot exceed ninety percent of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate. Outstanding amounts payable under the Laurus facility are secured by secured by a blanket lien on substantially all of our assets and our subsidiaries pursuant to the terms of a Security Agreement. In addition, we pledged the ownership interests in our subsidiaries pursuant to a stock pledge agreement executed in favor of Laurus securing our obligations under the Laurus Facility.

The Security Agreement and related documents provide that an event of default shall be deemed to have occurred if we default on the payment of any obligation or indebtedness when due, we suffer a bankruptcy or similar insolvency event or proceeding, we materially breach a representation or warranty or fail to observe any covenant or agreement, we suffer and do not discharge in a timely manner a final judgment for the payment of a sum in excess of a certain materiality threshold, our common stock has been delisted or trading has been suspended, we sell a substantial portion of our assets, we merge with another entity or we fail to timely deliver shares of our Common Stock to Laurus when due upon exercise of the warrants issued to Laurus in connection with the financing transaction. If an event of default occurs, Laurus has the right to accelerate payments under the Laurus Facility and, in addition to any other remedies available to it, to foreclose upon the assets securing any outstanding amounts due to Laurus. If an event of default occurs, one hundred twenty-five percent (125%) of the unpaid principal balance, plus accrued interest and fees, will become immediately due and payable. Laurus shall also be entitled to payment of a default interest rate of two percent (2%) per month on all amounts due and such other remedies specified in the relevant transaction documents and under the Uniform Commercial Code.

During March 2006, pursuant to the Series A Financing, we sold 2.9 million shares of Series A convertible preferred stock (the “Series A Shares”) at $1.55 per share for total gross proceeds of $4.5 million. In addition, the purchasers of the Series A Shares received warrants to purchase an aggregate of 2.9 million shares of common stock with an exercise price of $2.25 per share and a 3 year term. We paid $562,000 in issuance costs, for net proceeds of $3.9 million.

Each Series A Share is convertible by the holder, at any time, into one share of common stock, subject to adjustment for certain dilutive events. The Series A Shares will automatically convert into shares of common stock at a conversion price of $1.55 (subject to certain adjustments) on the third anniversary of the issuance date or upon the date of a consummation of a bona fide firm underwritten public offering of the our securities of at least $20 million in which the price per share is at least $4.00 (subject to certain restrictions).

The Series A Shares provide that dividends will accrue at an annual rate of seven percent (7%) of the gross issuance price of the stock ($4.5 million), payable semi-annually on January 1 and July 1 of each year. Dividends on the preferred stock will be paid in either cash or shares of common stock at our discretion, provided that we have an effective registration statement providing for the resale of the shares of common stock. If a registration is not then effective, we must pay the dividends in cash. Accrued dividends payable through June 30, 2006 are approximately $23,000.

On July 31, 2006, we filed a registration statement on Form SB-2 covering the shares of common stock underlying the Series A Shares and the warrants issued to the purchasers of the Series A Shares. The registration statement has not been declared effective as of August 21, 2006.

In the event of our liquidation, dissolution or winding up, the holders of Series A Shares are generally entitled to receive a liquidation preference over the holders of common stock equal to $1.55 per share of Series A Shares held and any declared but unpaid dividends.

Investing Activities.

During the six months ended June 30, 2006, we used cash of $1.3 million in investing activities, primarily in connection with capital expenditures and acquisition costs. During the year ended December 31, 2005, we used net cash of $0.2 million in investing activities, primarily for capital expenditures.

BUSINESS

Overview

We provide interactive digital signage and media solutions to a variety of out-of-home advertising and information media properties. We provide these solutions by designing, integrating, selling, installing and managing customized digital signage networks for our clients. We also sell time slots on these networks for the display of advertising and other media content (such as promotional messages, news, scheduling information and customer service messages and informational segments) for delivery to the networked digital elements (such as flat-panel plasma or LCD video displays) that we manage and to non-networked, stand-alone displays, cell phones and personal digital assistant (PDAs). Users of our products and services primarily consist of media properties (such as banks, airports and retail malls and stores) that want to enjoy the benefits of having a digital signage network installed within their media properties and advertisers and other content providers that want to control their messages to their consumers and deliver targeted messages to a desired demographic. We believe our digital signage network solutions enable our customers to cost-effectively deliver visually-stimulating advertising and other media content to their target audiences.

As of August 21, 2006, we have sold and installed digital signage systems at more than 433 media properties having more than 1,765 networked video displays, and we have current commitments for installations at more than 583 additional media properties having approximately 1,350 networked displays. As of August 21, 2006, we also have placed nine of our proprietary iPoint Networks, which we primarily market to airports, brand owners and retail malls and other high-traffic public spaces. We have current commitments for the installation of 100 additional iPoint Networks. As of August 21, 2006, we managed and/or have installed approximately 2,842 networked and non-networked displays in total.

Recent Developments

In February 2006, we purchased all of the assets of E&M Advertising, Inc., a New York City-based advertising and direct response (DR) company, and certain of its affiliates. As a result of these acquisitions, we created our advertising division, which offers a wide range of services relating to direct-to-consumer marketing, including:

•	the placement of advertising in television, internet and print media outlets;

•	the production of advertising content, including television and radio commercials and web design services; and

•	advertising and marketing consulting services relating to our customers’ marketing campaigns.

Through our advertising division, we also offer direct response media services to our digital signage customers whereby we can offer direct response media capability in connection with our media content, such as commercials and infomercials, to the video displays in the networks we manage. We provide our direct response media services under the name E&M Advertising for creative and media planning and buying services, NextReflex for on-line media and design services, and Camelot for long-form infomercial media services.

Sources of Revenue

Digital Signage Solutions. Historically, we have derived our revenues primarily from a combination of (i) the sale of hardware components, firmware and software products used in our customized digital signage networks, (ii) the provision of subscription management services (via status monitoring, content management, server hosting and creative production) for the digital signage networks we sell to our customers and (iii) the delivery of consulting, maintenance and other digital signage services. Beginning in September 2005, we implemented several advertising-based revenue models that we plan to develop further as part of our growth strategy. Under these new models, we sell advertising time (usually in 10, 15 and 30 second intervals) on the digital signage networks that we install within media properties and we charge advertisers a negotiated fee for creating (or ‘digitizing’) and displaying their advertising content on the networks. In some cases, we share the advertising revenue we receive with the media property owner or the brand that sponsors the installation of the network. As of August 21, 2006, approximately 58 advertisers had purchased advertising time on the networks we manage. We expect this number to increase significantly in the upcoming quarters of 2006 as we further develop this strategy.

Media Services. We generate revenues from the fees and commissions we receive from the placement of advertising, the production of advertising content and the delivery of advertising and marketing consulting services. Our primary sources of revenue are the commissions we receive from media buying services and the fees we charge for the planning and execution of advertising programs in various media.

In most instances, we act as the principal buyer of the media and, as such, we pay the media charges with respect to contracts for advertising time or space that we place on behalf of our clients. To reduce our risk from a client’s non-payment, we generally pay media charges only after we have received funds from our clients. In some instances, we agree with the media provider that we will only be liable for payment to the media after the client has paid us for the media charges. When we act as the client’s agent rather than the primary obligor, we are not responsible to the media if our client fails to pay the media. Our clients pay us the gross rate billed by media and we pay the media at a lower net rate. The difference is the commission that we earned, which usually ranges from 7% to 15%.

The revenues we derive from the creation, planning and placement of advertising are primarily based on a negotiated fee and, to a lesser extent, on a commission. Fees are usually calculated to reflect hourly rates plus proportional overhead and a mark-up. Commissions are earned based on services provided, and are usually based as a percentage or fee over the total cost and expense to complete the assignment.

The amount of the fees and commissions varies depending on the level of client spending or the time we incur performing the specific services required by a client, plus the reimbursement of other costs. Furthermore, our revenue is dependent upon the advertising, marketing and corporate communications requirements of our clients, which tend to be higher in the second half of the calendar year as a result of the holiday season. As is customary in the industry, contracts for our services generally provide for termination by either party on relatively short notice, usually 30 to 90 days.

Competitive Strengths

We believe our competitive strengths include the following:

We offer an attractive alternative to traditional media. We believe our digital signage networks provide an attractive alternative to traditional media, such as print and television, and other out-of-home media, such as static billboards and other static outdoor displays. Some of the many benefits of digital signage include its visually-stimulating content, its targeted message delivery, its ability to increase traffic and brand awareness, its ease of changing or updating content and its lower cost to advertisers.

We believe we can offer our customers an average cost-per-thousand (“CPM”) (a common industry measure of advertising effectiveness) of between $1.50 and $5.00, depending on the customized digital signage system selected, as compared to approximately $20.54 for a 30 minute television spot, approximately $23.32 for a half-page newspaper ad and approximately $1.78 for a 30-sheet poster billboard. Furthermore, unlike traditional advertising media, our digital signage networks carry the advertiser’s message into the store or other property, where an estimated 75% of all purchasing decisions are made.

Our customers are large media properties and national advertisers, which leads to opportunities for greater profitability. We market our digital signage networks to large media properties (such as airports and commercial properties) and national advertisers that have significant advertising budgets and use several types of media to deliver their messages. Not only are our customers often more willing to experiment with new and sophisticated media, such as digital signage, but they often seek networks having a larger number of video displays and run their messages for longer periods on more displays than smaller media properties and local or regional advertisers. These factors lead to greater hardware and software sales and opportunity for greater advertising revenue. Finally, we typically generate higher revenues from content creation for our national advertisers because their messages are more sophisticated and technologically complex than the messages of local or regional advertisers. Our national advertising customers include Dole Foods, CapitalONE and Washington Mutual Bank. Our larger media properties include the Detroit Metropolitan Airport, Equity Office Properties, Citizens Bank, PATHVision and Washington Mutual Bank.

We offer a multiple business models to suit our digital signage customers’ needs. While our competitors tend to market only a single business model to their customers, our customers may choose from one of three business models. The appropriate digital signage solution for a particular customer depends on the customer’s needs and desired level of involvement with the operation and management of the digital signage network. Historically, we have derived our revenues under our “utility” model under which we sell to a customer and install a fully-integrated signage system and the customer furnishes us with the content that we create (or “digitize”) for display on the network. Under this model, we provide system design, integration, staging, quality assurance testing, hardware, installation, service and ongoing support and maintenance, as well as the necessary firmware, software, content creation, distribution and network management.

We offer our “network owner” model to media property owners that do not wish to purchase our digital signage system but want the benefits of having our system in their property (e.g. increased sales, revenue sharing opportunities, cutting edge image, etc.). Under this model, we provide, at our cost, all of the hardware, installation and service for the network and we sell the advertising on the video displays in the network under a revenue sharing agreement with the media property.

We offer our “hybrid” model to media properties and corporations that wish to exercise a significant degree of control over their brand messaging to consumers. Under this model, the corporate brand purchases from us a turnkey digital signage system and displays its own content on the system, which we manage. In addition, we secure and provide non-competitive advertising content that complements the brands’ products to fill unused advertising time on the video displays in the network. We often share a portion of the advertising revenue with the brand.

Our three models are described in greater detail in the section titled “Business Models”.

We have state-of-the-art Network Operations Centers (NOCs) in Seattle and San Antonio, scalable proprietary firmware (IQ), enabling hardware, and a unique support Internet Protocol infrastructure architecture. Our state-of-the-art digital media network ensures the timely and reliable delivery of advertising and other media content to the video displays in the networks we manage for our customers or where they assume management control. We (or the media property owner upon its request) can manage content either locally at the media property or remotely from our headquarters in Seattle, Washington, our NOC in San Antonio, Texas or from any other location we (or the media property owner) select. Our proprietary IQ firmware is based on architecture that is extendable and utilizes an enabling platforms that can be configured for multiple frames on a screen to incorporate stock and news “tickers”, message “faders” and “TV” feeds in a “picture-in-picture” type appearance, or to integrate more advanced interactive applications. Our family of IQ Box media players and servers can be configured to provide content to one or multiple video displays.

We have a dedicated inside sales force with a proven ability to create, sell and place advertising and other media. As a result of our recent acquisition of E&M Advertising, Inc. and its affiliated entities, we have an experienced inside sales force with over 25 years of experience in advertising sales and placement. We believe most of our competitors retain commission-based outside sales personnel to sell advertising time on their networks. Historically, we have used a combination of inside and outside sales personnel; however, with the addition of E&M’s sales personnel, we plan to rely more heavily on our inside sales personnel. We believe E&M’s experience and reputation in the industry will give us a greater ability to sell advertising time on our customers’ networks, including, possibly, to E&M’s current and past national advertising clients.

We believe our iPoint Network system is the industry standard-bearer for stand-alone interactive digital information points. Our iPoint (Information Point) Network is a first-of-its-kind narrowcasting system that includes passive and interactive content in a single, stand-alone, wireless unit. To date, we have marketed our iPoint solution to airports in which a vast array of important and relevant information is exposed to the traveling consumer. Our iPoint Network combines the display of dynamic information in any increment of time that the advertiser desires, with the ability to have users find more information with the simple touch of the screen. It also is designed to enable the airport itself to publish, monitor and manage its own content, and provides the only visual emergency alert system on the market today that can simultaneously broadcast an alert message to every iPoint in our airport network. As of August 21, 2006, we also have placed nine of our proprietary iPoint Networks, which we primarily market to airports, brand owners and retail malls and other high-traffic public spaces. We have current commitments for the installation of 100 additional iPoint Networks.

As part of our growth strategy, we plan to market our iPoint Networks to brands, retailers and public space media properties, in addition to other airports, both foreign and domestic.

Our management team is among the most experienced management teams engaged in the digital signage industry. The five members of our top management team have an aggregate of over 100 years of experience in the field of digital signage, as well as in telecommunications, information technology systems, computer and display manufacturing and data storage. Members of our management team were pioneers and leaders in the development of the digital signage industry. Collectively, they have helped to execute over 5,000 audio/video systems integration projects for retail, financial and corporate clients, both networked and non-networked. These projects included shelf-talkers (displays attached to retail shelves), interactive kiosks, large video-wall projects and multi-channel merchandising systems, among others. In 1984, Laird Laabs, our current Chief Marketing Officer, former President and one of our directors, and Steven Corey, our Chief Strategy Officer, co-founded Impart, Inc., the privately-held digital signage company we acquired in June 2005. Tom O’Rourke, the inventor of our iPoint Network, founded iPoint Networks, LLC in 2002 and served as its President until Impart, Inc. acquired the business in 2005. In 1994, Messrs. Laabs and Corey, along with Thomas C. Muniz, our President and Chief Operating Officer, co-founded Media SideStreet Corporation, which developed methods for remotely managing and delivering information to digital displays.

The managers of our advertising division have been engaged in the direct response media industry for over 25 years. As discussed above, in February 2006, we acquired the assets of E&M Advertising, Inc., a private direct response media company that was formed in 1981. In connection with the acquisition, Michael Medico, its founder, joined our company as President of Impart Media Advertising, our advertising unit. Mr. Medico manages a staff of more than 30 experienced marketing professionals.

We provide our customers with enterprise solutions rather than just a product or service. We believe our complete solutions approach, which incorporates our proprietary firmware and services solutions, generates competitive advantages from a sales, delivery and financial perspective. A complete solution for our customers typically includes the following components:

•	Hardware and firmware products and services;
•	Outsourcing solutions - automated/remote status monitoring, content management, server hosting, and site maintenance services;
•	Professional services - engineering/operations/technology/helpdesk assistance;
•	IP networking and connectivity; and
•	Creative content.

Rather than offering one or two “packaged” products for digital signage or interactive systems, we develop a “custom,” unique solution for each application. We work with our clients to determine the outcomes they envision as the ideal end-result and we design solutions matched to the client’s objectives.

Likewise, our advertising division offers a complete solution approach (our “360 degree” solutions) to our direct response marketing services. We work with clients on strategic planning, the creation and production of media content, the negotiation and purchase of media planning, the development of optimization and analysis processes, trafficking and consultation on the telemarketing, order/lead processing and fulfillment components.

Growth Strategy

Our objective is to establish our company as the leading provider of complete digital signage and interactive media solutions in the United States and to develop a strong international presence. The key elements of our growth strategy include the following:

•
Acquiring complementary businesses, both domestic and international, having existing agreements or relationships with airports, retail outlets and commercial buildings, among other environments, in order to rapidly increase our base of media properties and national advertisers;

•	Securing agreements with media properties in U.S. cities in which we do not currently operate;

•	Deploying our experienced advertising sales force to increase advertising sales on the networks we manage;

•	Increasing our national advertiser base by strengthening our brand name and increasing advertiser demand;

•	Identifying and securing agreements with additional ‘high-quality’ media properties, such as commercial office buildings, retail malls, airports and large retailers;

•	Continuing to develop and improve our technology and intellectual property assets;

•	Hiring additional managerial, technical and administrative personnel to support our planned growth;

•	Continuing to expand our products and service offerings to meet our customers’ demands;

•	Deploying our iPoint Network into additional foreign and domestic airports, and developing new markets beyond airports for our iPoint Network; and

•	Implementing our truck-side advertising business plan.

Industry

According to industry studies published by Universal McCann, the U.S. major media advertising market in 2004 was a $266 billion industry. This market includes advertising in newspapers, magazines and direct mail, on network and cable television, on the Internet and the radio and on outdoor, or out-of-home, displays. While we are engaged in the out-of-home advertising segment of the industry, we have focused our business on the emerging digital advertising market (sometimes called the narrow-casting market) of that segment.

Out-of-home advertising includes displays on urban buildings, trains, taxis, buses, benches and bus shelters, and displays inside movie theaters, airports, malls, supermarkets and retail stores. According to Outdoor Advertising Association of America (“OAAA”), in 2004, there were an estimated 560,000 out-of-home advertising displays in the United States, operated by more than 500 companies, and revenues generated by the out-of-home advertising industry were more than $18 billion in 2004 and approximately $21 billion in 2005.

Digital signage is an emerging segment of the out-of-home media industry. It is differentiated from traditional advertising media in that it that carries the advertiser’s message into stores or other media properties where, according to Point of Purchase Advertising International, 75% of purchasing decisions are made. It also can deliver relevant, non-sales content to employees in media properties or passersby in public spaces. According to InfoTrends/Cap Ventures, depending on the type of network and application, digital signage’s value proposition is rooted in the content. A proper digital signage solution should allow (and the customer demands) this content to be:

•	Visually stimulating: eye-catching displays with content that holds viewers’ attention;
•	Targeted: relevant to the customer, the site, geography, time and other factors
•	Dynamic: content that can be quickly changed;

•	Interactive: customers can direct the content based on their interests; and
•	Integrated: content that can be linked to other information and systems.

We believe the benefits of digital signage to our customers are:

•	It drives more traffic into our customers’ stores (in the case of retail stores, etc.);
•	It can drive traffic to specific locations within our customers’ media properties;
•	It can be used to more effectively “up-sell” to higher margin products and services;
•	It can be used to more effectively “cross-sell” to complementary products and services;
•	It can improve brand awareness and reduce brand “deterioration”; and
•	It has a lower CPM than other media.

As more retailers and product manufacturers discover the advantages of digital advertising, we believe companies will begin to shift a portion of their advertising budgets away from traditional advertising outlets (including other out-of-home displays) and toward digital advertising.

According to industry studies published by InfoTrends/CAP Ventures, annual revenues from the digital signage industry were $452 million in 2004. This included revenues from the sale of display screens and other hardware, systems integration and installation, sales or licenses of firmware, software, network operation fees and the sale of advertising time. InfoTrends/CAP Ventures expects this market to grow at a compound annual growth rate (CAGR) of 20%, and to total $1.3 billion by 2009.

Projected United States Narrowcasting Revenues, 2004 - 2009 ($Millions)

Source: InfoTrends/Cap Ventures 2005

According to InfoTrends/Cap Ventures, the largest single revenue component of the digital signage industry is, and will continue to be, external advertising revenues. An additional $161 million in advertising revenues were generated in 2004, and this amount was expected to increase at a CAGR of 40% and to reach $857 million in 2009.

Projected Additional North American Ad Revenues, 2002 - 2009 ($M)

Source: InfoTrends/Cap Ventures 2005

We believe advertising is finally making a shift to a digital medium. Brand owners and advertisers are attempting to compress the time frame from the moment an advertisement is viewed by a consumer to the time that it is acted upon. In essence, it is the goal of the advertiser that a consumer will receive, absorb and then immediately act on a message. The time element involved is critical because most studies have shown the significant brand degradation that occurs from the moment a consumer first sees an advertisement to the time they purchase the product or service. This is especially true, we believe, as traditional media advertising is being supplanted by the distraction that is occurring with the advent of cable channel availability in the hundreds, personal computers and the internet, DVD’s and the increasingly challenging TiVo like DVR’s (Digital Video Recorders) that allow the consumer to by-pass the television advertisement on which advertisers spend a large portion of their advertising budget.

Market Segmentation

InfoTrends/Cap Ventures identified over 1.7 million firms and over 2.4 million sites with the potential for digital signage installations from a wide range of industries. While digital signage customers vary widely, four major market segments were identified:

•	Retail Sites: Firms and sites with the primary business of selling products and services to consumers;
•	Hospitality Sites: Firms, including accommodation (hotels and motels) and dining establishments, and entertainment sites, such as theatres;
•	Personal Services: Firms, including retail services, financial services and health care services;
•	Other Public Spaces: Firms and locations, including large airports, malls (public areas), schools, and elevators in office buildings.

Cost to Advertisers

We believe our digital network platform is a cost-effective alternative for advertisers. We can offer our customers an average cost-per-thousand (“CPM”) (a common industry measure of advertising effectiveness) of between $1.50 and $5.00, depending on the customized digital signage system selected. We believe our CPM is lower than that of our competitors in the digital advertising segment of the larger advertising market. Our CPM is also lower than the average CPM for traditional media, such as television, magazine and outdoor billboard advertising. Of these traditional media, billboard advertising has the lowest average CPM of $3.90. The following table sets forth the average CPM for some common advertising media.

Media Type	CPM (Cost per 1,000)

Outdoor (e.g. billboards, street furniture, etc.)
8 sheet posters	$0.85
30 sheet posters	$1.78
Bulletins	$3.90

Radio
0:60 drive time	$5.92

Magazines
4- color page	$9.62

Television
0:30 prime time spot	$20.54

Newspapers
½ page black & white	$23.32

Source: Media Vehicles, a GE Capital Company, 2001.

We believe advertisers electing to use our network will also have greater flexibility to add or change content than with traditional advertising media. We are able to change content on our video displays within minutes. If an advertiser wishes to alter its marketing campaign or otherwise change its advertising content, we can seamlessly insert any replacement content from that advertiser within the appropriate five, 10 or 30 second (or greater) video loop. By contrast, the ability of an advertiser to change content displayed on other media may involve lead times of up to two-to-three months. Such lead times can cause advertising downtime on the particular media or result in the display of dated content.

Business Models

We use multiple business models to attract and retain customers for our digital signage products and services. In 2005, approximately 95% of our revenues were generated using our “utility” model; however, we are seeking to increase our revenues from the sale of our products and services using our newer advertising-based models described below.

Utility Model. Under our “utility” model, a media property owner purchases the necessary hardware, firmware and software from us and pays us for the installation, integration and maintenance of the network, as well as a recurring fee for system operation and content management. The media property owner supplies the content and we “digitize” or “repurpose” it for delivery to the video displays in the network. Benefits to the location provider are cutting-edge appearance, potentially higher revenues, increased customer satisfaction, complete ownership of the network equipment and content control.

The revenues we derive from installations under this model vary depending on a variety of factors including: (i) the number of display screens; (ii) the number of media players (computers); (iii) the firmware associated with the installation; (iv) the particular services contracted for by the customer (i.e., status monitoring, content management, server hosting maintenance); (v) the terms of the onsite service agreement and (vi) the level and complexity of the creative content provided by us for each installation or network.

Margins on the equipment we sell can vary depending on the degree of sophistication of the equipment as well as the quality of the display, such as plasma, LCD (liquid crystal displays), HDTV (high definition television) screens and the number of channels, among other factors. Margins on installation, subscription management services, and content creation and delivery can vary depending on the sophistication of the content and the play-time contracted for the changes necessary to accommodate the customer’s requirements.

Network Owner Model. Under our “network owner” model, we generate revenues through the sale of advertising time slots on our customer’s networks. We pay for the installation of the digital signage equipment in our customer’s media property and we are responsible for the costs of its operation and maintenance. We provide and control the advertising content displayed on the network. Our advertising sales staff sells time on the network and our information technology staff creates (or “digitizes”) the advertising content for display on the network. Over time (usually seven to 15 months), advertising revenues can provide us a return on our entire installation, integration and deployment costs. Incentives to the media property owner include no capital expenditures, cutting-edge appearance, potentially higher revenues, increased customer satisfaction and, in some cases, a portion of the advertising revenue we generate from the network.

We believe this model is advantageous to us as it enters into a price point that may disintermediate many of the traditional out-of-home media. For example, according to the OAAA, the average outdoor advertising CPM (Cost Per Thousand) for billboard, rotary, back lit displays in 2005 ranged from $3.30 to $5.60, while the CPM to launch our property and create awareness is approximately fifty percent (50%) lower. Not only is our pricing more attractive, but we believe the message is more dynamic, and the message changes according to the programming as compared to having one static message that does not change for months at a time.

Hybrid Model. Under our “hybrid” model, we seek to partner with key brand owners that want to control their message to consumers in the digital signage deployment of their advertising. Our brand partner purchases from us all of the required hardware, firmware and software and compensates us for the installation of the digital signage network in a mutually acceptable out-of-home environment. The brand partner also pays us a recurring fee for system operation, management and content creation. The content delivered to the video displays under this model consists primarily of messages provided by the brand partner. If requested, we will sell any unfilled advertising time on the network to advertisers that offer complimentary brands that enhance or add value to the brand partner’s message. For example, when Dole Foods deploys its screens in a supermarket produce section, it can elect to have us sell (via our advertising division) any under-utilized advertising space to other non-competitive brands that may complement Dole Food’s branded vegetable and fruit products. We typically share a portion of the revenue we derive from the sale of such advertising space with the brand partner and the media property owner.

In 2005, only a nominal amount of our revenues were generated using this model due to its early stage of deployment. As part of our growth strategy, we are seeking to increase significantly the percentage of our revenues that we derive using this model.

Hardware/Firware/Software Sales

Although we typically sell the necessary hardware, firmware and software for our digital signage networks as part of a customized, fully-integrated system that we install and manage for our customers, we also offer our customers a customized, scalable, out-of-the-box digital signage solution that is ready for deployment by the customer or its own third-party installer and integrator.

Our Digital Signage Networks

As of August 21, 2006, we have sold and installed digital signage systems at more than 433 media properties having more than 1,765 networked video displays, and we have current commitments for installations at more than 583 additional media properties having approximately 1,488 networked displays. As of August 21, 2006, we also have placed nine of our proprietary iPoint Networks, which we primarily market to airports, brand owners, retail malls and other high-traffic public spaces.

We have current commitments for the installation of 100 additional iPoint Networks. As of August 21, 2006, we managed and/or have installed approximately 2,842 networked and non-networked displays in total. The majority of the networks we have sold and manage are located in financial institutions. We intend to aggressively increase our deployments of stand-alone systems to airports in or near major cities in the United States. We do not currently manage any networks outside of the United States.

We believe our complete solutions approach, which incorporates our proprietary firmware and services solutions, generates competitive advantages from a sales, delivery and financial perspective. A complete solution for our customers typically includes the following components:

•	Hardware and firmware products and services;
•	Outsourcing solutions - automated/remote status monitoring, content management, server hosting, and site maintenance services;
•	Professional services - engineering/operations/technology/helpdesk assistance;
•	IP networking and connectivity; and
•	Creative content.

The hardware components comprising the digital signage networks we design, integrate, install and manage for our media property owners include a series of networked LCD or plasma video displays that are mounted in strategic locations within the property, one or more media players that deliver the content to the video displays, and a computer server (located either onsite, at a host site, or at another unrelated site via IP connection) from which we can centrally manage content and network integrity as well as communicate with the remote sites from our NOC offices in Seattle, Washington, San Antonio, Texas or any other site that we select. Our service allows clients to manager and control their customized network at the level and to the degree they desire.

We typically sell advertising slots in five, 10 or 30 second intervals, which run continuously during a programming loop cycle. These intervals and cycles may vary depending on the business of the relevant location provided and customer traffic patterns, the type of advertising, entertainment and informative (e.g., animated stills or digitized television spots), among other factors. Our revenues are primarily a function of:

•	the number of location providers housing our networks;
•	the number of video displays in each network;
•	our utilization rate of the time slots that we have available for sale (determined by dividing the number of actual slots sold by the number of slots available for sale);
•	the length of our advertising cycles;
•	the price we charge advertisers for advertising time slots; and
•	the revenue sharing percentage that we negotiate with our media property providers.

We establish prices for advertising time slots based upon geography, the number of video displays on which the customer’s advertisement is placed, the duration of the time slot (typically 10 to 30 seconds) and the duration of the advertising campaign (usually one to three months). As the demand for advertising time slots on our network increases in any particular market, we plan to review our pricing structure and the duration of the advertising time slots and cycles and to make any appropriate adjustments upward over time based on market acceptance of these new and evolving medium.

The benefits of our digital signage systems include their flexibility, scalability and ability to directly provide relevant content and messages. We work together with our media property owners to determine the digital signage needs for their environments. Three key factors that we analyze in recommending our digital signage network to our media property providers include: (i) the size of the property (in terms of revenue or square footage), (ii) the type of business in which it is engaged, and (iii) the projected size of the viewing audience. While the type of business has important tactical implications (e.g., the type of content that will be displayed), we believe company size has broader strategic implications in terms of market potential, scope of system and sales/service requirements. In our experience, the size measured by total revenues or retail square footage is often a determinant of the number of screens that a particular site will accommodate or require. For example, a typical convenience store may have a single screen in a kiosk-type installation or may have one or two screens at the cash register(s). On the other hand, a typical department store may need 15 screens for full coverage within its key departments.

Another size-related factor is the number of sites within the media property. Key company size categories include businesses with one to four sites, five to 24 sites, 25 to 99 sites and 100+ sites. We have found that, overall, as the number of sites increases, the length and complexity of the sales approach rises in tandem. Typically, the smallest customers can only be sold cost-effectively by multi-tier distribution of turnkey systems that are essentially identical for all small firms in that retail or industry segment, with a stand-alone system being the most attractive. The largest customers (100+ sites) can achieve significant economic scale and will often require fully-customized systems offered in multiple configurations.

Customers

Digital Signage Solutions. InfoTrend/Cap Ventures identified four key customer segments for the deployment of digital signage services: retail sites, hospitality sites, personal services and public spaces. We currently have a presence in each of these segments and, as part of our growth strategy, we plan to further expand our presence through superior product offerings and flexible business models.

Retail Sites.  We have installed more than 25 digital signage networks in retail sites with a total of approximately 689 video displays.  Examples of our media properties in this area include Neiman Marcus and Villa Pizza, which generally provide their own media content on their respective video displays. In addition, we have an agreement with Dole Foods for the delivery of advertising content to digital signage networks we will manage in supermarket retailing sites.

Hospitality Sites. We have installed four digital signage networks in hospitality sites with a total of approximately 132 video displays.  Examples of our media properties in this area include Westin Hotels, Starwood Hotels and Equity Office Properties.

Personal Services.   In this segment, we have deployed digital signage networks at more than 400 sites with a total of approximately 1,265 video displays. Customers in this area include Washington Mutual Bank, Citizens Bank and CapitalONE.

Public Spaces.   We have installed five digital signage networks in public spaces and we currently manage content on 368 video displays for our customers in this segment.  Examples of our media properties in this area include The Port Authority of New York and New Jersey and Detroit Metropolitan Airport.  In addition, we have agreements with WDIV-TV in Detroit, Michigan and Fisher Broadcasting for the delivery of advertising content to digital signage networks we manage in public spaces.  In this segment, we are particularly focused on airports because, per capita, they provide one of the best demographic populations that brands and other advertisers want to reach.

We recently acquired the exclusive rights to provide digital signage management and out-of-home digital marketing/advertising services for the PATHVision digital network owned by The Port Authority of New York and New Jersey. The PATHVision network includes more than 277 displays located throughout 13 transit stations in New York City and New Jersey that provide advertisements and informational spots for travelers. We believe these travelers are a desired demographic for our advertising customers because approximately 70% to 80% of such travelers, in our estimation, earn salaries that are significantly higher than the median salary in the U.S. We currently are working closely with the Port Authority to upgrade the displays as well as the content that will be placed on that system. Past and present advertisers on the PATHVision network include The Wall Street Journal, Barron’s, Embassy Suites, HBO Sports and Washington Mutual Bank.

None of our current customers account for ten percent of our revenues when taken individually.

Media Services. We currently provide advertising and direct response media services to clients engaged in a wide variety of industries, including:

•	Financial Services;
•	Healthcare and Insurance;
•	Music and Entertainment;
•	Retail Support;
•	Traditional Direct Response Product Marketing;
•	Drive to Sites (off-line media that direct consumers on-line); and
•	Travel and Tourism.

During 2005, our largest customers, in terms of revenue included Telebrands, Universal Technical Institute and Piccadilly Restaurants. Current customers also include A.A.R.P., Applica/Black & Decker, Arista Records, Globe Insurance, Lowestfare.com, Novartis, Premera Blue Cross of Washington, Rodale Books, Showtime, Universal Studios Home Video, and 1-800 Flowers.com. During 2005, we derived approximately 75% of our revenues for this line of business from our eight largest customers.

Products And Services

Digital Signage and Interactive Solutions. We provide digital signage and interactive media solutions. We design, integrate, sell, install and manage a broad range of customized, scalable digital signage networks to meet our customers’ requirements. Our products and services are offered to our customers are part of our complete solution offerings.

Impart IQ Digital Signage Solution Impart IQ, is our newest digital signage solution containing a player/server interface network with content creation and management capabilities. From an IQ Box, we (or the client, at its option) can manage one display or multiple media displays of any type (video displays, stand-alone kiosks, interactive touch screens, LCD screens). Impart IQ incorporates web-based browser and interface tools enabling customers to create and configure their own online content with multiple video slides or, by using our related IQ Link, IQ Streams and IQ Ads products, utilize the Internet to provide content, such as weather reports, stock quotes, world news and sports updates. From one firmware IQ Box, a client can transmit different programs and content to numerous screens or displays within one of its media properties. Further, IQ Box allows clients to immediately upload advertisements or other selected content upon installation of its displays and selection of a media venue. Such content and media can be managed remotely via the Internet and updated at any time.

IRIS. The foundation of our product offering is called IRIS (Impart Resident Integrated Sourcing), a proprietary management discipline and operations fulfillment infrastructure. IRIS provides a set of guidelines, rules and standards on which digital signage and interactive deployments reside and must adhere to. The execution structure that IRIS provides is crucial, as user-clients with 100+ locations need robust deliverables and a logistical management solution in order to deploy reliable and cost-efficient dynamic networks.

eyeFrames™. Our eyeFRAMES™ digital signage platform provides reliable bi-directional data delivery, presentation impact and site playback with audit capability for customers seeking a scalable, in-house communications network and signage solution. We manage the network and all that is required from our customer is the enabling equipment with the raw message material and marketing directives. We have sold nearly 2,000 site licenses of eyeFRAMES since we introduced the product in 2000.

iCES. Our Impart Composer Enterprise Suite (iCES) for digital signage was introduced in 2005. This fourth generation platform provides robust flexibility for “On-Demand” or “You-Demand” usage, security alerts, portal management interfacing, data-mining, true measuring and audit, two-way remote management, and universal IP connectivity.

iPoint. Our iPoint Networks platform provides digital signage and dynamic media offerings with added content and narrowcasting capabilities. iPoint combines a rich display channel with a separate, but interconnected area of interaction. Offered as an attractive wired or wireless, standalone system, the display offers both a passive and interactive advertising and content display in a single unit. Our iPoint solution is the first offering of our multi-market rollout strategy, beginning in airports where travelers are exposed to a vast array of important information. Like an operating system, iPoint holds any number of digital delivery applications, each kept or discarded at the discretion of the user. Each airport system is designed to have similar products and information streams so that travelers will know, recognize and be able to access each iPoint terminal in similar ways. Everything is held within the iPoint platform, which combines the display of dynamic information in a half-hour show, with the ability to have users find more information with the simple touch of the screen. It is designed to manage and track messaging and enable the airport itself to publish, monitor and manage its own content.

Professional Services. As part of our complete solutions offering, we also provide the following professional services to our customers:

•	Hardware and firmware products and services;
•	Outsourcing solutions - automated/remote status monitoring, content management, server hosting and site maintenance services;
•	Professional services - engineering/operations/technology/helpdesk assistance;
•	IP networking and connectivity;
•	Creative content; and
•	Capital/financing solutions.

Media Services. Our advertising and direct response media services include:

•	The placement of advertising in television, internet and print media outlets;

•	The production of advertising content, including television and radio commercials, as well as web design services; and

•	Advertising and marketing consulting services relating to the customer's marketing campaign.

In performing our advertising agency services, we use our own in-house production services and, in certain cases, we outsource commercial production services to third-party production companies.

Sales And Distribution

We distribute our products and services through both direct and indirect sales channels. The type of approach varies depending on the products or services being sold.

Digital Signage and Interactive Media Solutions. Our sales and marketing force for our digital signage networks consists of 16 full-time employee sales personnel. Our digital signage and interactive media sales personnel are based out of our Seattle, Washington headquarters and our Atlanta, Georgia and New York, New York sales offices. As we continue to grow, we will, wherever practical, seek to maintain a local presence of direct sales personnel in key markets.

Our sales force for advertising time on the digital signage and interactive media networks we manage consists of four full-time employee sales personnel. We also retain third party, commissioned-based sales personnel. All of our employee-sales personnel are based out of our Seattle, Washington headquarters. We have, from time to time, used outside sale personnel. As a result of the creation of our advertising division, we intend to rely more on our in-house, dedicated sales force for the sale of advertising time on the networks we manage.

Media Services. Our in-house sales force generates sales for our advertising and direct response media division. This sales force consists of five full-time employee sales personnel. Four of these sales personnel are based in our New York City sales office and one is based in our Los Angeles, California sales office.

Suppliers

In connection with the sale of our customized digital signage networks, we resell various products manufactured by third parties, including LCD and plasma video displays, media players and accessory components. We believe we are able to obtain pricing for these items at competitive prices and from a number of different suppliers. We believe our relationships with our suppliers are good.

Strategic Partnerships

A major part of our advertising division’s business is generated by working with creative and production companies and general media buying services. Among these are:

•	KSL Media - Turtle Wax, Countrywide Home Loans
•	The Response Shop - A.A.R.P
•	International Media Partners - “Premera”, “Schick Shadel”
•	Trainor and Associates - Savings Bank Life Insurance (SBLI)
•	C+L Marketing - Applica/Black & Decker (“Littermaid”)
•	Rauxa Direct - AEGON (“Stonebridge Life”)
•	Equals Three Communications - McNeil Chemical
•	Zenith Direct

We also have relationships with a number of telemarketing centers, each with different capabilities and technology, that can capture responses on our clients’ promotions. In addition, we have strategic alliances with fulfillment services and specialty media agencies in print and per-inquiry advertising. We believe our relationships with our strategic partners are good.

Research and Development

We maintain a research and development staff that designs and develops our new products and services. We believe that by performing most of our own software development, we can more quickly and cost-effectively introduce new and innovative technologies and services. In addition, we believe we are better equipped to incorporate customer preferences into our development plans.

Patents, Trademarks and Licenses

We have applied for patents covering certain technologies used in our iPoint Network. As of August 21, 2006, we have applied for such patents, but no patents have been issued. However, two of our patent applications have been published. We regard our technology as proprietary and will attempt to protect our technology through patents, copyrights, trade secret laws, restrictions on disclosure and other methods.

Although we intend to continue to apply for patents, there can be no assurance that such patents will be issued or that, when issued, they will cover all aspects of the product or system to which they relate or that they will not be infringed upon by third parties. We believe our success depends more on our ability to maintain state-of-the-art technology and to market our products on a price-competitive and value-added basis than on any legal protection that patents may provide.

We rely on trade secrets, know-how and other unpatented proprietary information in our business. Certain key employees are required to enter into confidentiality and non-competition agreements. However, there is no assurance that these agreements would be enforceable if they are breached or, if enforced, that they would adequately protect us or provide an adequate remedy for the damages that may be caused by such a breach.

We do not have any registered trademarks or service marks for the various marks we use in connection with our products and services, although we have applied for such registration for the marks “IQ Streams,” “IQ Ads,” “IQ Box” and “Impart IQ”.

Network Management and Technology

We have built a state-of-the-art digital media infrastructure to ensure the timely and reliable delivery of advertising content to the video displays placed within the media properties that elect to install our digital signage product and services. Our technical personnel are capable of converting an advertiser’s content from laserdisc, DVD, video/audio tape or electronic file formats into player/user compatible, data efficient with optimized quality, digital files that can be stored on computer servers located at our headquarters, co-location web hosting centers, or locally at the media property site. Once stored, we can easily integrate advertising content from multiple advertisers that can be customized, scheduled and transmitted via broadband Internet to one or more video displays on our network. Because all content is stored on hosting servers or IQ Box player/servers, we can easily manage the content by property, region, DMA, location, or by individual video display. If necessary, we can provide each video display with different content.

The majority of our applications are accomplished by digitally transmitting content to a number of networked, flat-panel plasma or LCD video displays or non-networked, stand-alone video displays which are installed in high traffic areas within our customers’ locations. Through the use of high speed Internet broadband connectivity, such as DSL, Ethernet LAN, WiMAX, Cable Modem, 3G and Wi-Fi supplied by cable companies, local telecommunications providers, cellular companies, property service owners or broadband providers, Wi-Fi hot-spot providers or satellite carriers, we have the ability to centrally manage our networks and the content displayed thereon either remotely from our headquarters in Seattle, Washington or locally by delegating such network management to the media property/network owner at their request. Rather than requiring a new infrastructure, we ride our customers’ existing IP communications network, with secure tunneling and encryption of data and securitization of player IP accessible ports. As the installation of digital broadband cable increases throughout the country and the cost of bandwidth decreases (as has been the prevailing trend), we believe our potential market will expand and our profits margins will increase.

Furthermore, our approach to the development of our proprietary firmware allows for relatively quick and easy changes to its functionality. The firmware “packages” are “unwrapped” and a new firmware element is added then the “package” is re-wrapped” with minimal custom coding to insure interoperability. Our newer family of products, including the iPoint players, share the same IQ firmware “DNA”. USB peripherals are added to easily expand functionality and networking capabilities. Our approach means we can offer to our customers unique solutions at an “assembly line” price, with fast to market deployment.

Competition

Digital Signage Services. We are engaged in the out-of-home media segment of the larger advertising market. As such, we compete on several levels.

First, we compete for advertising spending with all other advertising media companies, including other out-of-home advertising media, internet advertising and traditional advertising media, such as newspapers, magazines, television and radio. Some of the largest traditional advertising media companies include Time-Warner, Infinity Broadcasting and the major U.S. television networks. Out-of-home media includes advertising on billboards, bus shelters and static displays, among other forms. Some of the largest out-of-home media companies are Clear Channel Communications and Lamar Advertising.

Secondly, we compete against some of the retail stores, commercial buildings, hotels, restaurants and public transit systems to which we market our products and services as they may seek to install and operate their own flat-panel displays within their media properties. For example, Wal-Mart owns and operates its own in-store digital signage network.

Finally, we compete against other digital signage providers, like our company. This segment of the industry is still relatively young and is characterized by a large number of relatively smaller participants. Most of these competitors, we believe, offer specialized, stand-alone (non-networked) systems and deliver only a single product. Examples of these companies include 3M Digital Signage, Captivate Networks, Convergent Technologies, BroadSign, Scala, SignStorey, PRN Corporation and WebPavement. Focus Media is a well-financed digital signage provider based in China that we expect will expand its operations beyond China. In addition, as part of our growth strategy, we plan to expand our operations internationally, which may include China. Thus, we may soon be competing with Focus Media in certain markets for advertising customers and media properties. We believe our services are superior to those of Focus Media, due to our ‘turn-key’ system solutions and our scalable, remote network management capabilities, among other reasons. We are not aware of any competitor that provides a complete, ‘turn-key’ digital signage system with multiple products and service offerings, along with the ability to sell advertising time or create content for the delivery to the networks they install and manage.

We expect a number of traditional advertisers will soon recognize the opportunities within the digital media segment of the advertising market and will begin offering services similar to those offered by our advertising division. Most of these companies have significantly greater financial resources than we have.

We generally compete for customers on the basis of the range of services we offer, our brand name and industry reputation, the management and network operation fees we charge, the types and locations of the media properties in our networks, among other factors.

Media Services. The advertising and direct response media industry is highly competitive, with firms of all sizes and disciplines competing primarily on the basis of reputation and quality of service to attract and retain clients and personnel. Companies such as WPP Group, Omnicom Group, Interpublic Group, Digitas, ChoicePoint Precision Marketing and Havas generally serve large corporations with consolidated or business unit sales from direct marketing in excess of $100 million. Additionally, based on agency direct marketing revenues published in Advertising Age’s 2003 Agency Survey, there are approximately 23 agencies with direct marketing revenues ranging from $10 million to $100 million and several dozen agencies with direct marketing revenues ranging from at least $1 million to $10 million. We intend to seek a market niche by providing a full level of service quality that users of direct marketing services may not receive from our larger competitors. Certain of our advertising clients are smaller companies that would not typically be sought by the major advertising and marketing companies.

New Business Line - Truck-Side Advertising

We plan to engage in the truck-side advertising business by selling advertising space on mobile billboards placed on the sides of tractor-trailers.  Mobile billboards allow an advertiser to deliver its message to thousands of motorists on the nation’s highways. We believe truck-side advertising on tractor-trailers is an untapped niche of the outdoor advertising market. Although companies advertise extensively on bus-sides, taxi-tops and other mobile transit, advertising on tractor-trailers is a relatively new and, at this time, untapped segment of the out-of-home advertising market. We believe that, as the outdoor advertising industry grows and advertisers seek new and unique ways to cost-effectively deliver their messages to consumers, advertisers will embrace our truck-side advertising services. We further believe our truck-side advertising business model will afford advertisers a lower average CPM than most other traditional outdoor advertising media.

Employees

As of August 21, 2006, we had 62 full-time employees and one part-time employee. Of our employees, 11 were in executive management, 11 were in finance and administration, 20 were in sales and marketing and 19 were in operations, information technology, development and technical support. As part of our growth strategy, we intend to hire additional employees in all areas of operation. The majority of our employees are located at our headquarters in Seattle, Washington. The employees in our advertising division are all located in New York, New York, except for one employee located in Los Angeles, California. None of our employees is subject to any collective bargaining agreement. We believe our relations with our employees are good.

Regulation

We are not aware of any material legal or other regulatory restrictions that may adversely affect our digital signage business or our advertising and direct response media business. The furnishing of advertising services is subject to compliance with the Robinson-Patman Act, which prohibits price discrimination among purchasers of commodities that are competing in the same marketing area. Our management is aware of its responsibilities under the Robinson-Patman Act and has instructed our sales staff accordingly. We intend to provide similar terms and service quality to all media properties and customers in any given market and we intend to operate our business in compliance with this act.

Our truck-side advertising services business is subject to extensive government regulation at the federal, state and local levels. In general, outdoor advertising is extensively regulated. Many jurisdictions have restrictions on the location of outdoor advertising, the size of advertising structures (e.g. billboards) and the illumination of displays, among others restrictions. In some instances, governmental regulations may restrict advertising content. For example, many states have banned the outdoor advertising of tobacco products and advertising specifically directed to minors. We believe our operations will not be materially adversely affected by any such laws or regulations.

Development of Business

We were incorporated in the State of Nevada on May 17, 1996 under the name “Multinet International Corporation.” During the period from our incorporation until September 26, 2001, we generated no significant revenues and accumulated no significant assets, as we attempted to develop various business opportunities. On September 26, 2001, we acquired all of the outstanding capital stock of Limelight Media Group, Inc., a Nevada corporation formerly known as Showintel Networks, Inc. that was engaged in the digital signage business. This transaction is commonly referred to as a “reverse acquisition” in which all of the outstanding capital stock of Limelight Media was effectively exchanged for a controlling interest in our company, which was a publicly held “shell” corporation at the time of the transaction. On October 3, 2003, we changed our name to “Limelight Media Group, Inc.” From September 2001 until June 2005, we conducted limited operations as we sought financing to implement our business strategy.

On June 30, 2005, we acquired all of the outstanding capital stock of Impart, Inc., a Washington corporation (“Impart”) founded in 1984 and engaged in the design, installation and sale of digital signage networks (one of our current lines of business). This transaction was also a “reverse acquisition” in which all of the outstanding capital stock of Impart was effectively exchanged for a controlling interest in our company. This was considered a capital transaction (a recapitalization) rather than a business combination. Accordingly, no goodwill or other intangible assets were recorded. On December 22, 2005, we changed our name to “Impart Media Group, Inc.”

On February 6, 2006, we purchased from Marlin Capital Partners II, LLC (doing business as InTransit Media) all of the assets used in its digital advertising services business, including the right to manage the PATHVISION digital signage network owned by the Port Authority of New York and New Jersey.

On February 28, 2006, we purchased, through our wholly-owned and newly-established subsidiary, Impart Media Advertising, Inc., substantially all of the assets of E&M Advertising, Inc., E&M West/Camelot, Inc. and NextReflex, Inc., which companies were engaged in the placement and marketing of direct response media.

Properties

We lease a 16,000 square foot office building in Seattle, Washington at a cost of $15,000 per month. Our lease for this facility expires on November 30, 2018. We have an option to renew the lease for a period of nine and one-half years. We also lease a 8,600-square-foot office in New York, New York at a current cost of $17,761 per month. This lease expires on June 30, 2011. In addition, we own miscellaneous office furniture and equipment, including computers and video displays used in our operations. We believe our current facilities are adequate for our existing operations and that all of our properties are adequately covered by insurance. We have granted a security interest in all of our assets, tangible and intangible, to Laurus Master Fund, Ltd., as security for our payment of amounts due under our existing revolving line of credit.

Legal Proceedings

We are involved in the following legal proceedings:

On April 21, 2006, an action was filed against our company in Division No. 1 of the Warren Circuit Court of the Commonwealth of Kentucky styled William H. Funk, II and All American Investors Group, Inc. v. Limelight Media Group, Inc., David Lott, Impart Mobile Media division/OTR Media, Inc. and Stewart Layton, case number 06-CI-854. Such complaint alleges that our company unfairly competed with OTR Media, Inc. by utilizing its trade secrets and other confidential information in our mobile media business, thus depriving the stockholders of OTR Media, Inc. of the full value of their shares and pecuniary interest in OTR Media, Inc. The plaintiffs in such action are seeking an injunction against our company to enjoin the alleged use and appropriation of such trade secrets, as well as monetary damages of a yet unspecified amount. On May 18, 2006, the action was removed to federal court in the Western District of Kentucky, C.V. No.: 1:06-CV-72-M. On June 6, 2006, we filed a motion to dismiss the complaint on the basis of plaintiffs’ lack of standing to bring a direct claim against us, plaintiffs’ failure to state a claim upon which relief may be granted and lack of personal jurisdiction over us and the other defendants, among other bases. As of August 21, 2006, we await a final ruling on the matter.

MANAGEMENT

Management and Board of Directors

The following sets forth the name, age and position of each director and executive officer of our company as of August 21, 2006:

Name	Age	Position(s)
Joseph F. Martinez	57	Chairman of the Board, Chief Executive Officer, Chief Financial Officer
Thomas C. Muniz	51	President, Chief Operating Officer
Todd Weaver	32	Chief Technology Officer
Laird Laabs	50	Chief Marketing Officer, Director
Michael Medico	59	President, Impart Media Advertising Unit
Steven Corey	52	Chief Strategy Officer
Tom O’Rourke	54	President, iPoint Networks Unit
Larry Calkins	52	Director
Ron Elgin	64	Director
Joachim Kempin	63	Director

All directors serve for one year and until their successors are elected and qualified. All officers serve at the pleasure of the board of directors. There are no family relationships among any of the officers and directors.

Biographical information concerning our executive officers and directors is set forth below.

Joseph Martinez. Mr. Martinez has served as our Chief Executive Officer since March 2006. He has served as our Chief Financial Officer and the Chairman of our board of directors since June 2005, when we acquired Impart in a reverse acquisition. From August 2004 until June 2005, Mr. Martinez served as a director of Impart and as its Chief Executive Officer. From 2002 until 2004, he was a financial advisor to Impart. In 2002, Mr. Martinez formed Core Venture Partners, LLC, a merchant-banking and financial advisory firm. From 1998 to 2002, he was the President and Chief Executive Officer of Centaur Partners, a Silicon Valley-based investment bank.

Thomas C. Muniz. Mr. Muniz has served as our President since June 2006 and as our Chief Operating Officer since June 2005, when we acquired Impart in a reverse acquisition. From June 2005 until February 2006, he served as our Chief Technology Officer. From 2003 until June 2005, Mr. Muniz served as Chief Operating Officer and Chief Technology Officer of Impart. He was also a co-founder of Media SideStreet Corporation and served as its President and as a director from 1995 until it was acquired by Impart in June 2005.

Todd Weaver. Mr. Weaver has served as our Chief Technology Officer since February 2006. From September 2005 until February 2006, he served as our Vice President of Technology. From 2003 until February 2005, Mr. Weaver served as a senior design engineer of Amazon.com, Inc. From 1999 until 2003, Mr. Weaver served as Lead Developer of Entertainment Works and, from 1999 until 2006, he was employed as an Internet developer by The American Lung Association.

Laird Laabs. Mr. Laabs has served as our Chief Marketing Officer since June 2006 and as a member of our board of directors since June 2005, when we acquired Impart in a reverse acquisition. Prior to serving as our Chief Marketing Officer, Mr. Laabs served as our President from June 2005 until June 2006. Mr. Laabs was a co-founder of Impart and, prior to the acquisition, he served as one of its directors and as an executive officer since its incorporation in 1984. From 2001 until the acquisition in June 2005, he served as Impart’s President. From 1995 until June 2005, Mr. Laabs also served as Vice President and a director of Media SideStreet Corporation, a provider of subscription-based media content that was acquired by Impart in June 2005 immediately prior to our acquisition of Impart.

Michael Medico. Mr. Medico has served as an Executive Vice President of our company and President of Impart Media Advertising, Inc., our wholly owned subsidiary, since February 2006. Mr. Medico was the founder of E&M Advertising, Inc., NextReflex, Inc. and E&M West/Camelot Media, Inc., the assets of which we purchased in February 2006, and served as a director and chief executive officer of such companies since their respective dates of incorporation in 1981, 2000 and 2002.

Steven Corey. Mr. Corey has served as our Chief Strategy Officer since June 2005, when we acquired Impart in a reverse acquisition. Mr. Corey was a co-founder of Impart and, prior to the acquisition, served as one of its directors and as its Chairman since its incorporation in 1984. From 1995 until our acquisition of Impart in June 2005, Mr. Corey also served as a director of Media SideStreet Corporation.

Tom O’Rourke. Mr. O’Rourke has served as our Executive Vice President of Marketing since June, 2005, when we acquired Impart and Impart acquired iPoint Networks, LLC. In 2002, Mr. O’Rourke founded iPoint Networks, LLC a maker of digital signage systems that was acquired by Impart in June 2005, and served as its Chief Executive Officer from its inception until June 2005. From January 2001 until March 2002, Mr. O’Rourke was employed as the Executive Vice President of Product and Market Development of Civia Media Group (“Civia”), a media start-up company. From January 2000 until his employment with Civia, Mr. O’Rourke headed the International Design Studio at NBBJ Design, an international architectural firm based in Seattle. In 1989, Mr. O’Rourke founded and managed The Pixel Company, a software company specializing computer development and Internet technologies, which was acquired by NEC/Packard Bell Corporation in 1994.

Larry D. Calkins. Mr. Calkins has served on our board of directors since January 2006. Since 1985, Mr. Calkins has been employed in various executive capacities at Holland America Line Inc., and has served as its Chief Financial Officer since February 1994.

Ronald Elgin. Mr. Elgin has served on our board of directors since February 2006. Since 1994, Mr. Elgin has served as the Chief Executive Officer and President of DDB Seattle, Inc., a division of DDB Worldwide Communications Group, Inc. (“DDB Worldwide”), an international marketing services company. In 1981, Mr. Elgin co-founded ElginSyferd Inc., and served in various executive capacities until it was acquired by DDB Worldwide in 1994.

Joachim Kempin. Mr. Kempin has served on our board of directors since September 2005. From 1983 until his retirement in November 2002, Mr. Kempin was employed in various capacities at MicroSoft Corp. Most recently, he was a senior vice president in its OEM division. He has also been a member of the board of directors of adisoft AG of Karlsrhue, Germany and Rhodes Architectural Stone of Seattle, Washington since May 2000 and September 2001, respectively.

Executive Compensation

The following Summary Compensation Table sets forth certain information concerning the compensation of our Chief Executive Officer and our four most highly compensated executive officers, other than our Chief Executive Officer (collectively, the “Named Executive Officers”), for each of the years ended December 31, 2005, 2004 and 2003:

SUMMARY COMPENSATION TABLE

					Long Term Compensation Awards
		Annual Compensation			Awards		Payouts
	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

David Lott(1)	2005	$150,000	-0-	-0-	-0-	75,000	-0-	-0-
Chief Executive Officer	2004	87,500	-0-	-0-	-0-	N/A	-0-	$93,000
	2003	84,000	-0-	-0-	-0-	N/A	-0-	214,373

Joseph Martinez(2)	2005	120,000	-0-	-0-	-0-	75,000	-0-	-0-
Chief Executive Officer and	2004	40,000	-0-	-0-	-0-	N/A	-0-	-0-
Chief Financial Officer	2003	N/A	-0-	-0-	-0-	N/A	-0-	-0-

Laird Laabs(3)	2005	80,000	-0-	-0-	-0-	75,000	-0-	-0-
President	2004	80,000	-0-	-0-	-0-	N/A	-0-	-0-
	2003	80,000	-0-	-0-	-0-	N/A	-0-	-0-

Steven Corey(4)	2005	80,000	-0-	-0-	-0-	75,000	-0-	-0-
Chief Strategy Officer	2004	80,000	-0-	-0-	-0-	N/A	-0-	-0-
	2003	80,000	-0-	-0-	-0-	N/A	-0-	-0-

Thomas C. Muniz(5)	2005	84,000	-0-	-0-	-0-	75,000	-0-	-0-
Chief Operating Officer	2004	84,000	-0-	-0-	-0-	N/A	-0-	-0-
and Chief Technology Officer	2003	84,000	-0-	-0-	-0-	N/A	-0-	-0-

Tom O’Rourke(6)	2005	120,000	-0-	-0-	-0-	52,500	-0-	-0-
Executive Vice President -	2004	N/A	-0-	-0-	-0-	N/A	-0-	-0-
Marketing	2003	N/A	-0-	-0-	-0-	N/A	-0-	-0-
_________________

(1)
Mr. Lott resigned as our Chief Executive Officer in March 2006 and was succeeded by Mr. Martinez. Mr. Lott’s salary in 2004 included $52,500, which represented accrued but unpaid salary for services rendered as our President and Chief Executive Officer from August 2004 through December 2004. In January 2005, we issued to Mr. Lott 100,000 shares (split adjusted) of our common stock in satisfaction of the $52,500 debt owed to Mr. Lott. The closing price our common stock on the issuance date as reported on the over-the-counter Bulletin Board was $1.14 per share. On August 31, 2004, we issued a promissory note to Mr. Lott in the principal amount of $385,306.78, of which $84,000 represented the amount of accrued but unpaid salary for 2003. Such promissory note was converted into 607,397 shares of our common stock in January 2006 in full satisfaction of the outstanding amounts owed thereunder. The closing price our common stock on the issuance date as reported on the over-the-counter bulletin board was $2.40 per share.

(2)
Mr. Martinez was appointed our Chief Executive Officer in March 2006 and our Chief Financial Officer effective June 30, 2005. Prior to June 30, 2005, Mr. Martinez served as the Chief Executive Officer of Impart, which was acquired by us on June 30, 2005. All of Mr. Martinez’s salary represented above for the years 2004 and 2005 was accrued but unpaid. We paid $160,000 of such salary (representing the entire outstanding amount) to Mr. Martinez through the issuance of shares of our common stock in January 2006. The closing price our common stock on the issuance date as reported on the over-the-counter bulletin board was $0.95 per share.

(3)
Mr. Laabs was appointed our President effective June 30, 2005. Prior to June 30, 2005, Mr. Laabs served as the President of Impart, which was acquired by us on June 30, 2005. Compensation paid to Mr. Laabs in 2005 included salary of $40,000 paid by our company after the acquisition of Impart and salary of $40,000 paid by Impart prior to the acquisition. Compensation in 2004 and 2003 represented compensation paid to Mr. Laabs by Impart. Mr. Laabs was appointed our Chief Marketing Officer effective June 1, 2006 and resigned as our President as of such date.

(4)
Mr. Corey was appointed our Chief Strategy Officer effective June 30, 2005. Prior to June 30, 2005, Mr. Corey served as the Chief Strategy Officer of Impart, which was acquired by us on June 30, 2005. Compensation paid to Mr. Corey in 2005 included salary of $40,000 paid by our company after the acquisition of Impart and salary of $40,000 paid by Impart prior to the acquisition. In each of 2003 and 2004, $40,000 of Mr. Corey’s salary represented accrued but unpaid salary. On January 30, 2006, we issued 80,000 shares of our common stock to Mr. Corey in full satisfaction of the $80,000 in accrued but unpaid salary. The closing price our common stock on the issuance date as reported on the over-the-counter Bulletin Board was $0.95 per share.

(5)
Mr. Muniz was appointed our Chief Operating Officer and Chief Technology Officer effective June 30, 2005. Prior to June 30, 2005, Mr. Muniz served as the Chief Operating Officer and Chief Technology Officer of Impart, which was acquired by us on June 30, 2005. Compensation paid to Mr. Muniz in 2005 included salary of $42,000 paid by our company after the acquisition of Impart and salary of $42,000 paid by Impart prior to the acquisition. Compensation in 2004 and 2003 represented compensation paid to Mr. Muniz by Impart. Mr. Muniz resigned as our Chief Technology Officer in February 2006 but remained as our Chief Operating Officer. Effective, June 1, 2006, Mr. Muniz was appointed our President.

(6)
Mr. O’Rourke was appointed our Executive Vice President - Marketing effective June 30, 2005. Prior to June 30, 2005, Mr. O’Rourke served as the Executive Vice President - Marketing of Impart, which was acquired by us on June 30, 2005. Compensation paid to Mr. O’Rourke in 2005 included salary of $60,000 paid by our company after the acquisition of Impart and salary of $60,000 paid by Impart prior to the acquisition. Effective, June 1, 2006, Mr. O’Rourke was appointed President, iPoint Networks Business Unit.

Equity Incentive Plan

In December 2005, we adopted the Impart Media Group, Inc. 2006 Equity Incentive Plan (the “Option Plan”) for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. We have reserved 2,000,000 shares of our common stock for issuance under the Option Plan. The Option Plan has a term of ten years. The Option Plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. The Option Plan is administered by our board of directors. The exercise price for non-statutory stock options may be equal to or more than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of common stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our issued and outstanding shares of common stock).

Options granted under the Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our common stock) and generally vest in equal installments over a five-year period unless otherwise provided in such optionee’s employment agreement or other agreement. Options generally terminate three months after the optionee’s termination of employment by our company for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

  The Option Plan also provides for grants of stock appreciation rights (“SARs”), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of our common stock on the exercise date and the exercise price of the SAR. The exercise price of any SAR granted under the Option Plan will be determined by our board of directors in its discretion at the time of the grant. SARs granted under the Option Plan may not be exercisable for more than a ten-year period. SARs generally terminate three months after the grantee’s termination of employment by our company for any reason other than death, disability or retirement. Although our board of directors has the authority to grant SARs, it does not have any present plans to do so.

Restricted stock awards, which are grants of shares of common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Option Plan. At this time, our board of directors has not granted, and does not have any plans to grant, restricted shares of common stock.

As of August 21, 2006, there were outstanding under the Option Plan five-year options to purchase an aggregate of 705,000 shares of our common stock at an exercise price of $0.77 that expire on December 28, 2010.

The following table sets forth information with respect to the stock options granted to the Named Executive Officers during the year ended December 31, 2005.

OPTION GRANTS IN THE YEAR ENDED DECEMBER 31, 2005
(Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
David Lott	75,000	10.6%	$0.77	12/28/2010
Joseph F. Martinez	75,000	10.6%	$0.77	12/28/2010
Laird Laabs	75,000	10.6%	$0.77	12/28/2010
Steven Corey	75,000	10.6%	$0.77	12/28/2010
Thomas C. Muniz	75,000	10.6%	$0.77	12/28/2010
Tom O’Rourke	52,500	7.4%	$0.77	12/28/2010

The following table sets forth information with respect to each exercise of stock options during the year ended December 31, 2005 by each of the Named Executive Officers and the value at December 31, 2005 of all unexercised stock options held by such persons.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED
DECEMBER 31, 2005 AND DECEMBER 31, 2005 OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 Exercisable/Unexercisable	Value of Unexercised In-the-money options at December 31, 2005 Exercisable/Unexercisable(1)
David Lott	0	$ -	25,000/75,000	$ -
Joseph F. Martinez	0	$ -	25,000/75,000	$ -
Laird Laabs	0	$ -	25,000/75,000	$ -
Steven Corey	0	$ -	25,000/75,000	$ -
Thomas C. Muniz	0	$ -	25,000/75,000	$ -
Tom O’Rourke	0	$ -	17,500/52,500	$ -
_______________
(1)	Potential unrealized value is calculated as the fair market value at December 31, 2005 ($.71 per share on the OTC-Bulletin Board), less the option exercise price, multiplied by the number of shares.

Compensation of Directors

Employee directors are not additionally compensated for board services. Upon being elected to our board of directors, non-employee independent directors are eligible to receive ten-year stock options to purchase 6,000 shares of our common stock that vest over a three-year period with an exercise price of equal to the fair market value of our common stock on the date of grant. Each of Mr. Joachim Kempin and Mr. Larry Calkins was granted options to purchase 6,000 shares of our common stock on December 30, 2005, of which one-third vested immediately upon such grant with the remaining two-thirds vesting equally on the second and third anniversaries of the grant date. In addition, in April 2006, we issued 6,000 shares of common stock to Mr. Kempin in consideration for the performance of consulting and advisory services prior to becoming a member of our board of directors.

Employment Agreements

On February 28, 2006, we entered into an employment agreement with Michael Medico, pursuant to which Mr. Medico serves as an Executive Vice President of our company and President of our advertising division. The term of the agreement expires on December 31, 2008. The agreement provides that Mr. Medico will receive an annual base salary of $125,000. In addition to his base salary, Mr. Medico will be entitled to receive an annual cash bonus based on a percentage of our Advertising Division’s EBITDA (as defined) and cash commissions equal to a percentage of the advertising sales by our Advertising Division and of certain hardware sales by our company. In the event his employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by him for Good Reason (as defined), we are required to pay Mr. Medico a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) the 12-month period following the effective date of termination.

On June 30, 2005, we entered into an employment agreement with Joseph Martinez, pursuant to which Mr. Martinez serves as Chief Financial Officer of our company. The agreement provides for a three-year employment term and an annual base salary of $120,000. The employment agreement also provides that, in the event his employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by Mr. Martinez for Good Reason (as defined), we will pay to Mr. Martinez a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) 12 months following the effective date of termination. The terms of his employment agreement were unchanged as a result of his appointment as Chief Executive Officer.

On June 30, 2005, we entered into an employment agreement with Thomas C. Muniz, pursuant to which Mr. Muniz serves as Chief Operating Officer and Chief Technology Officer of our company. The agreement provides for a three-year employment term and an annual base salary of $120,000. His employment agreement also provides that, in the event his employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by Mr. Muniz for Good Reason (as defined), we will pay to the executive a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) 12 months following the effective date of termination. Mr. Muniz resigned from his position of Chief Technology Officer in February 2006. He was subsequently appointed as our President effective June 1, 2006. The terms of his employment agreement were unchanged as a result of either his resignation or recent appointment.

On June 30, 2005, we entered into an employment agreement with Laird Laabs, pursuant to which Mr. Laabs serves as President of our company. The agreement provides for a three-year employment term and an annual base salary of $120,000. His employment agreement also provides that, in the event his employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by Mr. Laabs for Good Reason (as defined), we will pay to Mr. Laabs a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) 12 months following the effective date of termination. Mr. Laabs resigned from his position of President in June 2006, concurrent with his appointment as our Chief Marketing Officer. The terms of his employment agreement were unchanged as a result of his resignation as President and appointment as Chief Marketing Officer.

On June 30, 2005, we entered into an employment agreement with Steven Corey, pursuant to which Mr. Corey serves as Chief Strategy Officer of our company. The agreement provides for a three-year employment term and an annual base salary of $120,000. The employment agreement also provides that, in the event his employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by Mr. Corey for Good Reason (as defined), we will pay to Mr. Corey a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) 12 months following the effective date of termination.

On June 30, 2005, we entered into an employment agreement with David Lott, pursuant to which Mr. Lott served as Chief Executive Officer of our company from June 30, 2005 until his resignation on March 31, 2006. The agreement provided for a three-year employment term and an annual base salary of $120,000. On March 31, 2006, we entered into a Separation Agreement with Mr. Lott pursuant to which we will pay Mr. Lott a severance amount (less certain deductions) equal to his annual base salary of $120,000 for a period of 12 months following the date of his resignation, which amount will be payable in periodic installments in accordance with our payroll practices. We also agreed to accelerate the vesting period of options held by Mr. Lott to purchase 50,000 shares of our common stock. Under the agreement, Mr. Lott agreed to certain non-solicitation restrictions with respect to our employees and clients.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 21, 2006 regarding beneficial stock ownership of our common stock by (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director of our company and our Named Executive Officers, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name	Address	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares(1)

Steven Corey	(5)	3,111,749(2)	13.81%
Laird Laabs	(5)	2,627,413(3)	11.66%
David V. Lott	197 Falling Leaf Court Reeds Spring, MO 65737	1,492,600(4)	6.61%
Michael Medico		881,453	3.92%
Joseph F. Martinez		847,519(6)	3.76%
Thomas C. Muniz		839,636(7)	3.73%
Tom O’Rourke		486,250(8)	2.16%
Todd Weaver		20,000(9)	*
Larry Calkins		2,000(10)	*
Joachim Kempin		8,000(11)	*
Ronald Elgin		*	*
All directors and named executive officers as a group (10 persons)		8,824,020	38.95%
_________________

*	Constitutes less than 1%.

(1)
For purposes of this table, information as to the beneficial ownership of shares of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. The percentages in this table are based upon a total of 22,512,863 shares outstanding as of August 21, 2006, not including 2,903,229 shares issuable upon conversion of the outstanding shares of our Series A Preferred Stock. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person has the right to acquire within 60 days after August 21, 2006. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days after August 21, 2006 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2)	Includes 3,086,749 shares of our common stock owned of record and 25,000 shares of our common stock issuable upon the exercise of outstanding options.

(3)	Includes 2,602,413 shares of our common stock owned of record and 25,000 shares of our common stock issuable upon the exercise of outstanding options.

(4)
Includes 601,560 shares of our common stock owned of record by The David V. Lott Living Trust, of which Mr. Lott serves as trustee with sole voting and investment power, and 75,000 shares of our common stock issuable upon exercise of outstanding options.

(5)	The address of such person is c/o Impart Media Group, Inc., 1300 N. Northlake Way, Seattle, WA 98103.

(6)	Includes 822,519 shares of our common stock owned of record and 25,000 shares of our common stock issuable upon the exercise of outstanding options.

(7)	Includes 814,636 shares of our common stock owned of record and 25,000 shares of our common stock issuable upon the exercise of outstanding options.

(8)	Includes 468,750 shares of our common stock owned of record and 17,500 shares of our common stock issuable upon the exercise of outstanding options.

(9)	Represents 20,000 shares of our common stock issuable upon the exercise of outstanding options.

(10)	Represents 2,000 shares of our common stock issuable upon the exercise of outstanding options.

(11)	Includes 6,000 shares of our common stock owned of record and 2,000 shares of our common stock issuable upon the exercise of outstanding options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 4, 2005, we entered into an agreement (the “Letter Agreement”) with certain stockholders of our company, including Joseph Martinez, our Chief Executive Officer, Chief Financial Officer and Chairman, Laird Laabs, our Chief Marketing Officer and one of our directors, Steven Corey, our Chief Strategy Officer, and Thomas C. Muniz, our President and Chief Operating Officer, pursuant to which we agreed to issue to each of such stockholders a promissory note in lieu of the issuance of the additional shares of our common stock that were required to be issued under the terms of the Agreement and Plan of Merger, dated as of June 30, 2005, among Impart, our company and Limelight Merger II Corp., a Washington corporation (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each stockholder who owned shares of Impart (the “Impart Stockholders”) as of June 30, 2005 was entitled to receive a certain number of additional shares of our common stock following the consummation of such transaction. The aggregate number of shares issuable was approximately 2,875,000 shares. The Letter Agreement provided that the principal amount of each such promissory note issued in lieu of shares would equal the number of additional shares of common stock that such Impart Stockholder was entitled to receive pursuant to the Merger Agreement multiplied by $0.08. In connection with the Letter Agreement, we issued promissory notes to the Impart Stockholders in the aggregate principal amount of $4.6 million. The principal amount of such promissory notes, together with accrued interest thereon at the rate of 6% per annum, was to be paid on or before November 4, 2007. Effective December 30, 2005, the Impart Stockholders agreed to cancel such promissory notes and to convert the outstanding principal and interest represented thereby into an aggregate of 2,934,991 shares of our common stock.

In connection with the settlement of a litigation in the fourth quarter of 2005, David Lott, our Chief Executive Officer and a director at that time, paid an outstanding litigation judgment on our behalf in the amount of $58,037.31. In November 2005, we repaid Mr. Lott, the full outstanding amount Mr. Lott paid on our behalf.

In the fourth quarter of 2005, David Lott, our Chief Executive Officer and a director at that time, pledged 287,350 shares of our common stock beneficially owned by him to two lenders as security for loans made to our company in the aggregate principal amount of $192,780.12. The shares pledged by Mr. Lott as security for the loan were foreclosed upon by such lenders following an alleged breach of the loan documents. As result of such foreclosure, in January 2006, we issued to Mr. Lott 287,350 shares of our common stock to compensate Mr. Lott for the loss of the foreclosed securities.

Messrs. Laabs and Corey, each an officer of our company and a beneficial holder of more than percent (10%) of the outstanding shares of our company, are parties to a Registration Rights Agreement, dated as of June 30, 2005, with our company pursuant to which such persons have demand and “piggyback” registration rights with respect to certain shares of our common stock owned by them.

On June 30, 2005, we issued a promissory note in the principal amount of $250,000 to Tom O’Rourke, our Executive Vice President of Marketing, as payment in part of the purchase price paid by Impart for substantially all of the assets of iPoint Networks, LLC, a company owned by Mr. O’Rourke. The promissory note bore interest at the rate of eight percent (8%) per annum and matured on June 30, 2006. We paid all outstanding amounts due under this promissory note in January 2006.

On June 30, 2005, Impart, of which Messrs. Laabs and Corey then served as the President and Secretary, respectively, purchased substantially all of the assets of Media Side Street Corporation (“MSSCO”) for a purchase price of $1,027,965. At the time of the transaction, the principal stockholders of MSSCO were Laird Laabs, Steven Corey, and Thomas C. Muniz.

During April 2005, prior to our acquisition of Impart, we issued promissory notes to Laird Laabs, our Chief Marketing Officer and a director of our company, and Steven Corey, our Chief Strategy Officer, in the amount of $16,000 and $20,000, respectively, to pay for equipment we purchased from Impart. The promissory note issued to Mr. Laabs accrued interest at the rate of 20% per annum. The promissory note issued to Mr. Corey accrued interest at the rate of 8.5% percent per annum. These promissory notes were paid in full on April 11, 2006.

In January 2005, we issued 100,000 shares of our common stock to David Lott, our Chief Executive Officer and Chairman of the board of directors at that time, in satisfaction of $52,500 of accrued but unpaid salary for his services rendered from August 2004 through December 2004.

On August 31, 2004, we executed a promissory note in favor of David Lott, our Chief Executive Officer and Chairman of the board of directors at that time, in the principal amount of $385,306.78 to evidence loans made by Mr. Lott to our company and accrued but unpaid compensation due to Mr. Lott for services rendered in 2003. The promissory note bore interest at the rate of 9% per annum and was payable on demand. In January 2006, we repaid the full outstanding amount of this note by issuing 607,397 shares of our common stock to Mr. Lott.

We are the tenant under a lease agreement, dated June 24, 1998, with 1300 North Northlake Way LLC, a Washington limited liability company (“Landlord”). The principals of the Landlord are Laird Laabs, our Chief Marketing Officer and a director of our company, and Steven Corey, our Chief Strategy Officer. Mr. Laabs and Mr. Corey are each beneficial owners of in excess of ten percent (10%) of the outstanding common stock of our company. During 2004 and 2005, we paid to the Landlord rent in the aggregate amount of $215,300 and $177,200, respectively.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share, of which 4,500,000 shares are designated as Series A convertible preferred stock, par value $.001 per share (the “Series A preferred stock”). As of August 21, 2006, 22,512,863 shares of common stock were issued and outstanding and 2,903,229 shares of our Series A preferred stock (which are convertible into 2,903,229 shares of common stock) were issued and outstanding. In addition, at such date, 705,000 shares of our common stock were reserved for issuance upon the exercise of outstanding options and 4,995,443 shares were reserved for issuance upon the exercise of outstanding warrants.

Common Stock

Voting, Dividend and Other Rights. Each outstanding share of our common stock will entitle the holder to one vote on all matters presented to the stockholders for a vote. Holders of shares of common stock have no preemptive, subscription or conversion rights. Our board of directors will determine if and when distributions may be paid out of legally available funds to the holders. We have not declared any cash dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on a determination by our board of directors as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. In addition, we are a party to a credit facility that prohibits the payment of dividends without the lender's prior consent. The terms of our Series A preferred stock further provide that, for so long as any shares of Series A preferred stock are outstanding, we may not declare dividends on our common stock (or any other junior stock) unless all accrued dividends on the Series A preferred stock shall have been paid. In addition, under the terms of our financing arrangement with Laurus Master Fund, Ltd. (“Laurus”), we may not, without Laurus’ consent, declare or pay dividends on any class of our capital stock, other than pursuant to the terms of our Series A preferred stock.

Rights Upon Liquidation.  Upon liquidation, subject to the rights of our creditors, including, without limitation, Laurus and the holders of our Series A Preferred Stock to receive preferential distributions, each outstanding share of Common Stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of a majority of our outstanding shares of common stock constitute a quorum at any meeting of the stockholders. A plurality of the votes cast at a meeting of stockholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of stockholders must authorize stockholder actions other than the election of directors. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Our board of directors has the authority to divide the authorized preferred stock into series, the shares of each series to have such relative rights and preferences as shall be fixed and determined by our board of directors. The provisions of a particular series of authorized preferred stock, as designated by the board of directors, may include restrictions on the payment of dividends on common stock. Such provisions may also include restrictions on our ability to purchase shares of Common Stock or to purchase or redeem shares of a particular series of authorized preferred stock. Depending upon the voting rights granted to any series of authorized preferred stock, issuance of such shares could result in a reduction in the voting power of the holders of common stock. In the event of any dissolution, liquidation or winding up of our company, whether voluntary or involuntary, the holders of the preferred stock may receive, in priority over the holders of common stock, a liquidation preference established by our board of directors, together with accumulated and unpaid dividends. Depending upon the consideration paid for authorized preferred stock, the liquidation preference of authorized preferred stock and other matters, the issuance of authorized preferred stock could result in a reduction in the assets available for distribution to the holders of common stock in the event of the liquidation of our company.

Series A Preferred Stock

On March 2, 2006, we filed a Certificate of Designation of the Relative Rights and Preferences of the Series A convertible preferred stock of Impart Media Group, Inc. (the "Certificate of Designation") with the Nevada Secretary of State designating 4,500,000 shares of our preferred stock as Series A preferred stock.

Conversion. Holders of Series A preferred stock shall have the right to convert each of their shares of Series A preferred Stock into such number of fully paid and nonassessable shares of common Stock as is determined by dividing the number of shares of Series A preferred stock held by such holder by the conversion price at the time of such conversion. The initial conversion price per share for shares of Series A preferred stock is $1.55 (subject to certain adjustments as set forth in the Certificate of Designation). A mandatory conversion of all outstanding shares of Series A preferred stock shall occur upon the earlier of either (i) January 27, 2009 or (ii) the date we consummate a bona fide firm underwritten public offering of our securities of at least $20 million in which the price per share is at least $4.00 (subject to certain adjustments as set forth in the Certificate of Designation) and subject to other terms and restriction as set forth in the Certificate of Designation.

Voting, Dividend and Other Rights. The Certificate of Designation provides, among other terms, that (i) dividends will accrue at the rate of seven percent (7%) per annum on the liquidation preference of our outstanding shares of Series A preferred stock, payable semi-annually, and (ii) the Series A preferred stock shall carry the following voting rights whereby the consent or affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series A preferred stock is necessary to: (a) authorize, create, issue or increase the authorized or issued amount of any class or series of stock (with limited exceptions); (b) amend, alter or repeal the provisions of the Series A preferred stock to adversely affect the rights, preferences and voting powers of such Series A preferred stock, (c) repurchase, redeem or pay dividends on any shares of common stock; (d) amend our Articles of Incorporation or our By-Laws; (e) effect any distribution with respect to any junior stock; (f) reclassify our outstanding securities, and (g) voluntarily file for bankruptcy, liquidate our assets or change the nature of our business.

The terms of our Series A preferred stock also require us to pay one-time special dividend, payable in additional shares of Series A preferred stock ($1.55 per share or $4.5 million in the initial aggregate amount to the holders thereof, if our aggregate gross revenues for the four (4) consecutive calendar quarters commencing on April 1, 2006 do not equal or exceed $50,000,000. The number of additional shares issuable to each holder shall be equal to the product of (i) the number of shares of Series A preferred stock held by such holder at such time multiplied by (ii) 38.39%.

Redemption. A holder of the Series A preferred stock shall have the option to require us to redeem all or a portion of such holder’s shares of Series A preferred stock at a price per share equal to 100% of the liquidation preference amount (plus any accrued but unpaid dividends and liquidated damages) inn connection with (i) a merger or consolidation of our company, (ii) the sale or transfer of more than 50% of our assets other than inventory in the ordinary course of business or (iii) the closing of a tender or exchange offer in which more than 50% of the outstanding shares of our common stock were tendered and accepted. In addition, a holder of the Series A preferred stock shall have the option to require us to redeem all or a portion of such holder’s shares of Series A preferred stock at a price per share equal to 120% of the liquidation preference amount (plus any accrued but unpaid dividends and liquidated damages), upon the occurrence of (i) a lapse in the effectiveness of the registration statement we are required to file and maintain covering the shares of common stock issuable upon conversion of such shares of Series A preferred stock, which lapse continues for 20 consecutive trading days and the shares of common stock which such holder’s shares of Series A preferred stock can be converted, cannot be sold in the public markets, (ii) a suspension of the listing of our common stock on all public markets for a period of five consecutive trading days, (iii) the deregistration of our common stock so that it is no longer publicly traded or (iv) our failure to comply with the terms of a conversion notice or any request for conversion.

Rights Upon Liquidation.  Upon liquidation, the holders of the shares of Series A preferred stock shall be entitled to receive distributions equal to the liquidation preference amount of the Series A preferred stock before any amount shall be paid to the holders of common stock or any other junior capital stock.

Warrant Terms

Series A Purchaser Warrants. In connection with the Series A Convertible Stock Purchase Agreement with various purchasers of shares of our Series A preferred stock, we issued to such purchasers three-year warrants to purchase an aggregate of 2,903,229 shares of our common stock, with an exercise price of $2.25 per share. These warrants expire on March 2, 2009.

Placement Agent Warrants. In connection with its role as placement agent with respect to our Series A preferred stock, we issued to H.C. Wainwright & Co., Inc. (and its designees) five-year warrants to purchase an aggregate of 290,323 shares of our common stock with an exercise price of $1.55 per share. These warrants expire on March 2, 2011.

Each of these warrants contains anti-dilution provisions that will adjust the exercise price of such warrants in the event we effect a stock split, stock dividend and the like or if we sell shares of common stock or securities convertible into shares of common stock (with certain exceptions) at a per share price that is less than the exercise price of such warrants. Such warrants also provide for cashless exercise in the event that the Series A Financing Registration Statement (as defined below) is not effective at any time (with certain exceptions) during the period we are required to have the Series A Financing Registration Statement effective.

Laurus Warrant. In connection with our secured, non-convertible, revolving credit facility from Laurus, we issued to Laurus a seven-year warrant granting Laurus the right to purchase for cash (or through a “cashless exercise” feature) up to 750,000 shares of our common stock at an exercise price of $.01 (the “Laurus Warrant”). The Laurus Warrant expires on January 27, 2013. Under the terms of the security agreement governing the credit facility, Laurus may not sell any shares of common stock it receives through the exercise of the Laurus Warrant prior to January 27, 2007. Additionally, Laurus agreed not to sell any shares issuable upon exercise of the Laurus Warrant that would exceed twenty-five percent (25%) of the aggregate dollar trading volume of our common stock for the 22-day trading period immediately preceding such sale.

Furthermore, Laurus may not exercise this warrant in connection with a number of shares of common stock which would exceed the difference between (i) 4.99% of the issued and outstanding shares of common stock and (ii) the number of shares of common stock beneficially owned by Laurus except upon (i) seventy-five (75) days’ prior notice from Laurus to us or (ii) upon the occurrence and continuance of an event of default under the security agreement governing the credit facility.

Registration Rights

Laurus Financing Transaction. In connection with our credit facility from Laurus, we granted registration rights to Laurus pursuant to a registration rights agreement dated as of January 27, 2006. Pursuant to the terms of such registration rights agreement, we filed a registration statement on Form SB-2 of which this Prospectus is a part, registering the re-sale of the shares of our common stock issuable upon exercise of warrants to purchase 750,000 shares of our common stock. We are required to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission (the “Commission”) as promptly as possible after filing, but not later than October 15, 2006. We entered into an Amendment No. 1 and Waiver to Registration Rights Agreement with Laurus, dated as of June 12, 2006, pursuant to which certain of the terms and provisions of the registration rights agreement between our company and Laurus were amended, including the extension of the filing date of the registration statement on Form SB-2 of which this Prospectus is a part, until July 15, 2006. Subject to certain exceptions, we are required to keep such registration statement effective so long as such warrants remain outstanding. On July 17, 2006, we entered into an Amendment No. 2 and Waiver to Registration Rights Agreement with Laurus, pursuant to which the filing date of the registration statement on Form SB-2 of which this Prospectus is a part, was further extended until July 31, 2006.

Series A Financing Transaction. In connection with the a Series A convertible stock purchase agreement with certain purchasers of shares of our Series A preferred stock dated March 3, 2006 (the “Purchase Agreement”), we granted registration rights to such purchasers pursuant to a registration rights agreement dated as of March 3, 2006. Pursuant to the terms of such registration rights agreement, we filed a registration statement on Form SB-2 of which this Prospectus is a part (the “Series A Registration Statement”), registering the re-sale of the shares of our common stock issuable (i) upon exercise of the Warrant and the Agent Warrants, and (ii) upon the conversion of the shares of Series A Preferred Stock issued in connection with the Purchase Agreement (the “Registrable Securities”). Under the terms of our agreement, we were required to file the Series A Financing Registration Statement with the Commission not later than seven (7) days following the date of filing of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

We are required to use our best efforts to have the Series A Financing Registration Statement declared effective by the Commission as promptly as possible after filing, but in any event on or prior to the earlier of (i) sixty (60) days following the filing date of the Series A Financing Registration Statement (or ninety (90) days following the filing date if the Commission informs us that the Series A Financing Registration Statement will be reviewed) and (ii) a date which is within five (5) business days of the date on which the Commission informs us that they will not review the Series A Financing Registration Statement or the submission of our request for an accelerated effective date of the Series A Financing Registration Statement.

In addition, we are obligated to use our best efforts to maintain the effectiveness of the Series A Financing Registration Statement until the earlier of the date on which (i) all shares covered by the Series A Financing Registration Statement have been sold or (ii) all shares registered thereunder may be sold immediately without registration under the Securities Act of 1933, as amended (the “Act”) and without volume restrictions pursuant to Rule 144(k) of the Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., 706 East Bell Road, Suite 202, Phoenix, Arizona, 85022.

SELLING STOCKHOLDERSS

The following table sets forth information with respect to the number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the maximum number of shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership contained in the terms of (i) our Series A preferred stock, (ii) the warrants issued to Laurus or (iii) the warrants issued to holders in connection with our private placement of our Series A preferred stock. The information in the table below is current as of August 21, 2006. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

For purposes of this table, except as described above, beneficial ownership is determined in accordance with Commission rules, and includes voting power and investment power with respect to shares and shares owned pursuant to options or warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After Offering" column assumes the sale of all shares offered.

As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement of which this prospectus is a part.

Selling Stockholders	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares Offered(2)	Number of Shares Beneficially Owned After Offering
Enable Growth Partners LP	2,358,488(3)	2,354,838(3)	3,650
Laurus Master Fund, Ltd.	780,000(4)	780,000(4)	-0-
Gryphon Master Fund, L.P.	1,290,324(5)	1,290,324(5)	-0-
GSSF Master Fund, LP	645,162(6)	645,162(6)	-0-
Hudson Bay Fund, LP	645,162(7)	645,162(7)	-0-
Pierce Diversified Strategy Master Fund LLC	484,622(8)	483,872(8)	750
Enable Opportunity Fund Partners LP	387,696(9)	387,096(9)	600
H.C. Wainwright & Co., Inc.	145,161(10)	145,161(10)	-0-
John R. Clarke	89,928(11)	89,928(11)	-0-
Charles Eissa	66,501(12)	66,501(12)	-0-
Michael and Betsey Brauser	66,501(13)	66,501(13)	-0-
Ari J. Fuchs	38,540(14)	38,540(14)	-0-
Jason A. Stein	14,516(15)	14,516(15)	-0-
Scott Frohman	9,173(16)	9,173(16)	-0-
Mark Baldinger	4,587(17)	4,587(17)	-0-
William Relyea	2,177(18)	2,177(18)	-0-

_______________

(1)
Unless otherwise indicated, each selling stockholder has sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2)
The actual number of shares of our common stock offered hereby, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of any warrant by reason of adjustment mechanisms described therein, by reason of penalty provisions described therein, or by reason of any future stock splits, stock dividends or similar transactions involving our common stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act.

(3)
Represents (i) 1,177,419 shares of common stock issuable upon the conversion of 1,177,419 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), having a conversion price of $1.55 per share and (ii) 1,177,419 shares of our common stock issuable upon the exercise of warrants having an exercise price of $2.25 per share (the “Investor Warrants”), which shares of Series A Preferred Stock and Investor Warrants were issued and sold by us to the selling stockholder in a private placement in March 2006. The purchase price per share was $1.55. The terms of each of the Series A Preferred Stock and the Investor Warrants issued to such holder provide that such holder may not (i) convert such shares of Series A Preferred Stock nor (ii) exercise such Investor Warrants if such conversion or exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such conversion or exercise. Accordingly, while all shares that are issuable to such holder upon conversion of the Series A Preferred Stock or upon exercise of an Investor Warrant are included in the number of shares of common stock being offered in the table, shares which such holder is prevented from acquiring as a result of these provisions are not shown as beneficially owned. Enable Growth Partners L.P. is affiliated with Enable Capital LLC, a registered broker dealer. Mitch Levine is the Managing Member of Enable Capital LLC and is also a principal of Enable Growth Partners L.P.’s general partner. We have been advised that Enable Growth Partners LP purchased shares of Series A Preferred Stock for the sole benefit of the fund’s limited partners, and with no pre-existing, current or future intent to distribute such shares through Enable Capital LLC. Enable Growth Partners L.P. acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of such securities. We have been advised that Enable Capital LLC is foreclosed from such activity, as it maintains no customer or client accounts.

(4)
On January 27, 2006, we entered into a Security Agreement with Laurus Master Fund, Ltd (“Laurus”) pursuant to which Laurus agreed to provide us with a $6 million revolving, convertible credit facility (the "Facility"). The term of the Facility is three years. In connection with the Facility, we issued to Laurus a warrant that entitles the holder thereof to purchase, at any time through January 27, 2013, up to 750,000 shares of our common stock at a price of $.01 per share, as adjusted (the "Laurus Warrant"). The terms of the Laurus Warrant provide that Laurus may not exercise such warrants or convert the Laurus Note if such exercise or conversion would result in Laurus beneficially owning more than 4.99% of our outstanding common stock, without first providing us notice at least 75 days’ prior to such exercise. In addition, on June 12, 2006, we entered into an Amendment to the Registration Rights Agreement with Laurus pursuant to which we issued 30,000 shares of our common stock to Laurus in consideration for a waiver of various conditions contained therein and an extension of the filing date of the registration statement registering the shares of common stock issuable upon exercise of the Laurus Warrant. Laurus is a Cayman Islands-based institutional fund specializing in providing financing to small capitalization publicly-traded companies. Control of all investment decisions are vested with its investment manger, Laurus Capital Management LLC. The directors of Laurus Capital Management LLC are David and Eugene Grin. By virtue of their position as principals of Laurus Capital Management LLC, Messrs. Grin exercise voting control over the shares of our common stock owned by Laurus.

(5)
Represents (i) 645,161 shares of our common stock issuable upon conversion of 645,161 shares of Series A Preferred Stock having a conversion price of $1.55 per share and (ii) 645,161 shares of our common stock issuable upon the exercise of an Investor Warrant having an exercise price of $2.25 per share, which shares of Series A Preferred Stock and Investor Warrants were issued and sold by us to the selling stockholder in a private placement in March 2006. The purchase price per share was $1.55. The terms of each of the Series A Preferred Stock and Investor Warrants issued to such holder provide that such holder may not (i) convert such shares of Series A Preferred Stock nor (ii) exercise such Investor Warrants if such conversion or exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such conversion or exercise. Accordingly, while all shares that are issuable to such holder upon conversion of the Series A Preferred Stock or upon exercise of an Investor Warrant are included in the number of shares of common stock being offered in the table, shares which such holder is prevented from acquiring as a result of these provisions are not shown as beneficially owned. E.B. Lyon, IV has the sole voting and investment power over the shares beneficially owned by Gyphon Master Fund, L.P., however, neither Gryphon Master Fund, L.P., nor Mr. Lyon is a registered broker dealer or affiliated with such a broker dealer. We have been advised that Gryphon Master Fund, L.P. purchased shares of our Series A Preferred Stock the sole benefit of the fund’s limited partners, and with no pre-existing, current or future intent to distribute such shares through any broker dealer. We have been advised that Gryphon Master Fund, L.P. acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of such securities.

(6)
Represents (i) 322,580 shares of our common stock issuable upon conversion of 322,580 shares of Series A Preferred Stock having a conversion price of $1.55 per share and (ii) 322,580 shares of our common stock issuable upon the exercise of an Investor Warrant having an exercise price of $2.25 per share, which shares of Series A Preferred Stock and Investor Warrants were issued and sold by us to the selling stockholder in a private placement in March 2006. The purchase price per share was $1.55. The terms of each of the Series A Preferred Stock and Investor Warrants issued to such holder provide that such holder may not (i) convert such shares of Series A Preferred Stock nor (ii) exercise such Investor Warrants if such conversion or exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such conversion or exercise. Tom C. Davis has the sole voting and investment power over the shares beneficially owned by GSSF Master Fund, LP, however, neither GSSF Master Fund, LP, nor Mr. Davis is a registered broker dealer or affiliated with such a broker dealer. We have been advised that GSSF Master Fund, LP purchased shares of our Series A Preferred Stock for the sole benefit of the fund’s limited partners, and with no pre-existing, current or future intent to distribute such shares through any broker dealer. We have been advised that GSSF Master Fund, LP acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of such securities.

(7)
Represents (i) 322,580 shares of our common stock issuable upon conversion of 322,580 shares of Series A Preferred Stock having a conversion price of $1.55 per share and (ii) 322,580 shares of our common stock issuable upon the exercise of an Investor Warrant having an exercise price of $2.25 per share, which shares of Series A Preferred Stock and Investor Warrants were issued and sold by us to the selling stockholder in a private placement in March 2006. The purchase price per share was $1.55. The terms of each of the Series A Preferred Stock and Investor Warrants issued to such holder provide that such holder may not (i) convert such shares of Series A Preferred Stock nor (ii) exercise such Investor Warrants if such conversion or exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such conversion or exercise. Hudson Bay Fund LP is affiliated with XTF Market Making LLC and XTF Capital LLC, both registered broker dealers. Yoav Roth and John Doscas share the voting and investment power over the shares beneficially owned by Hudson Bay Fund LP. We have been advised that Hudson Bay Fund LP purchased shares of our Series A Preferred Stock for the sole benefit of the fund’s limited partners, and with no pre-existing, current or future intent to distribute such shares through XTF Market Making LLC or XTF Capital LLC. Neither Mr. Roth nor Mr. Doscas are principals of, or affiliated with either of XTF Market Making LLC or XTF Capital LLC. We have been advised that Hudson Bay Fund LP acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of such securities.

(8)
Represents (i) 241,935 shares of our common stock issuable upon conversion of 241,935 shares of Series A Preferred Stock having a conversion price of $1.55 per share and (ii) 241,935 shares of our common stock issuable upon the exercise of an Investor Warrant having an exercise price of $2.25 per share, which shares of Series A Preferred Stock and Investor Warrants were issued and sold by us to the selling stockholder in a private placement in March 2006. The purchase price per share was $1.55. The terms of each of the Series A Preferred Stock and Investor Warrants issued to such holder provide that such holder may not (i) convert such shares of Series A Preferred Stock nor (ii) exercise such Investor Warrants if such conversion or exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such conversion or exercise. Pierce Diversified Strategy Master Fund LLC is affiliated with Enable Capital LLC, a registered broker dealer. Mitch Levine is the Managing Member of Enable Capital LLC and is also a principal of Pierce Diversified Strategy Master Fund LLC’s general partner. We have been advised that Enable Growth Partners LP purchased shares of our Preferred Stock for the sole benefit of the fund’s limited partners, and with no pre-existing, current or future intent to distribute such shares through Enable Capital LLC. We have been advised that Pierce Diversified Strategy Master Fund LLC acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of such securities. Enable Capital LLC is foreclosed from such activity, as it maintains no customer or client accounts.

(9)
Represents (i) 241,935 shares of our common stock issuable upon conversion of 241,935 shares of Series A Preferred Stock having a conversion price of $1.55 per share and (ii) 241,935 shares of our common stock issuable upon the exercise of an Investor Warrant having an exercise price of $2.25 per share, which shares of Series A Preferred Stock and Investor Warrants were issued and sold by us to the selling stockholder in a private placement in March 2006. The purchase price per share was $1.55. The terms of each of the Series A Preferred Stock and Investor Warrants issued to such holder provide that such holder may not (i) convert such shares of Series A Preferred Stock nor (ii) exercise such Investor Warrants if such conversion or exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such conversion or exercise. Enable Opportunity Partners L.P. is affiliated with Enable Capital LLC, a registered broker dealer. Mitch Levine is the Managing Member of Enable Capital LLC and is also a principal of Enable Opportunity Partners L.P.’s general partner. We have been advised that Enable Growth Partners LP purchased shares of our Series A Preferred Stock for the sole benefit of the fund’s limited partners, and with no pre-existing, current or future intent to distribute such shares through Enable Capital LLC. We have been advised that Enable Opportunity Partners L.P. acquired the securities in the ordinary course of business and, at the time of acquisition, had no agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of such securities. Enable Capital LLC is foreclosed from such activity, as it maintains no customer or client accounts.

(10)
In connection with our private placement of shares of Series A Preferred Stock in March 2006, we issued to H.C. Wainwright & Co., Inc. (and its designees) (“HCW”) five-year warrants to purchase an aggregate of 290,323 shares of our common stock, with an exercise price of $1.55 per share (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants issued to such holder provide that such holder may not exercise such Placement Agent Warrants if such exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such exercise. HCW is a licensed broker-dealer. A portion of the warrants were assigned to each of Mr. Clarke, Mr. Fuchs, Mr. Stein and Mr. Relyea, which individuals are principals and employees of HCW. The shares of common stock being registered for resale represent shares issuable upon exercise of the warrants retained by HCW.

(11)
Represents 89,928 shares of our common stock issuable upon the exercise of Placement Agent Warrants having an exercise price of $1.55 per share, which Placement Agent Warrants were assigned to such selling stockholder by HCW. The terms of the Placement Agent Warrants issued to such holder provide that such holder may not exercise such Placement Agent Warrants if such exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such exercise.

(12)
Represents 66,501 shares of our common stock issued to such selling stockholder as partial consideration in connection with our purchase of the assets of Marlin Capital Partners II LP (d/b/a InTransit Media) in February 2006.

(13)
Represents 66,501 shares of our common stock issued to such selling stockholder as partial consideration in connection with our purchase of the assets of Marlin Capital Partners II LP (d/b/a InTransit Media) in February 2006.

(14)
Represents 38,540 shares of our common stock issuable upon the exercise of Placement Agent Warrants having an exercise price of $1.55 per share, which Placement Agent Warrants were assigned to such selling stockholder by HCW. The terms of the Placement Agent Warrants issued to such holder provide that such holder may not exercise such Placement Agent Warrants if such exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such exercise.

(15)
Represents 14,516 shares of our common stock issuable upon the exercise of Placement Agent Warrants having an exercise price of $1.55 per share, which Placement Agent Warrants were assigned to such selling stockholder by HCW. The terms of the Placement Agent Warrants issued to such holder provide that such holder may not exercise such Placement Agent Warrants if such exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such exercise.

(16)
Represents 9,173 shares of our common stock issued to such selling stockholder as partial consideration in connection with our purchase of the assets of Marlin Capital Partners II LP (d/b/a InTransit Media) in February 2006.

(17)
Represents 4,587 shares of our common stock issued to such selling stockholder as partial consideration in connection with our purchase of the assets of Marlin Capital Partners II LP (d/b/a InTransit Media) in February 2006.

(18)
Represents 2,177 shares of our common stock issuable upon the exercise of Placement Agent Warrants having an exercise price of $1.55 per share, which Placement Agent Warrants were assigned to such selling stockholder by HCW. The terms of the Placement Agent Warrants issued to such holder provide that such holder may not exercise such Placement Agent Warrants if such exercise would result in such holder beneficially owning more than 4.99% of our outstanding common stock, without first provided us notice at least 61 days’ prior to such exercise.

No affiliate of the selling stockholders has held any position or office with us or any of our affiliates and none of the selling stockholders has not had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by such selling stockholder. Each selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Each of the selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Each of the selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of our common stock and the activities of the selling stockholders. If any of the selling stockholders is deemed to be a “statutory underwriter” within the meaning of Section 2(11) of the Securities Act, the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of our common stock by such selling stockholder. In such case, under Regulation M, neither the selling stockholder nor its agents may bid for, purchase or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing any shares covered by this prospectus. In addition, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders should be advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the plan of distribution, then, to the extent required, a post-effective amendment to the registration statement of which this prospectus forms a part must be filed with the Commission.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York 10022. Pryor Cashman Sherman & Flynn LLP holds a warrant to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.

EXPERTS

The consolidated financial statements as of December 31, 2005, and for the years ended December 31, 2005 and 2004 included herein and elsewhere in this Registration Statement, have been audited by Peterson Sullivan P.L.L.C., independent registered public accounting firm, for the period and the extent set forth in their report appearing herein and elsewhere in the Registration Statement. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form SB-2 (including exhibits and schedules) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the public reference facilities of the Commission in Washington, D.C. You may call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are also available to the public from the Commission's website at http//www.sec.gov.

IMPART MEDIA GROUP, INC.

IMPART MEDIA GROUP, INC.
(FORMERLY KNOWN AS LIMELIGHT MEDIA GROUP, INC.)
CONSOLIDATED BALANCE SHEET
June 30, 2006
(UNAUDITED)

ASSETS

Current assets
Cash	$406,459
Accounts receivable, net	4,630,345
Inventory	477,366
Prepaid expenses and other current assets	1,581,993
Total current assets	7,096,163

Fixed assets, net	1,437,639

Other Assets
Intangible assets, net (Note 5, 8)	6,121,166
Deferred financing costs, net (Note 10)	2,183,446
Other Assets	64,013
Total other assets	8,368,625

Total assets	$16,902,427

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$7,195,829
Accrued liabilities	411,570
Customer deposits	85,534
Lines of credit (Note 10)	657,137
Note payable	100,000
Note payable - related parties (Note 9)	190,766
Capital lease obligation - current portion	21,330
Stock issuance payable (Note 2)	462,210
Other liabilities	203,215
Total current liabilities	9,327,591

Capital lease obligation - long term	92,328

Total liabilities	9,419,919

Commitments and contingencies

Stockholders' equity
Preferred stock - $.001 par value, 25,000,000 shares authorized, 2,903,229 shares issued and outstanding	2,903
Common stock - $.001 par value, 100,000,000 shares authorized, 21,828,299 shares issued and outstanding	21,828
Additional paid-in capital	17,544,509
Accumulated deficit	(10,086,732)
Total stockholders' equity	7,482,508

Total liabilities and stockholders' equity	$16,902,427

See accompanying notes to consolidated financial statements.

IMPART MEDIA GROUP, INC.
(FORMERLY KNOWN AS LIMELIGHT MEDIA GROUP, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenues
Equipment sales	$634,553	$850,251	$1,159,189	$1,734,037
Managed subscription	108,031	-	261,130	-
Consulting and design services	100,565	166,715	206,428	173,291
Media Services	583,188	-	1,022,334	-

Total revenues	1,426,337	1,016,966	2,649,081	1,907,328

Cost of revenues	703,287	613,125	1,291,728	1,311,573

Gross profit	723,050	403,841	1,357,353	595,755

General and administrative expenses
Professional and consulting	966,184	27,341	1,572,736	59,257
Selling and marketing	266,175	31,213	336,372	69,632
Depreciation and amortization	741,514	7,389	1,080,132	13,013
Wages and salaries	1,027,151	229,225	2,372,031	434,506
Rent expense	109,718	53,652	198,183	107,213
Other general and administrative expenses	385,385	32,560	1,089,783	75,584

Total general and administrative expenses	3,496,127	381,380	6,649,237	759,205

Income (loss) from operations	(2,773,077)	22,461	(5,291,884)	(163,450)

Other income (expense)
Other income and expense, net	(14,052)	10,176	-	23,866
Gain on extinguishment of notes payable	-	-	106,423	-
Interest expense	(277,925)	(5,845)	(715,277)	(21,208)

Net Income (loss)	$(3,065,054)	$26,792	$(5,900,738)	$(160,792)

Net Income (Loss) - Common Stockholders:
Net Loss	$(3,065,054)	$26,792	$(5,900,738)	$(160,792)
Beneficial conversion feature of Series A preferred stock	-	-	(933,873)	-
Accretion of dividends on Series A preferred stock	(80,675)	-	(104,125)	-

Net earnings (loss) - available to common stockholders	$(3,145,729)	$26,792	$(6,938,736)	$(160,792)

Basicand diluted earnings (loss) per common share	$(0.14)	$0.01	$(0.35)	$(0.03)

Basic and Diluted weighted average common shares outstanding	21,750,103	4,828,831	20,097,470	4,828,831

See accompanying notes to consolidated financial statements.

IMPART MEDIA GROUP, INC.
(FORMERLY KNOWN AS LIMELIGHT MEDIA GROUP, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the six months	For the six months
	Ended	Ended
	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Net loss	$(5,900,738)	$(160,792)
Adjustments to reconcile net loss to net cash used by operating activities:
Issue common stock for non-cash consulting expense	1,000,000	-
Issue warrants for servicing	215,875	-
Non-cash compensation expense	355,637	-
Non-cash stock compensation expense	91,022	-
Non-cash interest expense	264,041	-
Gain on extinguishment of notes payable	(106,423)	-
Depreciation and amortization	1,073,131	13,013
Other	13,148	-
Changes in operating assets and liabilities net of acquired assets and liabilities due to acquisitions:
Accounts receivable	(3,869,595)	421,940
Inventory	6,172	(25,632)
Prepaid expenses and other current assets	(1,170,648)	100
Other assets	440,527	-
Accounts payable	3,975,794	(362,810)
Accrued liabilities	1,626,520	(40,335)
Customer deposits		119,834
Net cash used by operating activities	(1,985,537)	(34,682)

Cash flows from investing activities:
Cash paid out in acquisition of Intransit Media	(500,000)	-
Acquisition of E&M	(600,000)	-
Purchase of fixed assets	(222,303)	(190,436)
Cash acquired in reverse merger	--	1,968
Net cash (used) by investing activities	(1,322,303)	(188,468)

Cash flows from financing activities:
Proceeds from sale of common stock	666,801
Proceeds from sale of Preferred stock and issuance of warrants	3,910,505	-
Issuance of common stock for exercise of warrants	22,750	-
Deferred financing costs and commitment fees	(428,000)	-
Net change in line of credit	(38,294)	11,494
Proceeds from notes payable	-	70,000
Net change in bank overdraft	-	95,531
Change in due to related parties	-	(10,250)
Principal payments on notes payable	(607,600)	-
Proceeds from notes payable - related parties	150,000	36,000
Principal payments on notes payable	-	(16,102)
Principal payments on capital lease obligations	(28,504)	-
Net cash provided by financing activities	3,647,658	186,673

Net change in cash	339,818	(36,477)

Cash, beginning of period	66,641	36,477

Cash, end of period	$406,459	$-

Supplementary cash flow information:
Cash payments for income taxes	$-	$-
Cash payments for interest	$138,335	$23,455

Non-cash investing and financing activities:

Common stock issued for acquisition	$572,500	$-

See accompanying notes to consolidated financial statements.

IMPART MEDIA GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business and History

Description of Business. Impart Media Group, Inc. (formerly known as Limelight Media Group, Inc. and hereinafter referred to as "we", "us" or the "Company") sells dynamic digital media solutions consisting of monitors, media servers, and associated technological hardware and software. We provide design, integration, fabrication, assembly, QA (quality assurance), creative production, and installation services throughout the United States. As a result of our acquisition of E&M Advertising, Inc. and its affiliates in February 2006, we now provide advertising capability to the digital elements and other media services we deploy for our customers.

We have developed and offer for sale a digital media network that is based on a unique architecture called Impart IQ, a web-based service that we believe no other company in the sector provides. Our products are targeted to businesses desiring digital signage and interactive media systems in one or more locations. This centrally managed network has the capability to deliver relevant information to any location where a message benefits from real time delivery to one or numerous displays. The network may be managed by our customers or by us.

We are currently developing products and networks for multiple markets, thereby providing the potential to realize revenue from multiple sources. For example, airports, mass transit facilities, malls, financial institutions, retail stores and government agencies can be location partners for directory services and the distribution of advertisements, marketing messages and information and entertainment content. Revenues are derived from network monitoring, hosting, equipment sales, maintenance and installation fees, content management, creative development fees, advertising sales and sponsorships. Advertising revenue may be used to offset the costs of deployment for location partners or the partners may receive a portion of the advertising revenue on a negotiated basis.

For the three month period and six month period ended June 30, 2006, our primary source of revenue was derived from media services, equipment sales, and managed subscription services. For the three month period and six month period ended June 30, 2005, our primary source of revenue was derived from equipment sales and consulting and design services.

History. We were incorporated in the State of Nevada on May 17, 1996 under the name "Multinet International Corporation." On October 3, 2003, we changed our name to "Limelight Media Group, Inc."

On June 30, 2005, we acquired all of the outstanding capital stock of Impart, Inc., a Washington corporation (the "Impart, Inc. Transaction"). Impart, Inc. was a privately-held company that sold dynamic media solutions consisting of monitors, computers, mounting systems, and associated technological hardware. The acquisition of the Impart, Inc. stock was a "reverse acquisition" in which all of the outstanding capital stock of Impart, Inc. was effectively exchanged for a controlling interest in our company. On June 30, 2005, immediately prior to the Impart, Inc. Transaction, Impart, Inc. purchased all of the assets of iPoint Networks, LLC, a Washington limited liability company ("iPoint"), pursuant to an asset purchase agreement (the "iPoint Transaction"). As consideration for the asset purchase, Impart, Inc. issued a promissory note in the amount of $250,000 to the seller of iPoint and issued shares of our common stock having an aggregate value of $750,000.

Prior to the Impart, Inc. Transaction, we were a public company with nominal operations, and had $106,000 in assets (including cash totaling $2,000); liabilities totaling $891,000; a cash equivalent credit valued at $125,000 previously purchased through the issuance of shares of our common stock and a receivable related to the issuance of our common stock totaling $12,500.

As we did not have a sufficient number of duly authorized shares on the date of the acquisition, the parties agreed to holdback 2.9 million shares ("Holdback Shares") of the 8.1 million shares of our common stock to be issued to the owners of Impart, Inc. and iPoint. During the fourth quarter of 2005, we entered into agreements to convert the 2.9 million Holdback Shares into a liability totaling $4.6 million. This liability later was satisfied in exchange for the issuance of the same number of shares as was originally defined as the Holdback Shares.

The following table reflects the stock issued in relation to the Impart, Inc. Transaction and the iPoint Transaction:

	Impart Transaction[1]	iPoint Transaction[2]	Total
Total consideration	7,656,250	468,750	8,125,000
Holdback shares	(2,709,135)	(165,865)	(2,875,000)
Total common stock issuance	4,947,115	302,885	5,250,000

In addition to the shares described above, we issued 81,000 shares of our common stock as part of the Impart, Inc. Transaction that are held in escrow. Some or all of these shares will be used to settle liabilities that were outstanding at the time of the transaction and that are still being negotiated.

On June 30, 2005, immediately prior to the consummation of the Impart, Inc. Transaction, Impart, Inc. purchased all of the assets of Media Sidestreet Corporation ("MSSCO") pursuant to an asset purchase agreement. In exchange for the purchase of all the assets of MSSCO, Impart, Inc. issued promissory notes in the aggregate principal amount of $1 million to the sellers of MSSCO. We satisfied such notes in January of 2006 by issuing our common stock at a value of $1.00 per share. The satisfaction of the notes through the issuance of our common stock resulted in a gain on retirement of debt of $106,000. Prior to the Impart, Inc. Transaction, the majority owners of Impart, Inc. were the owners of MSSCO. As a result, this acquisition was a related party transaction. Accordingly, our financial statements include the combined historical financial statements of Impart, Inc. and MSSCO.

On February 2, 2006, we purchased from Marlin Capital Partners II, LLC (doing business as InTransit Media) all of the assets used in its digital advertising services business, including the right to manage the PATHVISION digital signage system owned by the Port Authority’s PATHVISION broadcasting system, and the equipment, computer servers and software used by them in the delivery of such services.

On February 28, 2006, we purchased substantially all of the assets E&M Advertising, Inc., E&M West/Camelot, Inc. and NextReflex, Inc. (collectively, “E&M”), through a newly formed subsidiary, Impart Media Advertising, Inc. E&M was engaged in the placement and marketing of direct response media. In consideration for the purchase of the assets, we agreed (i) to pay an aggregate of $800,000, of which $200,000 was paid on the closing date, $400,000 was paid in March 2006 and the remaining $200,000 is required to be paid on the first anniversary of the closing date and (ii) to issue an aggregate of 1.6 million restricted shares of our common stock. In April 2006, we issued 1.47 million of the 1.6 million restricted shares. The fair value of the shares issued at the measurement date was approximately $4.8 million.

2. Basis of Presentation

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of our company as of June 30, 2006, its cash flows for the six months ended June 30, 2006 and 2005 and its results of operations for the three and six months ended June 30, 2006 and 2005. Pursuant to the rules and regulations of the U.S. Securities and Exchange Comission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Audited Financial Statements and the other information also included in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

[1]
The Impart, Inc. Transaction is considered to be a capital transaction in substance, rather than a business combination. As such, the Impart, Inc. Transaction is equivalent to the issuance of stock by a private company (Impart, Inc.) for the net monetary assets of a public shell company (Limelight Media Group, Inc.), accompanied by a recapitalization. Thus, the 4.95 million shares (net of Holdback Shares) of common stock issued to the shareholders of Impart, Inc. are retroactively applied. The accounting for the Impart, Inc. Transaction is identical to that resulting from a reverse acquisition, except that neither goodwill nor other intangible assets was recorded. Accordingly, these financial statements are the historical financial statements of Impart, Inc. Impart, Inc. was incorporated on June 19, 1984, in the State of Washington.

[2]
The Ipoint Transaction resulted in the acquisition of certain fixed assets in exchange for 302,885 shares (net of Holdback Shares) and a promissory note totaling $250,000. The note was satisfied in January 2006.

The results of our operations for the three months and the six months ended June 30, 2006 are not necessarily indicative of the results of operations for the full year ending December 31, 2006.

3. Liquidity: Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred net losses of approximately $5.9 million and $161,000 for the six months ended June 30, 2006 and June 30, 2005, respectively. Our current liabilities exceeded our current assets by approximately $2.2 million as of June 30, 2006. Our net cash used in operating activities approximated $2.1 million for the six months ended June 30, 2006.

At June 30, 2006, total cash was approximately $406,000. In the first quarter of 2006, we entered into a $6 million secured, revolving credit facility (the “Laurus Facility”) with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”). The term of the Laurus Facility is three years and interest accrues on any unpaid principal plus interest at a rate per annum equal to the “prime rate” plus three percent (3%). The maximum principal amount of all borrowings under the Laurus Facility cannot exceed ninety percent of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate. As of June 30, 2006, the amount available to us to draw down under the Laurus facility was $1.2 million.

We anticipate that our existing capital resources, including the $1.2 million that was available to us under the Laurus Facility, will not enable us to continue operations past September of 2006, or earlier if unforeseen events or circumstances arise that negatively affect our liquidity. These circumstances may adversely affect our ability to raise additional capital. If we fail to raise additional capital or obtain substantial cash inflows from product sales prior to September 2006, we will be forced to cease operations. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. We are actively working with investment bankers concerning our financing options. We cannot assure you that financing will be available to us on favorable terms or at all.

We anticipate that we will generate significant losses from operations for the foreseeable future. As of June 30, 2006, our accumulated deficit was $10.1 million. Our net loss was $3.1 million for the three months ended June 30, 2006 and $5.9 million for the six month period ending June 30, 2006. We have limited capital resources, and operations to date have been funded with the proceeds from product sales, accounts receivable based financings, public and private equity and debt financings and income earned on investments. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended December 31, 2005 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on additional sources of capital and the success of our operating plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

To realize our growth strategy and business plans, we will likely seek additional borrowings under the Laurus Facility (Note 10) or through sales of additional shares of our capital stock to institutional investors, or a combination of both.

4. Summary of Significant Accounting Policies

Use of estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities as of the dates of the condensed consolidated balance sheets and reported amount of revenues and expenses for the periods presented. Accordingly, actual results could materially differ from those estimates.

Principles of Consolidation. The accompanying consolidated financial statements include the accounts of our company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Accounts Receivable. Accounts receivables are reviewed quarterly to determine whether their carrying value has become impaired. We consider the assets to be impaired if the balances are more than one year old. We have established an allowance for doubtful accounts of $42,000 as of June 30, 2006. When accounts are written off, they are charged against the allowance. Generally, we do not assign past due status to receivables. Also, receivables generally are not collateralized and do not bear interest.

Concentration of Credit Risk. Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of accounts receivable. As of June 30, 2006, two customers represented approximately 28% of accounts receivable. These two customers represented 11% and 11% and 12% and 13% of total revenues during the three and six months ending June 30, 2006 and 2005, respectively.

Inventory. Inventory is stated at lower of cost or market. Cost is principally determined by using the average cost method. Inventory consists of raw materials as well as finished goods held for sale. We monitor our inventory for excess and obsolete items and make necessary valuation adjustments when required.

Fixed Assets. Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized.

We periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability. No impairment was deemed to exist as of June 30, 2006.

Fixed assets acquired through the E&M Acquisition were recorded at their estimated fair value at the time of acquisition. Depreciation is recorded using the straight-line method with useful lives of approximately 3 years.

Intangibles. Intangible assets are recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Infinite lived assets consist of goodwill, which is subject to an impairment test at least annually. Finite lived assets consist of customer lists and contractual rights, which we amortize over a period of 3 and 2 years, respectively.

Net Loss per Common Share. Net loss per common share excludes any dilutive effects of options, warrants and convertible securities. Net loss per share is computed using the weighted-average number of outstanding common shares and common stock equivalent shares during the applicable period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income Taxes. We account for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Loss. SFAS No. 130, “Reporting of Comprehensive Income,” establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, we have not had any significant transactions that are required to be reported in other comprehensive loss.

Segment Information. In accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which uses the management approach to determine reportable segments. We operate under one segment.

Advertising Costs. We recognize advertising expenses in accordance with Statement of Position 93-7 “Reporting on Advertising Costs.” Accordingly, we expense the costs of producing advertisements at the time production occurs, and expense the costs of communicating advertisements in the period in which the advertising space or airtime is used.

Stock-based Compensation. Prior to January 1, 2006, we accounted for stock-based compensation under the recognition and measurement principles of SFAS No. 123, “Accounting for Stock-Based Compensation.” Effective January 1, 2006, we began recording compensation expense associated with stock options and other equity-based compensation in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment”. We recognize these compensation costs on a straight-line basis over the requisite service period of the award. Total compensation cost recognized for fair value options issued was $91,000 and $0 for the six months ended June 30, 2006 and 2005, respectively. There was no compensation cost recognized for the fair value options for the three months ended June 30, 2006 and 2005, respectively.

SFAS No. 123R requires that cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for options exercised (excess tax benefits) be classified as cash inflows from financing activities and cash outflows from operating activities. Due to our net loss position, no tax benefits have been recognized in the cash flow statement.

We also apply SFAS No. 123R and the consensus in Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" for stock based compensation to non-employees.

Revenue Recognition. We derive substantially all of our advertising revenue from fees for services. Additionally, commissions are earned based upon the placement of advertisements in various media. Revenue is realized when the service is performed in accordance with the terms of each client arrangement and upon completion of the earnings process. Revenue recognition policies are in compliance with the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) 101, “Revenue and Recognition in Financial Statements”, as updated by SAB 104. In July 2000, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) released Issue 99-19 (EITF 99-19). This Issue summarized the EITF’s views on when revenue should be recorded at the gross amount billed because revenue has been earned from the sale of goods or services, or the net amount retained because revenue has been earned from a fee or commission. We typically act as an agent on behalf of our clients in their primary lines of business. Accordingly, most revenues are recorded based upon the net commissions earned. We record non-media and Internet services at a gross billing amount, due to the actual services we perform or provide. The net billing amounts included in operating revenues for the three months and six months ended June 30, 2006 and 2005 were approximately $494,000 and $0, and $277,000 and $0, respectively.

Revenue from product sales is generally recognized when our products are shipped and/or the revenue is fully earned and ownership has passed to the customer. Revenue from management fees is recorded in the month the service is provided. Revenue from design and installation contracts is recognized using the completed-contract method. Due to the short term nature of the contracts, there were no significant contracts in process at June 30, 2006.

5. Acquisitions

InTransit Media

On February 6, 2006, we purchased from Marlin Capital Partners II, LLC (doing business as InTransit Media) all of the assets used in its digital advertising services business, including the right to manage the PATHVISION digital signage system owned by the Port Authority of New York and New Jersey. In consideration for the assets, we paid $500,000 in cash and delivered 146,762 shares of our common stock valued at $572,372 for total consideration of $1,072,372. The purchased assets consisted of the assets used in InTransit Media’s digital advertising services business, including its exclusive right to provide digital advertising services to the Port Authority of New York and New Jersey for the Port Authority's PATHVISION broadcasting system, and the equipment, computer servers and software used in the delivery of such services.

We consolidated the operations of InTransit as of the date of acquisition. The unaudited pro forma financial information presented herein reflects the estimated pro forma effect of the InTransit transaction as if it occurred on January 1, 2006 and 2005, respectively.

The unaudited pro forma condensed financial statements include specific assumptions and adjustments related to the purchase of the assets. These pro forma adjustments have been made to illustrate the anticipated financial effect of the purchase of the assets. The adjustments are based upon available information and assumptions that we believe are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial statements.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial position which would actually have been obtained if the transaction had occurred in the periods indicated below or which may exist or be obtained in the future. The information is not representative of future results of operations or financial position. The unaudited condensed pro forma financial information is qualified in its entirety and should be read in conjunction with the more detailed information and financial data appearing in our historical financial statements and notes thereto included herein. In the opinion of management, all material adjustments necessary to reflect the acquisition of the assets by us have been made.

Proforma Statement of Operations (Unaudited)

	For the Six Months Ended June 30, 2006
	Actual	Adjustments *	Proforma
Revenues	$2,649,081	$9,000	$2,658,081
Operating loss	(5,291,884)	(58,620)	(5,350,504)
Net loss	(5,900,738)	(58,620)	(5,959,358)
Beneficial Conversion Feature of Series A Preferred	(933,873)	-	(933,873)
Accretion of Dividends on Series A Preferred Stock	(104,125)	-	(104,125)
Net loss - Common Stockholders	(6,938,736)	(58,620)	(6,997,356)
Loss per share - basic and diluted	$(0.35)		$(0.35)

* The proforma adjustment to the historical financial statements reflects an increase in revenue of $9,000 and operating expenses of $20,000 from January 1, 2006 through February 5, 2006, as well as an increase in amortization expense of $47,620 related to the acquisition.

Proforma Statement of Operations (Unaudited)

	For the Six Months Ended June 30, 2005
	Actual	Adjustments *	Proforma
Revenues	$1,907,328	$27,000	$1,934,328
Operating loss	(163,450)	(301,092)	(464,542)
Net loss	(160,792)	(301,092)	(461,884)
Loss per share - basic and diluted	$(0.03)		$(0.08)

* The proforma adjustment to the historical financial statements reflects an increase in revenue of $27,000 and operating expenses of $60,000 as well as amortization expense of $268,092 related to the acquisition.

E&M Advertising

On February 28, 2006, we purchased substantially all of the assets E&M Advertising, Inc., E&M West/Camelot, Inc. and NextReflex, Inc. (collectively “E&M”), through a newly formed subsidiary, Impart Media Advertising, Inc. E&M was engaged in the placement and marketing of direct response media. In consideration for the purchase of the assets, we agreed (i) to pay an aggregate of $800,000, of which $200,000 was paid on the closing date, $400,000 was paid in March 2006 and the remaining $200,000 is required to be paid on the first anniversary of the closing date and (ii) to issue an aggregate of 1.6 million restricted shares of our common stock.

In April 2006, we issued 1.47 million of the 1.6 million shares of our common stock to be issued in connection with the acquisition of E&M. The fair value of the remaining shares to be issued as determined based on the measurement date is approximately $462,000. The fair value of these shares has been recorded as “Stock Issuance Payable” as of June 30, 2006.

We consolidated the operations of E&M as of the date of acquisition. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the E&M transaction as if it occurred on January 1, 2006 and 2005, respectively.

The unaudited pro forma condensed financial statements include specific assumptions and adjustments related to the purchase of the assets. These pro forma adjustments have been made to illustrate the anticipated financial effect of the purchase of the assets. The adjustments are based upon available information and assumptions that our company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial statements.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial position which would actually have been obtained if the transaction had occurred in the periods indicated below or which may exist or be obtained in the future. The information is not representative of future results of operations or financial position. The unaudited condensed pro forma financial information is qualified in its entirety and should be read in conjunction with the more detailed information and financial data appearing in our company's historical financial statements and notes thereto included herein. In the opinion of management, all material adjustments necessary to reflect the acquisition of the assets by us have been made.

Pro forma Statement of Operations (Unaudited)

	For the Six Months Ended June 30, 2006
	Actual	Adjustments *	Proforma
Revenues	$2,649,081	$689,247	$3,338,328
Operating loss	(5,291,884)	(49,708)	(5,341,592)
Net loss	(5,900,738)	(378,622)	(6,279,360)
Beneficial Conversion Feature of Series A Preferred	(933,873)		(933,873)
Accretion of Dividends on Series A Preferred Stock	(104,125)		(104,125)
Net loss - Common Stockholders	(6,938,736)	(378,622)	(7,317,358)
Loss per share - basic and diluted	$(0.35)		$(0.37)

*The proforma adjustment to historical financial statements reflects the recognition of amortization of approximately $329,000 from January 1 through February 28, 2006, related to the acquisition and total operating expenses of $410,000 of the same period. The revenue adjustment reflects earned revenue by E&M of $689,000 from January 1 through February 28, 2006.

Proforma Statement of Operations (Unaudited)

	For the Six Months Ended June 30, 2005
	Actual	Adjustments *	Proforma
Revenues	$1,907,328	$2,286,129	$4,193,457
Operating income ( loss)	(163,450)	161,369	(2,081)
Net income (loss)	(160,792)	142,745	(18,047)
Loss per share - basic and diluted	$(0.03)		$0.00

* The proforma adjustment to the historical financial statements reflects an increase in revenue of $2,286,129 and operating expenses of $1,631,388 as well as amortization expense of $493,372 related to the acquisition.

6. Inventory.

Inventory totaling $477,000 consisted of finished goods as of June 30, 2006.

7. Fixed Assets

Fixed assets consisted of the following as of June 30, 2006:

Computer and other equipment	$837,123
Furniture and fixtures	137,174
Software	977,199
Leasehold equipment	3,853
Less: accumulated depreciation	(517,710)

Fixed assets, net	$1,437,639

8. Intangibles

Intangibles consisted of the following as of June 30, 2006:

Infinited-lived:
Goodwill	$1,420,459

Finite-lived:
Customer List	4,500,000
Contractual Rights	1,072,372

Less: accumulated amortization	(871,665)
Intangibles, net	$6,121,166

9. Due to/from Related Parties

Due to Related Parties totaling $191,000 as of June 30, 2006, consisted of the following:

Related party agreement in which stockholder will receive a revenue share of $18,000 per year and an additional 5% of net ad revenues as it pertains to a specific airport project for a period of 3 years	$150,000
Unreimbursed expenses to various stockholders, unsecured, bearing interest	19,965
Accrued interest on related party loans	20,801
Total due to related parties	$190,766

Due from related parties totaling $256,000 as of June 30, 2006, included in other assets consisted of the following:

Related party receivable assumed as part of E&M Acquisition	$256,423

10. Line of Credit

On January 27, 2006, we entered into a Security Agreement with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”), pursuant to which Laurus agreed to provide us with a revolving credit facility of up to $6 million (“Laurus Facility”). The term of the Laurus Facility is three (3) years and borrowings under the Laurus Facility accrue interest on the unpaid principal and interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3%). Interest on borrowings under the Laurus Facility is payable monthly on the first day of each month, commencing on February 1, 2006. All outstanding principal amounts must be paid on January 27, 2009. The maximum principal amount of all borrowings under the Laurus Facility cannot exceed ninety percent (90%) of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate.

On January 27, 2006, we obtained an initial draw under the Laurus Facility of $2 million, of which approximately $782,000 was used to satisfy bank loans in full. The draws under the Laurus Facility are used for general corporate and working capital purposes. As of June 30, 2006, the balance due to Laurus was approximately $657,000.

In connection with the Laurus Facility, we paid Laurus approximately $246,000, comprised of a management fee of $216,000 and reimbursement of $30,000 in due diligence and documentation expenses. The management fee is being amortized to interest expense over the three-year term of the Laurus Facility. We also paid a cash fee of $180,000 and issued warrants to purchase 231,000 shares of common stock to GunnAllen Financial, Inc. for investment banking services. The warrants were recorded at fair value totaling $442,000 using the Black-Scholes option-pricing model. These fees were recorded as deferred debt issue costs to be amortized to interest expense over the three-year term of the Laurus Facility.

Warrant. We issued to Laurus a common stock purchase warrant, entitling Laurus to purchase up to 750,000 shares of our common stock, par value $.001 per share, at an exercise price of $.01 per share, subject to certain adjustments. We determined the fair value of the warrant to be $1.6 million as determined by using the Black-Scholes option-pricing model. This warrant was issued to obtain the Laurus Facility. As such, we recorded the full value of the warrant as deferred debt issue costs upon entering the facility agreement with Laurus. Debt issue costs are amortized to interest expense over the three-year term of the Laurus Facility.

The Laurus warrant expires on January 27, 2013. In connection with the Security Agreement entered into in conjunction with the Facility, Laurus is restricted from selling any shares of common stock it receives through the exercise of the warrant prior to January 27, 2007. Additionally, Laurus agreed to certain restrictions to selling shares acquired through the exercise of the warrant, except under certain circumstances, including the continuance of an event of default under the Security Agreement.

Security Agreement. The Facility is secured by a blanket lien on substantially all of our assets and those of our subsidiaries pursuant to the terms of a Security Agreement. In addition, we pledged the ownership interests in our subsidiaries pursuant to a stock pledge agreement executed in favor of Laurus. If an event of default occurs under any of the Security Agreement, the Warrant, the Stock Pledge Agreement, the Registration Rights Agreement or the Note (collectively, the “Transaction Documents”), Laurus has the right to accelerate payments under the Note and, in addition to any other remedies available to it, to foreclose upon the assets securing the Note. If an event of default occurs under any of the Transaction Documents, one hundred twenty-five percent (125%) of the unpaid principal balance, plus accrued interest and fees, will become immediately due and payable. Laurus will also be entitled to payment of a default interest rate of two percent (2%) per month on all amounts due and such other remedies specified in the Transaction Documents and under the Uniform Commercial Code.

The Security Agreement contains certain negative covenants that require us to obtain the prior written consent or other actions of Laurus in order for us to take certain actions at any time when borrowings remain outstanding under the Facility.

Registration Rights Agreement. Pursuant to the terms of a Registration Rights Agreement between Laurus and the Company (the “Registration Rights Agreement”), we are obligated to file a registration statement on Form SB-2 or S-3 to register the resale of the shares of Common Stock issuable (i) upon exercise of the Warrant and (ii) as a result of adjustments made to the Exercise Price pursuant to the Warrant. We were initially required to file the registration statement required to be filed in connection with the exercise of the Warrant (the “Original Registration Statement) on or prior to April 15, 2006. During the second quarter of 2006, we obtained a waiver from Laurus with respect to this requirement. Accordingly, the initial filing date of the Original Registration Statement was postponed to on or prior to July 31, 2006. We filed the Original Registration Statement with the SEC on July 31, 2006. We are also required to use our best efforts to have the Original Registration Statement declared effective by the SEC as promptly as possible after filing, on or prior to November 13, 2006. In the event of adjustments made to the Exercise Price pursuant to the Warrant, we are required to file a registration statement (the “Additional Registration Statement”) within thirty (30) days of (i) such event resulting in the adjustment of the Exercise Price or (ii) the actual date of the adjustment of the Exercise Price.

11. Stock Option Plans and Warrants

In 2005, our Board of Directors adopted an incentive stock plan for our employees ( “2005 Stock Option Plan”). Options granted under the 2005 Stock Option Plan are as follows:

	Shares Available for Grant	Options Outstanding	Weighted Average Exercise Price
Balance, December 31, 2005	1,295,000	705,000	$0.73
Grants	-	-	-
Balance, June 30, 2006	1,295,000	705,000	$0.73
Options exercisable as of June 30, 2006		309,998	$0.73

Options outstanding are summarized as follows:

Range of Exercise Prices	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
$0.70 - $0.77	705,000	309,998	$0.73	4.99

The weighted-average fair value for options granted during 2005 was $0.82 and was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions:

Expected life in years	2.50
Volatility	256.18%
Interest rate	4.35%
Yield rate	0%

In addition, we granted warrants to non-employees as follows:
	Warrants Outstanding	Weighted Average Exercise Price
Balance, December 31, 2005	447,566	$0.95
Granted	4,647,877	1.33
Exercised	(100,000)	.20
Forfeited	-	-
Expired	-	-
Balance, June 30, 2006	4,995,443	$1.29
Warrants exercisable as of June 30, 2006	4,995,443	$1.29

The weighted-average fair value for warrants granted during 2006 was $2.66 and was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions:

Expected life in years	3.0
Volatility	139%
Interest rate	4.41%-4.75%
Yield rate	0%

12. Separation Agreements

During March 2006, David V. Lott resigned from his position as our Chief Executive Officer and from our board of directors. In accordance with his separation agreement dated March 15, 2006, Mr. Lott will receive a base salary of $120,000 for a period of one year following his resignation date and the remaining balance is included in accrued expenses.

13. Series A Convertible Preferred Stock

During March 2006, we sold 2,903,229 shares of Series A Convertible Preferred Stock (“Series A Shares”) at $1.55 per share for total gross proceeds of $4.5 million. We paid $562,000 in issuance costs, and realized net proceeds of $3.9 million. In addition, the purchasers of the Series A Shares received warrants to purchase an aggregate of 2,903,229 shares of common stock with an exercise price of $2.25 per share and a three-year term.

Each Series A Share is convertible into one share of common stock, subject to adjustment for certain dilutive events. Series A Shares are convertible by the holder at any time. The Series A Shares will automatically convert into shares of common stock, at a conversion price of $1.55 (subject to certain adjustments), on the third anniversary of the issuance date or upon the date of a consummation of a bona fide firm underwritten public offering of our securities of at least $20 million in which the price per share is at least $4.00 (subject to certain restrictions). The Series A Shares provide that the consent or affirmative vote of the holders of at least seventy-five percent (75%) of the Series A Shares is necessary to: (a) authorize, create, issue or increase the authorized or issued amount of any class or series of stock (with limited exceptions); (b) amend, alter or repeal the provisions of the Series A Shares to adversely affect the rights, preferences and voting powers of such Series A Shares, (c) repurchase, redeem or pay dividends on any shares of common stock; (d) amend our Articles of Incorporation or By-Laws; (e) effect any distribution with respect to any junior stock; (f) reclassify the our outstanding securities, and (g) voluntarily file for bankruptcy, liquidate our assets or change the nature of the business.

The Series A Shares provide that dividends will accrue at an annual rate of seven percent (7%) of the gross issuance price of the stock ($4.5 million), payable semi-annually on January 1 and July 1 of each year. Dividends on the Series A Shares will be paid in either cash or shares of common stock at our discretion, provided that we have an effective registration statement providing for the resale of the shares of our common stock. If a registration is not currently effective, we must pay dividends in cash. Through June 30, 2006, we have accrued approximately $104,000 in dividends payable.

Additionally, the terms of our Series A Shares also require us to pay a one-time special dividend, payable in additional Series A Shares to the holders thereof, if our aggregate gross revenues for the four consecutive calendar quarters commencing on April 1, 2006 do not equal or exceed $50 million. The number of additional shares issuable to each holder shall be equal to the product of (i) the number of Series A Shares held by such holder at such time multiplied by (ii) 38.39%.

In the event of our liquidation, dissolution or winding up, the holders of Series A Shares are generally entitled to receive a liquidation preference over the holders of common stock equal to $1.55 per Series A Share held and any declared but unpaid dividends.

The Series A Shares are subject to a mandatory redemption feature at a price equal to $1.55 per share, plus any accrued and unpaid dividends and certain other adjustments in the event of a closing of a purchase, tender or exchange offer made to one person or a group in which more than fifty percent of the outstanding shares of common stock are tendered and accepted. In the event of the our suspension from listing, our inability to comply or intention not to comply with a request for conversion, deregistration of the our shares of common stock, the consummation of a ‘going private’ transaction or breach of the representation, warranty, covenant or other term or condition of agreements pursuant to the sale of the Series A Shares, the shares become mandatorily redeemable at a price equal to 120% of $1.55 per share, plus any accrued and unpaid dividends and certain other adjustments.

Of the $4.5 million in gross proceeds from the stock sale, we allocated $2.8 million to the Series A Shares and $1.7 million to the warrants, based on their relative fair values on the date of issuance, pursuant to Accounting Principles Board Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.” The fair value used to allocate total proceeds to the Series A Shares was based upon a valuation that considered, among other things, the closing price of the common stock on the date of closing, the impact of the preferred stock on market capitalization on an as converted basis, dividend rights, liquidation preferences and redemption rights. The fair value used to allocate the proceeds to the warrants to purchase common stock was based on a Black-Scholes valuation model and the following assumptions: exercise price $2.25; no dividends; term of 3 years; risk free interest rate of 4.75%; and volatility of 136.5%.

In accordance with the provisions of EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments,” we separately valued the in-the-money conversion feature embedded in the Series A and allocated $933,873 to this embedded beneficial conversion feature. As described in EITF 00-27, EITF 98-5 and . As described in EITF 00-27, EITF 98-5 and Accounting Series Release No. 268 “Presentation in Financial Statements of Redeemable Preferred Stocks”, the beneficial conversion feature is amortized as a deemed dividend with a corresponding increase in the carrying value of the Series A Convertible Preferred Stock on the date of issuance as there is no stated redemption date and the shares are immediately convertible upon issuance. In light of our retained deficit, the deemed dividend remains in additional paid in capital. The beneficial conversion cost of $934,000 and the accreted dividends of $104,000 are added to net loss to determine the net loss available to common stockholders. Accreted dividends of $81,000 are added to net loss for the three months ended June 30, 2006 to determine the net loss available to common stockholders.

The following table sets forth the calculation used in determining the amount of the beneficial conversion feature (in thousands, except per share amounts):

Gross proceeds allocated to the Series A Convertible Preferred Stock based on relative fair value (prior to the allocation of issuance costs)	$2,836
Shares of common stock into which the Series A Convertible Preferred Stock is convertible	2,903
Effective conversion price per common share	0.98
Closing price of common stock on transaction dates	3.42
Intrinsic spread representing the value of beneficial conversion feature per share	2.44
Shares of common stock into which the Series A Convertible Preferred Stock is convertible	2,903
Aggregate value of the beneficial conversion feature, limited to proceeds allocated to preferred stock net of issuance costs	$934

14. Common Stock Transactions

In April 2006, we issued 1.47 million of the 1.6 million shares of our common stock in connection with the acquisition of E&M Advertising, Inc., E&M West/Camelot, Inc. and NextReflex, Inc. The fair value of the all shares to be issued as determined based on the measurement date is approximately $5.3 million. The fair value of these shares was recorded as “Stock Issuance Payable” as of June 30, 2006. In connection with the issuance of these shares the “Stock Issuance Payable” balance has been decreased to $462,000.

In April 2006, we issued to five purchasers in a private placement, an aggregate of 200,000 shares of our common stock at a purchase price of $1.12 per share pursuant to a common stock purchase agreement, together with warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $1.50 per share. The fair value of these shares was recorded as “Stock Issuance Payable” as of March 31, 2006. In connection with the issuance of these shares the “Stock Issuance Payable” balance has been decreased.

In April 2006, we issued 6,000 shares of our common stock to one of our board members for consulting services previously rendered. The fair market value of those shares is $15,000.

In April 2006, we issued and sold in a private placement, an aggregate of 50,000 shares of our common stock at $2 per share pursuant to a common stock purchase agreement. We received net proceeds of $100,000.

In April 2006, a warrant holder exercised warrants for a total of 132,500 shares of our common stock, with net proceeds to us of $28,000.

On June 2, 2006, we received a waiver from Laurus with respect to our default of certain covenants relating to the registration of shares underlying warrants held by Laurus. In consideration of the waiver, we issued to Laurus 30,000 shares of our common stock. We filed the registration statement on July 31, 2006.

15. Capital Lease Obligations

We are obligated to make payments under two capital leases for equipment with a total cost of $122,000. The capital lease obligations require a minimum lease payment of $4,800 per month with an interest rate of approximately 31%. Future minimum lease payments are as follows:

July 1, 2006 through December 31, 2006	$25,115
2007	50,231
2008	36,513
2009	1,799

113,658
Less: current portion	21,330
Capital lease obligations - long-term portion	$92,328

16. Commitments and Contingencies

Leased Facilities We utilize leased facilities under a noncancellable-operating lease. The lease calls for a base monthly rent of $15,000 through November 30, 2018. Total rent expense for this operating lease was $45,000 for both the three months ended June 30, 2006 and 2005, and $90,000 for both the six months ended June 30, 2006 and June 30, 2005. Certain of our officers, directors and stockholders are owners of the company that owns the facility.

Impart Media Advertising, Inc. leases its office facilities under an operating lease, which was extended June 2011. Total rental expense under the facilities lease was approximately $36,000 and $0, and $90,000 and $0 for the three and six months ended June 30, 2006 and June 30, 2005, respectively. We also have various non-cancelable operating leases for automobiles and equipment that expire at various dates through 2008.

Future minimum rental payments for the leased facilities as of June 30, 2006, are as follows:

July 1, 2006 through December 31, 2006	$202,000
2007	406,240
2008	410,765
2009	415,380
2010	420,090
Thereafter	1,245,000
$3,099,475

17. Legal Proceedings

On April 21, 2006, an action was filed against our company in Division No. 1 of the Warren Circuit Court of the Commonwealth of Kentucky titled William H. Funk, II and All American Investors Group, Inc. v. Limelight Media Group, Inc., David Lott, Impart Mobile Media division/OTR Media, Inc. and Stewart Layton, case number 06-CI-854. Such complaint alleges that our company unfairly competed with OTR Media, Inc. by utilizing its trade secrets and other confidential information in our mobile media business, thus depriving the stockholders of OTR Media, Inc. of the full value of their shares and pecuniary interest in OTR Media, Inc. The plaintiffs in such action are seeking an injunction against our company to enjoin the alleged use and appropriation of such trade secrets, as well as monetary damages of a yet unspecified amount. On May 18, 2006, the action was removed to federal court in the Western District of Kentucky, C.V. No.: 1:06-CV-72-M. On June 6, 2006, we filed a motion to dismiss the complaint on the basis of plaintiffs’ lack of standing to bring a direct claim against us, plaintiffs’ failure to state a claim upon which relief may be granted and lack of personal jurisdiction over us and the other defendants, among other bases. As of August 15, 2006, we await a final ruling on the matter.

18. Subsequent Events

In July 2006, we issued an aggregate of 500,000 shares for two separate consulting agreements. In addition, we agreed to issue warrants to purchase up to 100,000 shares of common stock at an exercise price of $1.25 per share. These warrants will vest based on such consultants meeting certain predetermined milestones.

As further described in Note 11, Series A Convertible Preferred Stock, the conversion price of $1.55 is subject to certain adjustments in the event we issue additional equity instruments at a price below this initial conversion price. In July 2006, we agreed to issue warrants to purchase common stock at an exercise price of $1.25 to a third party. Under the terms of the Series A Convertible Preferred Stock, this grant requires an adjustment to the conversion price of the Series A Convertible Preferred Stock. Further, the resulting change in the conversion price triggers a remeasurement of the beneficial conversion feature recognized during the first quarter of 2006. Accordingly, we will be required to record the effect of this remeasurement in the third quarter of 2006.

During second quarter of 2006, we entered into a letter agreement with Crystal Research Associates, LLC ("Crystal") to provide certain market analyses to us. Under the terms of the agreement, we have committed to pay Crystal $35,000 and have committed to issue three-year warrants to purchase 200,000 shares of common stock at an exercise price of $2.60. Management expects to issue the warrants and expects the contracted services to commence during third quarter of 2006.

19. New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This Interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We do not expect that this Interpretation will have a material impact on our financial position, results of operations or cash flows.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements made in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, as well as statements made from time to time by our representatives, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding planned or expected contracts that we may enter into with regard to our proprietary hardware, IQ Box, our media content, IQ Streams, our advertising offering, IQ Ads; advertising contracts originated by our wholly-owned subsidiary, Impart Media Advertising, Inc.; the potential market size for our products; advantages of our products; variation in actual savings and operating improvements resulting from restructurings; and the sufficiency of our available capital resources to meet our funding needs. We do not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Such factors include the factors described in our Annual Report on Form 10-KSB for the year ending December 31, 2005 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” and the other factors discussed in connection with any forward-looking statements.

General

Impart Media Group, Inc. (formerly known as Limelight Media Group, Inc. and hereinafter referred to as "we”, “us” or “our company") sells dynamic digital media solutions consisting of monitors, media servers, and associated technological hardware and software. We provide design, integration, fabrication, assembly, QA (quality assurance), creative production, and installation services throughout the United States. As a result of our acquisition of E&M Advertising, Inc. and its affiliates in February 2006, we now provide advertising capability to the digital elements and other media services we deploy for our customers.

We have developed and offer for sale a digital media network that is based on a unique architecture called Impart IQ, a web-based service that we believe no other company in the sector provides. Our products are targeted to businesses desiring digital signage and interactive media systems in one or more locations. This centrally managed network has the capability to deliver relevant information to any location where a message benefits from real time delivery to one or numerous displays. The network may be managed by our customer or us.

We are currently developing products and networks for multiple markets, thereby providing the potential to realize revenue from multiple sources. For example, airports, mass transit facilities, malls, financial institutions, retail stores and government agencies can be location partners for directory services and the distribution of advertisements, marketing messages and infotainment content. Revenues are derived from network monitoring, hosting, equipment sales, maintenance & installation fees, content management, creative development fees, advertising sales and sponsorships. Advertising revenue may be used to offset the costs of deployment for location partners or the partners may receive a portion of the advertising revenue on a negotiated basis.

Recent Developments

On July 31, 2006, we filed with the SEC a registration statement on Form SB-2 (the “Registration Statement”). The securities covered by the Registration Statement are shares of common stock being registered for resale by certain selling stockholders upon exercise of outstanding 7-year warrants, 3-year warrants and 5-year warrants and an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. Additionally, under the Registration Statement, shares of common stock are being registered for resale by certain selling stockholders named in the prospectus upon the conversion of outstanding shares of Series A convertible preferred stock as well as an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. Finally, shares of common stock issued to certain selling stockholders are being registered pursuant to terms of applicable registration rights agreements covering such shares. The Registration Statement has not yet been declared effective by the SEC.

Critical Accounting Estimates and New Accounting Pronouncements

Critical Accounting Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts and related disclosures in the financial statements. Management considers an accounting estimate to be critical if:

•	It requires assumptions to be made that were uncertain at the time the estimate was made, and
•	Changes in the estimate or different estimates that could have been selected could have a material impact on our consolidated results of operations or financial condition.

Share-Based Payments - On January 1, 2006, we adopted SFAS 123(R), “Share-Based Payment”, which establishes standards for share-based transactions in which an entity receives employee’s services for (a) equity instruments of the entity, such as stock options, or (b) liabilities that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123(R) supersedes the option of accounting for share-based compensation transactions using APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and requires that companies expense the fair value of stock options and similar awards, as measured on the awards’ grant date. SFAS 123(R) applies to all awards granted after the date of adoption, and to awards modified, repurchased or cancelled after that date. We have elected to apply SFAS 123(R) using a modified version of prospective application, under which compensation cost is recognized only for the portion of awards outstanding for which the requisite service has not been rendered as of the adoption date, based on the grant date fair value of those awards calculated under SFAS 123 for pro forma disclosures.

We grant options to purchase our common stock to our employees and directors under our stock option plans. The benefits provided under these plans are share-based payments subject to the provisions of SFAS 123(R). Share-based compensation expense recognized under SFAS 123(R) during the first half of 2006 was $91,000. At June 30, 2006, total unrecognized estimated compensation expense related to non-vested stock options granted prior to that date was $86,000, of which approximately $86,000 is expected to be recognized over the remaining six months of 2006.

We estimate the value of stock option awards on the date of grant using the Black-Scholes option-pricing model (the “Black-Scholes model”). The determination of the fair value of share-based payment awards on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, expected term, risk-free interest rate, expected dividends and expected forfeiture rates.

If factors change and we employ different assumptions in the application of SFAS 123(R) in future periods, the compensation expense that we record under SFAS 123(R) may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option pricing models to estimate share-based compensation under SFAS 123(R). Consequently, there is a risk that our estimates of the fair values of our share-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future. Employee stock options may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that is significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements.

The guidance in SFAS 123(R) and Securities and Exchange Commission’s Staff Accounting Bulletin No. 107 (SAB 107) is relatively new and best practices are not well established. There are significant differences among valuation models, and there is a possibility that we will adopt a different valuation model in the future. Theoretical valuation models are evolving and may result in lower or higher fair value estimates for share-based compensation. The timing, readiness, adoption, general acceptance, reliability and testing of these methods is uncertain. Sophisticated mathematical models may require voluminous historical information, modeling expertise, financial analyses, correlation analyses, integrated software and databases, consulting fees, customization and testing for adequacy of internal controls. The uncertainties and costs of these extensive valuation efforts may outweigh the benefits to investors.

Revenue Recognition - Revenue from design and installation contracts is recognized using the completed-contract method under which the amount of revenue recognized is the lower of the percentage complete applied to expected contractual payments or the total non-refundable cash received to date. Changes in the projected hours or cost to complete the project could significantly change the amount of revenue recognized. There were no significant contracts in process during the three and six months ended June 30, 2006.

Results of Operations

Three Months Ended June 30, 2006 Compared to Three Months Ended June 30, 2005

	Three Months Ended June 30,
	2006	2005	Change	% Change

	(in thousands)

Revenue	$1,426	$1,017	$409	40%
Cost of revenue	(703)	(613)	(90)	15%
General and administrative expenses	(3,496)	(381)	(3,115)	(623)%
Interest expense	(277)	(5)	(272)	(5,440)%
Depreciation and amortization	(741)	(7)	(734)	(10,557)%
Net Income (loss)	(3,065)	27	(3,092)

Revenue increased $409,000, from $1,017,000 to $1,426,000 during the three months ended June 30, 2006, as compared to the three months ended June 30, 2005. The increase was primarily due to increased media services revenues of $573,000 derived as a result of our acquisition of E&M Advertising, Inc. in February 2006, and increased subscription revenues of approximately $90,000 derived as a result our acquisition of Media SideStreet Corporation in June 2005, offset by a decrease of $215,000 in revenues from sales of digital signage equipment.

The decrease of $215,000 in revenues from sales of digital signage equipment was primarily due to a shift in our long-term business strategy. Historically, one significant component of our business has been the sale and distribution of brackets and fixtures to support the deployment of plasma screens and LCD screens. During the third quarter of 2005, we began to reduce our emphasis on the distribution of these products and began shifting our primary focus to a more full-service digital media offering. For example, in the first quarter of 2006 we launched several advertising-based programs whereby we derive revenue from the sale of advertising time on the digital signage networks that we manage for our venue providers. Advertisers pay us a negotiated fee for advertising time slots and for content creation and network management services and we often pay a percentage of such fees to the relevant venue provider. As a result, our revenue models now include integration and equipment sales, subscription and management services, revenues from third-party advertising and marketing and content management with development services. We believe this integration will maximize our earnings potential because it delivers a one-stop digital signage solution to our customers whereby they can secure all necessary equipment and services from one source rather than from multiple vendors. We believe these offerings will position our company as a full-service digital media solution provider.

Cost of revenues primarily consists of the amounts we pay for hardware (e.g. video displays, media players and servers) that we integrate and install for our customers. Additional cost of revenues pertains to costs resulting from the increased revenues in media services.

General and administrative expenses for the quarter ended June 30, 2006 increased by $3.1 million as compared with the three months ended June 30, 2005 primarily due to the significant increase in compensation expenses, professional and consulting fees and other general and administrative expenses.

Wages and salary expense for the quarter ended June 30, 2006 was $1.027 million, an increase of $798,000 over the comparable period in 2005 and was primarily due to the addition of executive, sales and administrative personnel resulting from acquisitions since the three months ended June 30, 2005, including our acquisitions of E&M Advertising, Inc., iPoint Networks, LLC and Media SideStreet Corporation

Professional and consulting fees for the quarter ended June 30, 2006 was $966,000, an increase of $939,000 over the comparable period in 2005, and was primarily due to the incremental cost of complying with the reporting requirements of a public company as set forth by the SEC and the legal and accounting expenses we incurred relating to our required filings Securities and Exchange Act of 1934 as well as the costs associated with the acquisition transactions that we completed in 2006.

Other general and administrative expenses were $385,000 during the three months ended June 30, 2006, an increase of $352,000 over the same period in 2005 and was primarily due to increased investor relations expenses and additional ongoing administrative expenses resulting from the acquisition of E&M Advertising, Inc.

Interest expense was $278,000 for the quarter ended June 30, 2006, an increase of $272,000 over the same period in 2005 primarily due to interest expense incurred in connection with the Laurus Facility.

Depreciation and amortization costs increased by $734,000 compared to the same quarter of 2005. This increase resulted primarily from acquisition activity.

Based on the above, we had a net loss of $3.1 million for the three months ended June 30, 2006 as compared to a net income of $27,000 for the three months ended June 30, 2005.

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005

	Six Months Ended June 30,
	2006	2005	Change	% Change

	(in thousands)

Revenue	$2,649	$1,907	$742	39%
Cost of revenue	(1,291)	(1,311)	20	(2)%
General and administrative expenses	(6,649)	(759)	(5,890)	(776)%
Interest expense	(715)	(21)	(694)	(3,304)%
Depreciation and amortization	(1,080)	(13)	(1,067)	8,200%
Net loss	(5,901)	(161)	(5,740)	(3,570)%

Revenue increased from the same period of 2005 primarily due to increased media services revenues of $1.0 million derived as a result of our acquisition of E&M Advertising, Inc. in February 2006, and increased subscription revenues of $200,000 derived as a result our acquisition of Media SideStreet Corp. in June 2005, offset by a decrease of $575,000 in revenues from sales of digital signage equipment.

The decrease of $575,000 in revenues from sales of digital signage equipment was primarily due to a shift in our long-term business strategy as referenced above in our discussion of the three months ended June 30, 2005.

Cost of revenues was essentially the same as the comparable period last year despite the increased sales activity because of increased sales of products and services with improved margins.

General and administrative expenses for the six months ended June 30, 2006 increased by $5.8 million as compared with the six months ended June 30, 2005 primarily due to the significant increase in compensation expenses, professional and consulting fees and other general and administrative expenses. Wages and salary expense for the six months ended June 30, 2006 was $2.4 million, an increase of $1.9 million over the comparable period last year and was primarily due to the addition of executive, sales and administrative personnel resulting from acquisitions since the six months ended June 30, 2005, including our acquisitions of E&M Advertising, Inc., iPoint Networks, LLC and Media SideStreet Corp.

Interest expense was $715,000 for the six months ended June 30, 2006, representing an increase of $694,000 over the same period in 2005 primarily due to interest expense incurred in connection with the Laurus Facility and due to interest expense resulting from the issuance of common stock warrants in lieu of the payment of accrued interest on loans payable.

Depreciation and amortization costs increased by $1.1 million compared to the same quarter of the prior year. This increase resulted primarily from acquisition activity.

Based on the above, we had a net loss of $5.9 million for the six months ended June 30, 2006 as compared to a net loss of $161,000 for the six months ended June 30, 2005.

Liquidity and Capital Resources

At June 30, 2006, total cash was approximately $406,000. In the first quarter of 2006, we entered into the Laurus Facility with Laurus. The term of the Laurus Facility is three years and interest accrues on any unpaid principal plus interest at a rate per annum equal to the “prime rate” plus three percent (3%). The maximum principal amount of all borrowings under the Laurus Facility cannot exceed ninety percent of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate. As of June 30, 2006, the amount available to us to draw down under the Laurus Facility was $1.2 million.

We anticipate that our existing capital resources, including the $1.2 million that was available to us under the Laurus Facility, will not enable us to continue operations past September of 2006, or earlier if unforeseen events or circumstances arise that negatively affect our liquidity. These circumstances may adversely affect our ability to raise additional capital. If we fail to raise additional capital or obtain substantial cash inflows from product sales prior to September 2006, we will be forced to cease operations. If additional capital were raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing stockholders. We are actively working with investment bankers concerning our financing options. We cannot assure you that financing will be available on favorable terms or at all.

We anticipate that we will generate significant losses from operations for the foreseeable future. As of June 30, 2006, our accumulated deficit was $10.1 million. Our net loss was $3.1 million for the quarter ended June 30, 2006 and $5.9 million and $0.2 million for the six months ended June 30, 2006 and 2005, respectively. Our stockholders’ equity increased from a $2.8 million deficit as of December 31, 2005 to positive equity of $7.5 million as of June 30, 2006. We have limited capital resources, and operations to date have been funded with the proceeds from product sales, accounts receivable based financings, public and private equity and debt financings and income earned on investments. These conditions raise substantial doubt about our ability to continue as a going concern. The audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended December 31, 2005 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

Cash Sources and Uses

Cash inflows during 2006 include $3.9 million of net proceeds from a private placement of shares of our Series A preferred convertible stock, draw downs under the Laurus Facility, and proceeds from product sales. We used approximately $782,000 of the proceeds from the Laurus drawdown to satisfy in full our then-existing bank debt. Our remaining cash balances have been used for general corporate and working capital purposes. The following table summarizes cash flow activity for the six months ended June 30, 2006 and 2005:

	Six months ended June 30,
	2006	2005
	(in thousands)
Cash Sources
Proceeds from issuance of equity securities	$4,600	$-
Proceeds from notes payable - related parties	150	70
Proceeds from notes payable	-	36
Other cash sources	-	215
Total cash sources	$4,750	$1,493

Cash Uses
Cash used in operating activities	$1,986	$35
Cash used in acquisitions	1,100	-
Repayment of debt obligations	608	-
Deferred financing costs	428	-
Capital expenditures	222	190
Other cash uses	67	26
Total cash uses	$4,411	$251

(Decrease) increase in cash	$339	$(36)

At June 30, 2006, we had liquid assets of $7.1 million consisting of cash in the amount of $406,000, accounts receivable derived from operations in the amount of $4.6 million, prepaid expenses and other current assets of $1.6 million and inventory in the amount of $477,000. Long-term assets of $9.8 million consisted primarily of intangible assets of $6.1 million deferred financing costs of $2.2 million and fixed assets, including computer servers, media players and video display equipment used in operations, of $1.4 million.

Current liabilities of $9.3 million at June 30, 2006 consisted primarily of $7.2 million of accounts payable, $657,000 due under the Laurus Facility and $462,000 of stock issuances payable.

Our working capital deficit was $2.2 million as of June 30, 2006.

Financing Activities

On January 27, 2006, we entered into a Security Agreement with Laurus, pursuant to which Laurus agreed to provide us with a revolving credit facility of up to $6 million. The term of the Laurus Facility is three years and borrowings under the Laurus Facility accrue interest on the unpaid principal and interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus three percent (3%). Interest on borrowings under the Laurus Facility is payable monthly on the first day of each month during, commencing on February 1, 2006. All outstanding principal amounts must be paid on January 27, 2009. The maximum principal amount of all borrowings under the Laurus Facility cannot exceed ninety percent of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate. Outstanding amounts payable under the Laurus facility are secured by secured by a blanket lien on substantially all of our assets and our subsidiaries pursuant to the terms of a Security Agreement. In addition, we pledged the ownership interests in our subsidiaries pursuant to a stock pledge agreement executed in favor of Laurus securing our obligations under the Laurus Facility.

The Security Agreement and related documents provide that an event of default shall be deemed to have occurred if we default on the payment of any obligation or indebtedness when due, we suffer a bankruptcy or similar insolvency event or proceeding, we materially breach a representation or warranty or fail to observe any covenant or agreement, we suffer and do not discharge in a timely manner a final judgment for the payment of a sum in excess of a certain materiality threshold, our common stock has been delisted or trading has been suspended, we sell a substantial portion of our assets, we merge with another entity or we fail to timely deliver shares of our Common Stock to Laurus when due upon exercise of the warrants issued to Laurus in connection with the financing transaction. If an event of default occurs, Laurus has the right to accelerate payments under the Laurus Facility and, in addition to any other remedies available to it, to foreclose upon the assets securing any outstanding amounts due to Laurus. If an event of default occurs, one hundred twenty-five percent (125%) of the unpaid principal balance, plus accrued interest and fees, will become immediately due and payable. Laurus shall also be entitled to payment of a default interest rate of two percent (2%) per month on all amounts due and such other remedies specified in the relevant transaction documents and under the Uniform Commercial Code.

During March 2006, we sold 2.9 million shares of Series A convertible preferred stock (the “Series A Shares”) at $1.55 per share for total gross proceeds of $4.5 million. In addition, the purchasers of the Series A Shares received warrants to purchase an aggregate of 2.9 million shares of common stock with an exercise price of $2.25 per share and a 3 year term. We paid $562,000 in issuance costs, for net proceeds of $3.9 million.

Each Series A Share is convertible by the holder, at any time, into one share of common stock, subject to adjustment for certain dilutive events. The Series A Shares will automatically convert into shares of common stock at a conversion price of $1.55 (subject to certain adjustments) on the third anniversary of the issuance date or upon the date of a consummation of a bona fide firm underwritten public offering of the our securities of at least $20 million in which the price per share is at least $4.00 (subject to certain restrictions).

The Series A Shares provide that dividends will accrue at an annual rate of seven percent (7%) of the gross issuance price of the stock ($4.5 million), payable semi-annually on January 1 and July 1 of each year. Dividends on the preferred stock will be paid in either cash or shares of common stock at our discretion, provided that we have an effective registration statement providing for the resale of the shares of common stock. If a registration is not then effective, we must pay the dividends in cash. Accrued dividends payable through June 30, 2006 are approximately $23,000.

On July 31, 2006, we filed a registration statement on Form SB-2 covering the shares of common stock underlying the Series A Shares and the warrants issued to the purchasers of the Series A Shares. The registration statement has not been declared effective as of August 15, 2006.

In the event of our liquidation, dissolution or winding up, the holders of Series A Shares are generally entitled to receive a liquidation preference over the holders of common stock equal to $1.55 per share of Series A Shares held and any declared but unpaid dividends.

PETERSON SULLIVAN PLLC

CERTIFIED PUBLIC ACCOUNTANTS	Tel 206.382.7777 s Fax 206.382.7700
601 UNION STREET, SUITE 2300	http://www.pscpa.com
SEATTLE, WASHINGTON 98101

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Impart Media Group, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheet of Impart Media Group, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Impart Media Group, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses from operations and has a substantial accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peterson Sullivan PLLC

Seattle, Washington
March 24, 2006

IMPART MEDIA GROUP, INC.
(formerly known as Limelight Media Group, Inc.)

CONSOLIDATED BALANCE SHEET
December 31, 2005

ASSETS
Current Assets
Cash	$66,641
Accounts receivable, net	766,450
Inventory	483,538
Prepaid expenses and other current assets	7,802

Total current assets	1,324,431

Fixed Assets, net	1,269,804

Other Assets	29,617

Total assets	$2,623,852

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$1,654,117
Accrued expenses	152,094
Customer deposits	224,163
Accrued compensation	297,491
Lines of credit	187,780
Notes payable	994,650
Due to related parties	570,229
Notes payable - related parties	1,227,759
Capital lease obligation - current portion	20,126

Total current liabilities	5,328,409

Capital Lease Obligation - long-term portion	96,430

Total liabilities	5,424,839

Commitments and Contingencies

Shareholders' Deficit
Preferred stock - $.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	-
Common stock - $.001 par value, 100,000,000 shares authorized, 15,418,915 shares issued and	15,338
Additional paid-in capital	1,369,668
Accumulated deficit	(4,185,993)

Total shareholders' equity (deficit)	(2,800,987)

Total liabilities and stockholders' deficit	$2,623,852

See Notes to Consolidated Financial Statements

IMPART MEDIA GROUP, INC.
(formerly known as Limelight Media Group, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005 and 2004

	2005	2004
Revenues
Equipment sales	$4,413,390	$5,035,435
Management fees	372,537	532,632
Consulting and design services	158,622	125,688

Total revenues	4,944,549	5,693,755

Cost of revenues	3,559,955	3,908,555

Gross profit	1,384,594	1,785,200

General and administrative expenses
Professional and consulting	618,167	159,208
Selling and marketing	155,930	145,339
Depreciation	158,868	12,844
Wages and salaries	1,241,675	975,608
Rent expense	215,259	177,214
Other general and administrative expenses	1,006,362	506,076

	3,396,261	1,976,289

Loss from operations	(2,011,667)	(191,089)

Other income (expense)
Other income	38,822	14,776
Impairment of cash equivalent credits	(125,000)
Interest expense	(322,482)	(95,724)

Loss before provision for income taxes	(2,420,327)	(272,037)

Income tax provision

Net loss	$(2,420,327)	$(272,037)

Net loss per share - basic and diluted	$(0.28)	$(0.07)

Basic and diluted average common shares outstanding	8,739,026	3,938,427

See Notes to Consolidated Financial Statements

IMPART MEDIA GROUP, INC.
(formerly known as Limelight Media Group, Inc.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the Years Ended December 31, 2005 and 2004

	Common Stock		Additional	Cash Equivalent Credit Paid in	Receivable Related to Issuance of		Total
	Shares		Paid-In	Common	Common	Accumulated	Stockholders'
	Outstanding	Amount	Capital	Stock	Stock	Deficit	Deficit
Balances, December 31, 2003	3,938,427	$3,938	$355,197	$-	$-	$(1,493,629)	$(1,134,494)
Net loss					-	(272,037)	(272,037)
Balances, December 31, 2004	3,938,427	3,938	355,197	-	-	(1,765,666)	(1,406,531)
Issuance of common stock for accrued compensation	1,008,688	1,009	267,337	-	-	-	268,346
Issuance of common stock for Ipoint Transaction	468,750	469	749,531	-	-	-	750,000
Issuance of common stock for acquisition of Impart, Inc. (a recapitalization)	9,650,618	9,651	(757,706)	(125,000)	(5,000)	-	(878,055)
Issuance of common stock for services	206,250	206	274,344	-	-	-	274,550
Issuance of options and warrants for services and interest	-	-	416,280	-	-		416,280
Issuance of common stock in satisfaction of due to related parties	4,750	5	5,695	-	-	-	5,700
Proceeds from receivable related to issuance of common stock	-	-	-	-	5,000	-	5,000
Issuance of common stock in satisfaction of convertible loan payable (including accrued interest of $1,040)	10,000	10	11,040	-	-	-	11,050
Issuance of common stock in satisfaction of other liability (including interest expense of $12,301)	50,000	50	47,950	-	-	-	48,000
Impairment of cash equivalent credits				125,000			125,000
Net loss	-	-	-	-	-	(2,420,327)	(2,420,327)
Balances, December 31, 2005	15,337,483	$15,338	$1,369,668	$-	$-	$(4,185,993)	$(2,800,987)

See Notes to Consolidated Financial Statements

IMPART MEDIA GROUP, INC.
(formerly known as Limelight Media Group, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004

	2005	2004
Cash Flows from Operating Activities
Net loss	$(2,420,327)	$(272,037)
Adjustments to reconcile net loss to net cash flows from operating activities
Stock-based compensation	690,830
Write-off of cash equivalent credit	125,000
Depreciation	152,311	21,580
Change in operating assets and liabilities, net of acquired assets and liabilities due to reverse merger
Accounts receivable	324,782	(430,148)
Inventory	(128,942)	(3,687)
Prepaid expenses and other current assets	18,201	6,181
Accounts payable	390,150	164,343
Accrued expenses	75,645
Customer deposits	96,537	(288,716)
Accrued compensation	297,491	268,346

Net cash flows from operating activities	(378,322)	(534,138)

Cash Flows from Investing Activity
Cash acquired in reverse merger	1,968
Purchase of fixed assets	(202,135)	(3,197)

Net cash flows from investing activities	(200,167)	(3,197)

Cash Flows from Financing Activities
Change in due to related parties		68,069
Net change in line of credit	77,635
Proceeds from notes payable	287,000	519,336
Net proceeds from notes payable - related parties	234,696
Principal payments on notes payable	(16,102)
Principal payments on capital lease obligation	(5,444)
Proceeds from receivable related to issuance of common stock	5,000

Net cash flows from financing activities	582,785	587,405

Net change in cash	4,296	50,070

Cash, beginning of period	62,345	12,275

Cash, end of period	$66,641	$62,345

Supplementary cash flow information:
Cash payments for income taxes	$-	$-

Cash payments for interest	$95,601	$69,017

See Notes to Consolidated Financial Statements

IMPART MEDIA GROUP, INC.
(formerly known as Limelight Media Group, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(continued)
For the Years Ended December 31, 2005 and 2004

	2005	2004
Schedule of non-cash operating, investing and financing activities:
Issuance of common stock for accrued compensation	$268,346	$-

Issuance of common stock in satisfaction of due to related parties	$5,700	$-

Issuance of common stock for acquisition of Impart, Inc. Limelight Media Group, Inc. net assets
Inventory	$1,240	$-
Fixed assets	88,961
Other assets	13,700
Cash equivalent credit paid in common stock	125,000
Accounts payable	(359,770)
Accrued expenses	(750)
Due to related parties	(464,705)
Notes payable	(25,000)
Convertible loan payable	(10,000)
Other liabilities	(123,699)
Receivable related to issuance of common stock	5,000
Total non-cash consideration related to Limelight	$(750,023)	$-

Non-cash consideration for fixed assets purchased in the Ipoint transaction
Assumption of note payable	$250,000	$-
Assumption of other liability	262,500
Issuance of common stock	487,500

Total non-cash consideration related to Ipoint	$1,000,000	$-

Purchase of fixed assets with capital lease	$122,000	$-
XXXXXX
See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Business, History and Summary of Significant Policies

Description of Business

Impart Media Group, Inc. (formerly known as Limelight Media Group, Inc.) (hereinafter referred to as "we, us or our company") sells dynamic digital media solutions consisting of monitors, media servers, associated technological hardware and software. We also provide design, integration, staging and QA (quality assurance), as well as turnkey installation throughout the United States. While our customers are in various industries, a significant portion of our customers are in banking, public spaces and retail. In addition, via our recent acquisition of the assets of E&M Advertising, Inc. (in February 2006), a New York-based advertising agency, we now have the ability to provide advertising capability to the digital elements we deploy.

We have also developed a digital out-of-home media network infrastructure based on a unique architecture with services that we believe no other company in the sector provides. The network is centrally managed and has the capability to deliver relevant information to the venue such as way-finding at airports, directory service in malls, office buildings and department stores and advertising. The applications are applicable over the growing Out-of-Home digital signage industry in any location where a message needs real time display. Our company focuses on numerous markets and is currently developing digital networks in multiple vertical markets. By diversifying the markets, we may realize revenue from multiple sources.

We have developed a system to digitally distribute advertisements, marketing messages and entertainment video content via broadband connection for viewing in public locations such as financial institutions, government buildings, mass transit locations and in retail locations such as grocery stores. The content management system facilitates digital video content to be transmitted in digital files, replacing or coexisting with existing traditional media such as static signage, back-lit screens or other media that is not dynamic in nature. We have two types of clients, the "location partner," and the advertiser who wishes to reach the patrons that visit the location partners' venues. A location partner can be a government agency, financial institution, theater owner, retail storeowner or whoever is charged with the marketing and management of a physical facility. Revenue may be derived from advertising sales, sponsorships, subscription agreements, equipment sales, maintenance and installation fees and content development fees. For the years ended December 31, 2005 and 2004, our primary source of revenue was derived from equipment sales and managed services such as content re-purposing and network management.

We provide a turn-key solution for businesses desiring digital signage systems for information display. We contact high traffic businesses such as banks, mass transit, governmental buildings, movie theaters, malls, restaurants and retail stores to determine if a digitally managed captive audience network is desired. We install all necessary servers and displays for our customers. We may provide the programming and marketing of the network space to potential advertisers. Advertising revenues may be used to offset the cost of installation and administration of the network and programming. The location partner may receive a portion of the revenue generated from advertising sales on a negotiated basis depending on their level of involvement in the payment of the system.

The content is presented on single or multiple screens installed by us at the location. The displays are located in carefully selected locations to attract the attention of patrons who are entering and leaving the location.

History

We were incorporated in the State of Nevada on May 17, 1996 under the name "Multinet International Corporation." On October 3, 2003, we changed our name to "Limelight Media Group, Inc." ("Limelight").

On June 30, 2005, we acquired all of the outstanding capital stock of Impart, Inc., a Washington corporation ("Impart, Inc. Transaction"). This transaction was a "reverse acquisition" in which all of the outstanding capital stock of Impart, Inc. was effectively exchanged for a controlling interest in our company. Also, on June 30, 2005, concurrently with the Impart, Inc. Transaction, we entered into an Agreement with iPoint Networks, LLC, a Washington limited liability company, ("iPoint") whereby we purchased the assets of iPoint ("iPoint Transaction"). The total consideration for these transactions was 8,125,000 shares ("Merger Consideration") of our common stock and a promissory note of $250,000.

As we did not have a sufficient number of duly authorized shares on the date of the acquisition, the parties agreed to holdback 2,875,000 shares ("Holdback Shares") of the 8,125,000 to be issued to owners of Impart, Inc. and iPoint not later than ten days following the later of (i) the effective date of a merger by Impart, Inc. with and into a Nevada corporation to be formed by Limelight or (ii) Limelight's receipt of audited financial statements of Impart, Inc. Prior to the Impart, Inc. Transaction, Limelight was a public company with nominal operations, that had $105,868 in assets (including cash totaling $1,968); liabilities totaling $890,924, a cash equivalent credit valued at $125,000 previously purchased through the issuance of common stock, a receivable related to the issuance of common stock totaling $12,500 and 7,081,425 shares of common stock issued and 6,941,483 shares outstanding. Impart, Inc. was a privately held company that sold dynamic media solutions consisting of monitors, computers, mounting systems, and associated technological hardware. The following table reflects the stock issued in relation to the Impart, Inc. Transaction and iPoint Transaction:

	Impart Transaction[1]	iPoint Transaction[2]	Total
Total consideration	7,656,250	468,750	8,125,000
Holdback shares	(2,709,135)	(165,865)	(2,875,000)
Total common stock issuance	4,947,115	302,885	5,250,000

________________________________

[1]
The Impart Transaction is considered to be a capital transaction in substance, rather than a business combination. Inasmuch, the Impart Transaction is equivalent to the issuance of stock by a private company (Impart) for the net monetary assets of a public shell company (Limelight), accompanied by a recapitalization. Thus, the 98,942,308 shares (net of Holdback Shares) of common stock issued to the shareholders of Impart are retroactively applied. The accounting for the Impart Transaction is identical to that resulting from a reverse acquisition, except that neither goodwill nor other intangible assets will be recorded. Accordingly, these financial statements are the historical financial statements of Impart. Impart was incorporated on June 19, 1984, in the State of Washington.

2
The Ipoint Transaction resulted in the acquisition of certain fixed assets in exchange for 6,057,692 shares (net of Holdback Shares) and a promissory note totaling $250,000. The note is unsecured, bearing interest at 8% per annum and is payable on the earlier of June 30, 2006, or the closing of a PIPE financing transaction by the Company.

During the 4th quarter of 2005, we entered into agreements to transfer the Holdback Shares into a liability totaling $4.6 million, however this balance was satisfied in exchange for the same number of shares as was originally defined as the Holdback Shares. The issuance of these Holdback Shares have been included in the accompanying Statements of Stockholders' Deficit for the consideration of these related transactions. The Holdback Shares of 2,709,135 for the Impart, Inc. Transaction have been included as part of the consideration for the acquisition of Impart, Inc. during the year ended December 31, 2005.

Our company issued 81,440 shares of common stock as part of the Impart Inc. Transaction that are held in escrow. Some or all of these shares will be used to settle liabilities outstanding at the time of the transaction that are still being negotiated.

On June 30, 2005, we entered into an agreement with Media Sidestreet Support Corporation ("Media Sidestreet") whereby we purchased the assets of Media Sidestreet in exchange for the issuance of notes in the aggregate principal amount of $1,027,965 to the owners of Media Sidestreet ("Media Sidestreet Asset Acquisition"). The notes are unsecured, with interest ranging from 6% to 10% (two notes include variable interest rates), and are payable on the earlier of June 30, 2006, or the closing of a PIPE (Private Investment in Public Entity) financing transaction by our company. Prior to the Impart, Inc. Transaction, the majority owners of Impart, Inc. were also owners in Media Sidestreet, thus this is a related party transaction. Accordingly, these financial statements include the combined historical financial statements of Impart, Inc. and Media Sidestreet.

In October 2003, a Certificate of Amendment to the Articles of Incorporation changed our company's name to Limelight Media Group, Inc. During February 2004, a Certificate of Amendment to the Articles of Incorporation increased the authorized shares of our common stock from 25,000,000 to 100,000,000. During January 2005, a Certificate of Amendment to the Articles of Incorporation increased the authorized shares of our common stock from 100,000,000 to 250,000,000. During December 2005, a Certificate of Amendment to the Articles of Incorporation decreased the authorized shares of our common stock from 250,000,000 to 100,000,000. This amendment also changed our corporation name to "Impart Media Group, Inc." and created preferred stock. The preferred stock may be divided into series with preferences, limitations and relative rights defined by the Board of Directors.

Stock Split

During December 2005, we effected a 20-to-1 reverse stock split of the issued and outstanding shares of common stock. Accordingly, the accompanying financial statements, including earnings per share calculations, have been retroactively restated to reflect the stock splits as if such stock splits occurred as of our date of inception.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred a net loss of approximately $2,420,000 and $272,000 for the years ended December 31, 2005 and 2004, respectively. Our company's current liabilities exceed its current assets by approximately $4,004,000 as of December 31, 2005. Our company's net cash used from operating activities approximated $378,000 during the year ended December 31, 2005.

These conditions give rise to substantial doubt about our company's ability to continue as a going concern. Our company's management plans to obtain additional financing through a combination of equity and debt financing. In the first quarter of 2006, we obtained a $6 million revolving debt facility and gross proceeds of approximately $4.5 million from the sale of Series A convertible preferred stock (See Subsequent Events).

Our ability to continue as a going concern is dependent on additional sources of capital and the success of our company's plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts at the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash

We maintain cash balances with financial institutions in accounts insured by the Federal Deposit Insurance Corporation up to $100,000. Occasionally we have balances in excess of the insured limits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivables of the company are reviewed annually as to whether their carrying value has become impaired. The company considers the assets to be impaired if the balances are greater than one year old. Management regularly reviews accounts receivable and has established an allowance for potentially uncollectible amounts. As of December 31, 2005, the company has established an allowance for doubtful accounts of $35,988. When accounts are written off, they are charged against the allowance. Generally, the company does not assign past due status to receivables. Also, receivables generally are not collateralized and do not bear interest.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of accounts receivable. As of December 31, 2005, three customers represent approximately 32% of accounts receivable. One customer represented 16% and 12% of total revenues in 2005 and 2004, respectively.

Inventory

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method. Inventory consists of raw materials as well as finished goods held for sale. Our company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

We periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Fixed assets acquired through the iPoint Transaction were recorded at a pro-rata reduction of their estimated fair value to the extent of the consideration given at the time of acquisition less accumulated depreciation from the time of acquisition.

Fixed assets acquired through the Media Sidestreet Asset Acquisition were recorded at their historical cost due to the common control ownership of our companies.

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of our company's financial instruments approximate their fair value due to the short-term nature.

Earnings (Loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share are computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income Taxes

We account for our income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2005, we have available net operating loss carryforwards that will expire in various periods through 2025. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. We have established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Comprehensive Loss

SFAS No. 130 establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive loss, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in other comprehensive loss.

Segment Information

We disclose segment information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the management approach to determine reportable segments. We operate under one segment.

Advertising Costs

We recognize advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, our company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. Advertising costs are charged to expense as incurred. Advertising expenses were $53,576 and $40,813 for the years ended December 31, 2005 and December 31, 2004, respectively.

Shipping and Handling

Costs incurred by the Company for shipping and handling are included in cost of revenues.

Stock-based Compensation

We apply SFAS No. 123, "Accounting for Stock-Based Compensation" for stock based compensation to employees and directors. SFAS No 123 requires the recognition of compensation cost using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Total compensation cost recognized for fair value options issued was $192,255 in 2005 and none in 2004.

We also apply SFAS No. 123 and the consensus in Emerging Issues Task Force No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" for stock based compensation to non-employees.

Revenue Recognition

Revenue from product sales are generally recognized when our company's products are shipped and/or the revenue is fully earned and ownership has passed to the customer. Revenue from management fees are recorded in the month the service is provided. Revenue from design and installation contracts are recognized using the completed-contract method. There were no significant contracts in process at December 31, 2005 or 2004.

New Accounting Pronouncements

SFAS No. 151, "Inventory Costs," is effective for fiscal years beginning after June 15, 2005. This statement amends the guidance in APB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). The adoption of SFAS No. 151 is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions," is effective for fiscal years beginning after June 15, 2005. This Statement amends SFAS No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position 04-2, "Accounting for Real Estate Time-Sharing Transactions." The adoption of SFAS No. 152 is expected to have no impact on the Company's consolidated financial statements.

SFAS No. 123(R), "Share-Based Payment," replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." This statement requires that the compensation cost relating to share-based payment transactions be recognized at fair value in the financial statements. The Company is required to apply this statement in the first interim period that begins after December 15, 2005. The Company is currently analyzing the requirements of the adoption of SFAS No. 123(R).

SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29," is effective for fiscal years beginning after June 15, 2005. This Statement addresses the measurement of exchange of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. The adoption of SFAS No. 153 is expected to have no impact on the Company's consolidated financial statements.

The EITF reached consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," which provides guidance on determining when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. The FASB issued FSP EITF 03-1-1, "Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1," "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," which delays the effective date for the measurement and recognition criteria contained in EITF 03-1 until final application guidance is issued. The adoption of this consensus or FSP is expected to have no impact on the Company's consolidated financial statements.

Financial Accounting Standards Board Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations," ("FIN 47"), was issued in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. Asset retirement obligations covered by FIN 47 are those for which an entity has a legal obligation to perform an asset retirement activity, even if the timing and method of settling the obligation are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 is expected to have no impact on the Company's consolidated financials statements.

SFAS No. 154, "Accounting Changes and Error Corrections," a replacement of APB No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, this statement does not change the transition provisions of any existing accounting pronouncements. The adoption of SFAS No. 154 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-08, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." EITF 05-08 is effective for financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-08 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-02, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-02 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of EITF 05-02 is expected to have no impact on the Company's consolidated financial statements.

In September 2005, the EITF reached consensus on Issue No. 05-07, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues." EITF 05-07 is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of EITF 05-07 is expected to have no impact on the Company's consolidated financial instruments.

Note 2. Asset Acquisitions

iPoint Transaction

As discussed in Note 1, we purchased certain fixed assets in exchange for 302,885 shares (net of Holdback Shares of 165,865) and a promissory note totaling $250,000. The note is unsecured, bearing interest at 8% per annum and is payable on the earlier of June 30, 2006, or the closing of a PIPE financing transaction by our company. We estimated the fair value of the assets at approximately $2,456,000, including approximately $52,500 in computer equipment, $3,500 in office furniture and fixtures, and $2,400,000 in software to be used to manage and distribute our company's advertising network. We valued the assets at $1,000,000 which is based on the fair value of the promissory note of $250,000 and the fair value of the total shares of 468,750 (including Holdback of Shares issued by December 31, 2005) valued at $750,000. As the purchase price was lower than the estimated fair value, we allocated the $1,000,000 purchase price on a pro rata basis over the assets.

The unaudited pro forma financial information presented reflects the estimated pro forma effect of the purchase of the iPoint Transaction. The following unaudited pro forma condensed financial statements are included: an unaudited pro forma condensed statements of operations for the years ended December 31, 2005 and 2004 giving effect to the purchase of the assets as if it occurred on January 1, 2005 and 2004, respectively.

The unaudited pro forma condensed financial statements include specific assumptions and adjustments related to the purchase of the assets. These pro forma adjustments have been made to illustrate the anticipated financial effect of the purchase of the assets. The adjustments are based upon available information and assumptions that our company believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial statements.

The unaudited pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial position which would actually have been obtained if the transaction had occurred in the periods indicated below or which may exist or be obtained in the future. The information is not representative of future results of operations or financial position. The unaudited condensed pro forma financial information is qualified in its entirety by and should be read in conjunction with the more detailed information and financial data appearing in our company's historical financial statements and notes thereto included herein. In the opinion of management, all material adjustments necessary to reflect the acquisition of the assets by us have been made.

Proforma Statement of Operations (Unaudited)

	For the Year Ended December 31, 2005
	Actual		Adjustments	Proforma
Revenues	$4,945,000	[3]	$-	$4,945,000
Operating loss	(2,012,000)	[4]	(100,000)	(2,112,000)
Loss before income taxes	(2,420,000)		(100,000)	(2,520,000)
Income tax expense	-		-	-
Net loss	$(2,420,000)		$(100,000)	$(2,520,000)
Loss per share - basic and diluted	$(0.28)			$(0.29)

Proforma Statement of Operations (Unaudited)

	For the Year Ended December 31, 2004
	Actual		Adjustments	Proforma
Revenues	$5,694,000	[5]	$179,000	$5,873,000
Operating loss	(191,000)	[6]	(579,000)	(770,000)
Loss before income taxes	(272,000)		(579,000)	(851,000)
Income tax expense	-		-	-
Net loss	$(272,000)		$(579,000)	$(851,000)
Loss per share - basic and diluted	$(0.07)			$(0.22)

The operations of iPoint have been included in the audited financial statements as of June 30, 2005, the date of the acquisition.

__________________

3  The proforma adjustment to the historical financial statements reflects that iPoint had no operations during 2005.
4  The proforma adjustment to the historical financial statements reflects the recognition of depreciation of approximately $100,000 from January 1, 2005 through June 30, 2005, related to the acquisition of the assets.

5  The proforma adjustment to the historical financial statements reflects the revenue earned by iPoint during 2004.
6  The proforma adjustment to the historical financial statements reflects the recognition of depreciation of approximately $200,000 related to the acquisition of the assets and total expenses incurred by iPoint of approximately $758,000 during 2004.

Media Sidestreet Asset Acquisition

As discussed in Note 1, we purchased the assets of Media Sidestreet in exchange for the issuance of notes in the aggregate principal amount of $1,027,965 to the owners of Media Sidestreet ("Media Sidestreet Asset Acquisition"). The notes are unsecured, with interest ranging from 6% to 10% (two notes include variable interest rates), and are payable on the earlier of June 30, 2006, or the closing of a PIPE financing transaction by our company. Prior to the Impart Inc. Transaction, the majority owners of Impart were also the majority owners in Media Sidestreet. We estimated the fair value of the assets at approximately $2,020,500, including approximately $249,500 in computer equipment, $21,000 in furniture and fixtures, and $1,750,000 in software to be used to manage and distribute our company's advertising network. Due to the common ownership between the entities, the financial statements include the combined historical financial statements of Impart, Inc. and Media Sidestreet.

Note 3. Inventory

Inventory totaling $483,538 consists of finished goods as of December 31, 2005.

Note 4. Fixed Assets

Fixed assets consist of the following as of December 31, 2005:

Computer and other equipment	$533,789
Furniture and fixtures	71,206
Software	977,199
Leasehold equipment	3,852
1,586,046
Less: accumulated depreciation	316,242
Fixed assets, net	$1,269,804

Note 5. Due to Related Parties

Due to related parties totaling $570,229 as of December 31, 2005, consist of the following:

Loan payable to the Company's CEO, secured by the Company's assets bearing interest at 9% per annum, payable in monthly installments of interest only, due on demand	$466,705
Unreimbursed expenses to various stockholders, unsecured, bearing no interest and due on demand	11,177
Accrued interest on related party loans	92,347
$570,229

Note 6. Lines of Credit

As of December 31, 2005, lines of credit consist of the following:

A bank line of credit for borrowing up to $200,000, secured by the Company's assets, bearing interest at the bank's prime rate plus 6% (resulting in a rate of just over 11% at December 31, 2005) payable in monthly installments of interest only, matures December 2006	$187,780
A Wells Fargo business line for borrowing up to $55,000, unsecured, bearing interest at 12.5%, payable in monthly installments of interest only	-
$187,780

Note 7. Notes Payable

As discussed in Note 1 and 2, on June 30, 2005, concurrently with the Impart Transaction, we entered into an agreement with iPoint whereby we purchased the assets of iPoint in exchange for the issuance of a promissory note of $250,000 and 468,750 shares of our company's common stock valued at $750,000. The note is unsecured, bearing interest at 8% per annum and is payable on the earlier of June 30, 2006, or the closing of a PIPE financing transaction by our company.

During November 2004, we entered into a promissory note with a lending institution. The note is secured by our company's assets and bears interest at 8.5% per annum. The note requires 24 monthly principal and interest payments of $6,000 beginning December 2004, with a final payment of $484,249 to be made in December 2006. As of December 31, 2005, the current portion on the note from January 1, 2006 through December 31, 2006, totals $507,650.

During October and December 2005, we entered into multiple bridge loans ("the Bridge Loans") totaling $217,000. The notes are unsecured, bearing interest at 8% per annum. and payable on various dates ranging from December 1, 2005 through January 1, 2006. The notes due in 2005 were in default as of December 31, 2005. As of December 31, 2005, the balance is $217,000.

Other notes payable of $20,000 do not bear interest and are due on demand.

Note 8: Notes Payable - Related Parties

As discussed in Note 1, on June 30, 2005, concurrently with the Impart Inc. Transaction, we entered into an agreement with Media Sidestreet whereby we purchased the assets of Media Sidestreet in exchange for the issuance of a promissory note in the aggregate principal amount of $1,027,965 to the owners of Media Sidestreet. The notes are unsecured, with interest ranging from 6% to 10% (two notes include variable interest rates), and are payable on the earlier of June 30, 2006, or the closing of a PIPE financing transaction by our company. Prior to the Impart Inc. Transaction, the majority owners of Impart were also owners in Media Sidestreet, thus a related party transaction. The outstanding balance at December 31, 2005, on these notes including accrued interest was $1,023,759.

During April 2005, Limelight issued promissory notes to two Impart stockholders (prior to the Impart Inc. Transaction) whereby the Impart stockholders loaned Limelight $16,000 and $20,000 to pay for equipment purchased by Limelight from Impart. The notes are unsecured, bearing interest at 20% and 8.5% per annum, respectively, and are payable on maturity during April 2006. The two stockholders became officers of our company concurrently with the Impart Inc. Transaction. As of December 31, 2005, the remaining balances of the two notes remain at $36,000.

During June 2005, we entered into a promissory note with an entity totaling $20,000. The note is unsecured, bearing interest at 8.5% per annum and payable in June 2006.

During June 2005, we entered into a promissory note with an individual totaling $50,000. The note is unsecured, bearing interest at 8% per annum and payable in June 2006.

During October 2005, two Impart stockholders and an individual loaned our company $98,000 for working capital purposes. The notes did not bear interest, were due on demand and were repaid in March 2006.

Note 9. Cash Equivalent Credit Paid in Common Stock

Effective December 10, 2004, we completed the sale of 250,000 shares of our common stock, which had a fair market value at that time of approximately $125,000, to American Marketing Complex, Inc. ("AMC"). Payment for this purchase by AMC was in the form of cash equivalent credits ("Credits") with a face value of $1,500,000, which we can use or sell to others for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the credits. The credits were valued at the fair market value of the shares issued by our company at $125,000 and classified as cash equivalent credits paid in common stock, which is a separate component of stockholders' deficiency in the accompanying balance sheet as of December 31, 2005. The cash equivalent credits paid in common stock would have been offset as the trade credits are used. During 2005, we determined that there was no value and recognized an impairment for the entire balance.

Note 10. Other Liabilities

Common Stock Purchase Agreement

During October 2003, we entered into a Common Stock Purchase Agreement ("Purchase Agreement") with an individual whereby we agreed to issue 250,000 shares of our common stock in exchange for cash totaling $150,000. The Purchase Agreement also granted the individual an option to purchase an additional 166,650 shares of our company's common stock at $0.03 per share.

During October 2003, we entered into a three-year employment agreement with this same individual, whereby we agreed to employ the individual as an operations manager for the term of three years. The individual was entitled to compensation of $15,000 per month with the option to receive payment in shares of our company's common stock. Such shares were to be equal to the closing bid price on the last day of the month preceding the date the salary was due. Our company, at its option, has the right to terminate the agreement upon payment of the individual's accrued salary, unreimbursed expenses, and all other compensation and benefits through the first six months or the termination date, whichever is greater.

Also during October 2003, we entered into a three-year consulting agreement with this same individual whereby the individual would provide other services not set forth in the employment agreement in exchange for 50,000 shares of our company's common stock totaling $109,000.

As of June 30, 2005, the individual paid our company $30,699 of the total $150,000 required under the Purchase Agreement. We rescinded all agreements with the individual as the individual did not pay the entire $150,000 as required by the Purchase Agreement and attempted to return the $30,699. The individual refused to accept the funds and filed a suit against our company.

During August 2005, we agreed to settle this liability for 50,000 shares of common stock. We issued the shares during December 2005 in satisfaction of the liability and valued the shares at $48,000, including interest of $17,251.

Clickplay, Inc.

Clickplay, Inc. filed suit on February 19, 2002, alleging claims against our company for non-payment related to a consulting services agreement. A default judgment was entered in favor of Clickplay, Inc. against our company. Our company's management has determined that the liability will be paid and accordingly recorded $155,682 (including accrued interest of $62,628) (see Note 16). The amount is included with accrued expenses.

Note 11. Stock Option Plans and Warrants

The Company adopted a 2005 Stock Option Plan. Options granted under the 2005 Stock Option Plan:

	Shares Available for Grant	Options Outstanding	Weighted Average Exercise Price
Balance, January 1, 2004	-	-	$-
Granted	-	-	-
Balance, December 31, 2004	-	-	-
Plan adoption	2,000,000	-	-
Granted	(705,000)	705,000	0.73
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-
Balance, December 31, 2005	1,295,000	705,000	$0.73
Options exercisable as of December 31, 2005		234,998	$0.73

Options outstanding are summarized as follows:
Range of Exercise Prices	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
$0.70 - $0.77	705,000	234,998	$0.73	4.99

The weighted-average fair value for options granted during 2005 was $0.82 and was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions:

Expected life in years	2.50
Volatility	256.18%
Interest rate	4.35%
Yield rate	0%

In addition, our company granted warrants in 2005 (to non-employees). These warrants were outside the 2005 Stock Option Plan. The following are the warrants granted:

	Warrants Outstanding	Weighted Average Exercise Price
Balance, January 1, 2004	-	$-
Granted	-	-
Balance, December 31, 2004	-	-
Assumed in Impart, Inc. transaction	4,000	5.00
Granted	443,566	0.91
Exercised	-	-
Forfeited	-	-
Expired	-	-
Balance, December 31, 2005	447,566	$0.95
Warrants exercisable as of December 31, 2005	447,566	$0.95

The weighted-average fair value for warrants granted during 2005 was $0.52 and was estimated using the Black-Scholes option valuation model with the following weighted-average assumptions:

Expected life in years	0.95
Volatility	127.65%
Interest rate	3.82%
Yield rate	0%

Note 12. Employment Agreements

Pursuant to the Impart Inc. Transaction, we entered into the following Employment Agreements on December 31, 2005:

David V. Lott (Former President and Chief Financial Officer of Limelight) - David V. Lott was appointed as Chief Executive Officer for the term of three years from June 30, 2005, subject to termination provisions. Mr. Lott was to receive an annual base salary totaling $120,000 plus benefits. During March 2006, David V. Lott resigned from his position as our Chief Executive Officer and from our board of directors.

Laird Laabs (President of Impart) - Laird Laabs was appointed as President for the term of three years from June 30, 2005, subject to termination provisions. Mr. Laabs will receive an annual base salary totaling $120,000 plus benefits.

Joseph Martinez - Joseph Martinez was appointed as Chairman and Chief Financial Officer for the term of three years from June 30, 2005, subject to termination provisions. Mr. Martinez will receive an annual base salary totaling $120,000 plus benefits.

Steven Corey - Steven Corey was appointed as Chief Strategy Officer for the term of three years from June 30, 2005, subject to termination provisions. Mr. Corey will receive an annual base salary totaling $120,000 plus benefits.

Thomas Muniz - Thomas Muniz was appointed as Chief Operating Officer and Chief Technology Officer for the term of three years from June 30, 2005, subject to termination provisions. Mr. Muniz will receive an annual base salary totaling $120,000 plus benefits.

Note 13. Lock-up Agreements

Pursuant to the Impart Inc. Transaction, former Shareholders of Impart and David Lott of Limelight entered into a Lock-Up Agreement restricting the transfer, sale, assignment of their Limelight shares of common stock from June 30, 2005 through June 30, 2006, unless certain provisions are met.

Note 14. Income Taxes

Our company has not recorded income tax expense or benefit for the years ended December 31, 2005 and 2004. At December 31, 2005, our company has net operating loss carryforwards of approximately $12,058,000 for federal purposes. The federal net operating loss carryforwards expire between 2018 and 2025. At December 31, 2005 and 2004, deferred income tax balances and the related valuation allowance are as follows:

	2005	2004
Deferred income tax assets resulting from:
Net operating loss carryforwards	$4,099,000	$-
Unearned stock compensation	235,000	-
Total	4,334,000	-
Less valuation allowance	4,334,000	-
	$-	$-

A full valuation allowance has been established for deferred income tax assets, as it is more likely than not that the deferred tax assets will not be realized.

Prior to the Impart Inc. Transaction, Impart Inc. had elected to be taxed as an S-Corporation and the shareholders were taxed directly on income or loss from our company. Accordingly, there was no current or deferred income tax provision prior to June 30, 2005.

A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for each of the years during the period ended December 31 follows:

	2005	2004
Tax benefit at statutory tax rate	$(823,000)	$(92,000)
Amounts passed directly to shareholders	47,000	92,000
Net operating loss received in merger	(3,558,000)
Increase in valuation allowance	4,334,000
Tax expense (benefit)	$-	$-

Note 15. Capital Lease Obligations

Our company is obligated under two capital leases for equipment with a cost of $122,000 and accumulated depreciation of $12,200 at December 31, 2005. Amortization of the equipment is included with depreciation expense. The capital lease obligations require a minimum lease payment of $4,468 per month with an interest rate of approximately 31%. Future minimum lease payments are as follows:

2006	$53,611
2007	53,611
2008	53,611
2009	35,950
196,783
Less: amounts representing interest	80,227
116,556
Less: current portion	20,126
Capital lease obligations - long-term portion	$96,430

Note 16. Commitments and Contingencies

Leased Facilities

We operate from leased facilities under two noncancellable operating leases. The first lease calls for a base monthly rent of $3,237 increasing to $3,642 during June 2005 through May 2006. The second lease calls for a base monthly rent of $15,000 through November 30, 2018. Total rent expense for all operating leases for the years ended December 31, 2005 and December 31, 2004, approximated $215,300 and $177,200, respectively. The facility is owned by certain stockholders.

Future minimum rental payments for the leased facilities as of December 31, 2005, are as follows:

2006	$198,210
2007	180,000
2008	180,000
2009	180,000
2010	180,000
Thereafter	1,620,000
$2,538,210

Note 17. Subsequent Events

During January 2006, the accrued interest on the Bridge Loans was satisfied in exchange for warrants to acquire 90,200 shares of our common stock for $0.20 per share. These warrants immediately vest and 75,000 expire in October 2006 with the remainder expiring in January 2009. Additionally, during March 2006, we satisfied the Bridge Loans totaling $217,000 in exchange for cash.

During March 2006, David V. Lott resigned from his position as our Chief Executive Officer and from our board of directors. In accordance with his separation agreement dated March 15, 2006, Mr. Lott will receive his base salary of $120,000 for a period of one year following his resignation date.

InTransit Media

On February 6, 2006, we purchased from Marlin Capital Partners II, LLC (doing business as InTransit Media) all of the assets used in its digital advertising services business, including the right to manage the PATHVISION digital signage system owned by the Port Authority of New York and New Jersey. In consideration for the assets, we paid $500,000 in cash and delivered 146,762 shares of our common stock. The purchased assets consisted of the assets used in their digital advertising services business, including its exclusive right to provide digital advertising services to the Port Authority of New York and New Jersey for the Port Authority's PATHVISION broadcasting system and the equipment, computer servers and software used by them in the delivery of such services.

E&M Advertising

On February 28, 2006, we purchased substantially all of the assets E&M Advertising, Inc., E&M West/Camelot, Inc. and NextReflex, Inc., which were engaged in the placement and marketing of direct response media. In consideration for the purchase of the assets, we agreed (i) to pay an aggregate of $800,000, of which $200,000 was paid on the closing date, $400,000 is required to be paid upon the earlier of March 15, 2006, or the date that advertising subsidiary receives at least $600,000 in cash from accounts receivable acquired in the transaction and the remaining $200,000 is required to be paid on the first anniversary of the closing date and (ii) to issue an aggregate of 1,608,392 restricted shares of our common stock.

Credit Facility

We entered into a Security Agreement with Laurus Master Fund, Ltd., a Cayman Islands corporation, pursuant to which Laurus agreed to provide us with a revolving credit facility of up to $6 million. The term of the Facility is three years and borrowings under the Facility shall accrue interest on the unpaid principal and interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The maximum principal amount of all borrowings under the Facility cannot exceed ninety percent (90%) of our eligible accounts receivable minus such reserves that Laurus may in good faith deem necessary and appropriate.

On January 27, 2006, we requested and Laurus agreed to lend an initial draw under the Facility of $2 million, of which approximately $782,000 was used to satisfy in full certain bank debts. The balance of the initial draw, less expenses of the Facility, will be used for general corporate and working capital purposes.

In connection with the Facility, we paid Laurus (and its affiliate Laurus Capital Management, L.L.C.) approximately $246,000, comprised of a facility management fee of $216,000 and reimbursement of $30,000 in due diligence and documentation expenses. We also paid a cash fee and issued a number of warrants to GunnAllen Financial, Inc. for financial management services the number of which has not been fully negotiated.

Satisfaction of Note Payable and Line of Credit

During January 2006, we satisfied our debt obligation to a financial institution for a long-term note payable and revolving line of credit for approximately $510,000 and $72,000, respectively, pursuant to our obligation determined in the Facility discussed above.

Preferred Stock

On March 3, 2006, we entered into a Series A Convertible Preferred Stock Purchase Agreement with six institutional investors, pursuant to which we issued and sold 2,903,229 shares of our Series A Convertible Preferred Stock, par value $.001 per share, at a purchase price of $1.55 per share. We also issued to the Purchasers three-year warrants to purchase an aggregate of 2,903,229 shares of our common stock, par value $.001 per share, at an exercise price of $2.25 per share. The Preferred Shares are initially convertible into shares of Common Stock on a one for one basis and provide that (i) dividends will accrue on the Preferred Shares at the rate of seven percent (7%) per annum, (ii) the Preferred Shares shall automatically convert into shares of Common Stock on the third anniversary of the issuance date (and mandatorily convert upon the date of the consummation of a bona fide firm underwritten public offering of our securities of at least $20 million in which the price per share is at least $4.00 (subject to certain other restrictions)), at a conversion price of $1.55 (subject to adjustment) and (iii) carry the following voting rights whereby the consent or affirmative vote of the holders of at least seventy-five percent (75%) of the Preferred Shares is necessary to: (a) authorize, create, issue or increase the authorized or issued amount of any class or series of stock (with limited exceptions); (b) amend, alter or repeal the provisions of the Preferred Shares to adversely affect the rights, preferences and voting powers of such Preferred Shares, (iii) repurchase, redeem or pay dividends on any shares of Common Stock; (iv) amend our Articles of Incorporation or our By-Laws; (v) effect any distribution with respect to any junior stock; (vi) reclassify our outstanding securities, (vii) voluntarily file for bankruptcy, liquidate our assets or change the nature of our business.

We received gross proceeds of $4.5 million from this financing. We paid H.C. Wainwright & Co., Inc., our placement agent, a cash fee of $315,000. We will also pay HCW up to $27,500 for the reimbursement of HCW's expenses. We also issued to HCW three-year warrants, in form substantially similar to the Warrants issued to the Purchasers, to purchase 290,323 shares of common stock.

Satisfaction of Note Payable and Line of Credit

During January 2006, we satisfied our debt obligation to a financial institution for a long-term note payable and revolving line of credit for approximately $510,000 and $72,000, respectively.

3CD received 500,000 shares of common stock for services.

During January 2006, we issued 795,118 common shares in satisfaction of notes payable - related parties of approximately $795,118.

During January 2006, we issued 623,490 common shares in satisfaction of due to related parties of approximately $467,000.

During January 2006, we issued 438,630 common shares in satisfaction of accrued compensation of approximately $377,000.

During March 2006, we issued 270,037 common shares in satisfaction of notes payable - related parties of approximately $263,000, plus all related accrued interest.

During March 2006, we satisfied the note payable totaling $250,000, plus accrued interest, related to iPoint in exchange for cash of approximately $262,000.

During March 2006, we entered into a settlement agreement with Clickplay, Inc. whereby we settled all outstanding balances related to Clickplay, Inc. in consideration of $152,000.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers

We maintain directors and officers insurance which, subject to certain exclusions, insures our directors and officers of against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures us against amounts which we have paid or may become obligated to pay as indemnification to our directors and/or officers to cover such losses.

Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

Article VII, Section 7.01(a)(ii) of our By-Laws states that we may indemnify each of our directors and officers with respect to actions taken or not taken by said directors or officers in the course of the performance of their duties on our behalf to the fullest extent permitted by law. The specific terms of any such indemnification shall be provided in our By-Laws.

Article VII, Section 7.01(a)(iv) of our By-Laws provides that each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action or suit (including without limitation an action, suit or proceeding by or in the right of us), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a our director or officer or is or was serving in any capacity at our request as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless by us for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada Law, against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any of the aforementioned actions, suits or proceedings.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as our officer or director, must be paid, by us or through insurance we have purchased and maintained or through other financial arrangements we have made, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by us.

Any amendment to or repeal of our Articles of Incorporation or By-Laws shall not adversely affect any right or protection of any our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

The rights to indemnification provided in Article VII of our By-Laws shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of our Articles of Incorporation or By-Laws, agreement, vote of stockholders or directors, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

Description	Amount
Securities and Exchange Commission registration fee	$695
Accounting fees and expenses	$15,000*
Legal fees and expenses	$35,000*
Miscellaneous fees and expenses	$4,305*
Total	$55,000*
_____________
* Estimated

Item 26.	Recent Sales of Unregistered Securities

In June 2006, we issued 30,000 shares of our common stock to Laurus in consideration for its waiver and amendment of various terms of a registration rights agreement with our company. The shares were issued on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and Laurus represented to us that it is an “accredited investor” as defined in Regulation D under the Act.

In May 2006, we issued 150,000 shares of our common stock to a consultant as consideration for the performance of consulting services. The shares were issued on the exemption provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and certain representations were made to us by the consultants.

In May 2006, we issued a common stock purchase warrant to two consultants as consideration for the performance of consulting services. Each of the warrants provide for the purchase of up to 40,000 shares of our common stock at an exercise price of $1.00 per share. The warrants expire on May 1, 2009. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and certain representations were made to us by the consultants.

In April 2006, we issued and sold 50,000 shares of our common stock to an investor for a purchase price of $100,000. The shares were issued on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and issuance and certain representations were made to us by the investor that he was an “accredited investor” as defined in Regulation D under the Act.

In April 2006, we issued 6,000 shares of our common stock to one of the members of our board of directors for consulting services previously rendered. These shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and issuance and certain representations were made to us by such director that he is an "accredited investor" as defined in Regulation D under the Act.

In April 2006, we issued a three-year warrant to purchase 145,162 shares of our common stock exercisable at $1.55 per share, to a consulting firm in consideration for services rendered in connection with our Series A Preferred Financing. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that the issuance did not involve a public offering and the consultant represented to us that it was an "accredited investor," as defined in Regulation D under the Act.

In March 2006, in a private placement, we issued and sold 2,903,229 shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), to six institutional investors (the “Purchasers”) at a purchase price of $1.55 per share. We also issued to the Purchasers three-year warrants to purchase an aggregate of 2,903,229 shares of our common stock, at an exercise price of $2.25 per share. The issuances of the Preferred Shares and the warrants were made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Regulation D promulgated thereunder on the basis that the issuances did not involve a public offering and the Purchasers represented to us, among other things, that they were “accredited investors” as defined in Regulation D under the Act.

In March 2006, we issued a five-year warrant to purchase up to 290,323 shares of our common stock, exercisable at $1.55 per share, to the placement agent (or its designees) for the Preferred Shares we sold to the Purchasers. The warrant represented partial payment for the services rendered by the placement agent. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that the issuance did not involve a public offering and the placement agent represented to us that it was an "accredited investor," as defined in Regulation D of the Act.

In March 2006, we issued 141,000 shares of our common stock to an institutional investor in full satisfaction of $340,000 such investor claimed were due under a convertible fee debenture, originally issued in February 2004. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that the issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the investor represented to us that it was an "accredited investor," as defined in Regulation D under the Act.

In March 2006, as partial payment of the purchase price we paid for the assets of E&M Advertising, Inc., E&M West/Camelot Media, Inc. and NextReflex, Inc. (the “Sellers”), we issued to the Sellers, or their designees, an aggregate of 1,608,392 shares of our common stock. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis of certain representations and warranties made by the Sellers in the asset purchase agreement, that such issuance did not involve a public offering and that no underwriting fees or sales commissions were paid by us in connection with such issuance.

In February 2006, we issued and sold to five purchasers in a private placement, an aggregate of 200,000 shares of our common stock at a purchase price of $1.12 per share pursuant to a common stock purchase agreement, together with three-year warrants to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $1.50 per share. Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and certain investor representations were made to us by the purchasers in the purchase documents.

In February 2006, we issued 146,762 shares of our common stock to Marlin Capital Partners II (“MCP”) (or its designees) in connection with our purchase of substantially all of MCP’s assets. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and MCP represented to us that it was an “accredited investor”, as defined in Regulation D under the Act.

In February 2006, we issued and sold to two purchasers in a private placement, an aggregate of 30,137 shares of our common stock at a purchase price of $2.48 per share pursuant to a common stock purchase agreement, together with three-year warrants to purchase an aggregate of 15,068 shares of our common stock at an exercise price of $3.00 per share. Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and certain investor representations were made to us by the purchasers in the purchase agreement.

In January 2006, we issued an aggregate of 1,200,000 shares of our common stock to two consultants as consideration for the performance of consulting services. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and, certain representations were made to us by the consulting firms in their respective consulting agreements.

In January 2006, we issued and sold to eight purchasers in a private placement, an aggregate of 216,072 shares of our common stock at $1.12 per share pursuant to a common stock purchase agreement, together with three-year warrants to purchase an aggregate of 83,479 shares of our common stock at an exercise price of $1.50 per share. Such securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and certain investor representations were made to us by the purchasers in the purchase agreement.

In January 2006, we issued a common stock purchase warrant to Laurus in connection with a revolving credit facility we received from Laurus. The warrant entitles Laurus to purchase up to 750,000 shares of our common stock, at an exercise price of $0.01 per share. The warrant expires on January 27, 2013. The warrant was issued to Laurus in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and, certain representations were made to us by the purchasers in the loan documents.

In January 2006, we issued three-year warrants to purchase an aggregate of up to 90,200 shares of our common stock at an exercise price of $0.20 per share to thirteen purchasers. The warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and certain representations were made to us by the purchasers.

In January 2006, we sold an aggregate of 400,002 shares of our common stock at a purchase price of $0.75 per share to five purchasers pursuant to a common stock purchase agreement. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and, certain representations were made to us by the purchasers in the purchase agreement.

In January 2006, we issued an aggregate of 2,400,000 shares of our common stock to six officers of our company in exchange for their cancellation of $2,000,000 in aggregate indebtedness. The number of shares issued was determined based upon a price of $1.00 per share. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuance and each of the recipients of the shares, as an executive officer or director of our company, was an "accredited investor," as defined in Regulation D under the Act.

In December 2005, we issued 50,000 shares of our common stock in connection with the settlement of a legal proceeding. The number of shares issued was determined based upon a price of $1.00 per share. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuance and the recipient of the shares represented to us that it was an "accredited investor," as defined in Regulation D under the Act.

In December 2005, we issued 10,000 shares of our common stock to the holder of a $10,000 principal amount convertible note upon the conversion of the entire outstanding amount due under such note. The conversion price was $1.00 per share. Such shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act.

In December 2005, we issued a warrant to purchase up to 100,000 shares of our common stock at an exercise price of $1.00 per share. The warrant was issued to a professional services firm in consideration for legal services in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such issuance and the firm represented to us that it was an “accredited investor” as defined in Regulation D under the Act.

In December 2005, we issued officers and directors five-year options to purchase an aggregate of 705,000 shares of our common stock, at an exercise price of $0.77 per share. The options were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid to us in connection with such issuance and certain of such persons were "accredited investors" as defined in Regulation D under the Act and such other persons had access to the same kind of information as that which would be included in the registration statement.

In December 2005, we issued an aggregate of 2,934,991 shares of our common stock to certain officers, directors, and stockholders of our company upon the cancellation of promissory notes in favor of such persons in the aggregate principal amount of $4.6 million. The number of shares issued was determined based upon a price of $1.60 per share. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale, certain of the recipients of the shares, as executive officers or directors of our company, were "accredited investors" as defined in Regulation D under the Act and the remaining recipients had access to the same kind of information as that which would be included in the registration statement.

In November 2005, we issued a warrant to purchase an aggregate of up to 100,000 shares of our common stock at $1.00 per share to a consulting firm in consideration for marketing and professional services provided to us. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and certain representations were made to us by the consulting firm in the consulting agreement.

In the quarter ended December 31, 2005, we issued and sold $277,000 in aggregate principal amount of unsecured promissory notes, together with warrants to purchase an aggregate of 8,333 shares of our common stock at $0.20 per share. The promissory notes and warrants were issued to nine purchasers in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and each purchaser represented to us that is was an “accredited investor” as defined in Regulation D under the Act.

In October 2005, we issued warrants to purchase an aggregate of 16,667 shares of our common stock at $0.20 per share. The warrants were issued to four investors in a private placement in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and each investor represented to us that they were an “accredited investor” as defined in Regulation D of the Act.

In the quarter ended September 30, 2005, we issued an aggregate of 140,000 shares of our common stock to two consulting firms for services rendered, which services were valued at $188,000 in the aggregate. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were represented to us that they were ‘accredited investors’ as defined in Regulation D under the Act.

In the quarter ended September 30, 2005, we issued an aggregate of 1,250 shares of our common stock to two investors in a private placement for an aggregate purchase price of $2,050, or $1.64 per share. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering and such persons represented to us that they were ‘accredited investors’ as defined in Regulation D under the Act.

In the quarter ended June 30, 2005, we issued 25,000 shares of our common stock to an employee as a sign-on bonus in connection with his employment with our company. For accounting purposes, the shares were valued at $1.20 per share. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person represented to us that he was an ‘accredited investor' as defined in Regulation D under the Act.

In the quarter ended June 30, 2005, we issued an aggregate of 14,500 shares of our common stock to two consultants for services rendered pursuant to their consulting agreements, which services were valued at $14,500 in the aggregate. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such consultants represented to us that they were ‘accredited investors' as defined in Regulation D under the Act.

In the quarter ended June 30, 2005, we issued 240,000 shares of our common stock to two former employees in settlement of amounts due pursuant to terms and conditions of our employment agreements with such employees. Such shares were valued at $1.00 per share and the shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were ‘accredited investors' as defined in Regulation D under the Act.

In the quarter ended June 30, 2005, we issued an aggregate of 89,842 shares of our common stock to a total of eight investors in a private placement for an aggregate purchase price of $126,000. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering and such persons represented to us that they were ‘accredited investors' as defined in Regulation D under the Act.

In June 2005, in connection with our acquisition of Impart, we issued approximately 5.25 million shares of our common stock to the former stockholders of Impart. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuance and each former Impart stockholder represented to us that it was an “accredited investor,” as defined in Regulation D under the Act.

In June 2005, we issued to two former directors of our company for their service as directors, three-year warrants to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $1.00 per share. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuances did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuances and the two former directors were each an “accredited investor,” as defined in Regulation D under the Act.

In March 2005, we issued a warrant to purchase 49,500 shares of our common stock to an institutional lender in satisfaction of indebtedness of $64,845. Such warrant was exercised immediately pursuant to a cashless exercise feature whereby we issued 49,500 shares of our common stock to the lender. The warrant was issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such issuances and the institutional lender represented to us that it was an “accredited investor” as defined in Regulation D under the Act. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the warrants were exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such conversion.

In March 2005, we issued 25,000 shares of our common stock to an investor in a private placement for an aggregate purchase price of $100,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such investor represented to us that he was an “accredited investor” as defined in Regulation D under the Act.

In March 2005, we issued 5,000 shares of our common stock to a lender in satisfaction of interest of $8,000 due under a promissory note. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the warrants were exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such conversion.

In March 2005, we issued an aggregate of 183,379 shares of our common stock to a vendor in satisfaction of amounts owed of $344,640. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such vendor represented to us that it was an ‘accredited investor’ as defined in Regulation D under the Act.

In March 2005, we issued 32,500 shares of our common stock to a vendor in satisfaction of amounts owed of $61,100. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such vendor represented to us that it was an ‘accredited investor’ as defined in Regulation D under the Act.

In February 2005, we issued 7,250 shares of our common stock in settlement of certain outstanding liabilities to an individual regarding $5,800 (plus interest) outstanding balance on a promissory note previously issued to him in February 2003. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid to us in connection with such issuance and the individual had access to the same kind of information as that which would be included in the registration statement.

In January 2005, we issued 38,889 shares of our common stock to a vendor in satisfaction of amounts owed of $35,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such vendor represented to us that it was an ‘accredited investor’ as defined in Regulation D under the Act.

In January 2005, we issued 41,936 shares of our common stock to one of our directors in satisfaction of indebtedness of $30,193 due to him under a promissory note. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the note was exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such exchange.

In January 2005, we issued 251,124 shares of our common stock to our chief executive officer and chairman of our board of directors in satisfaction of indebtedness of $475,382 due under a promissory note. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the note was exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such exchange.

In January 2005, we issued 102,656 shares of our common stock to our chief executive officer and chairman of our board of directors in satisfaction of indebtedness of $73,912 due under a promissory note. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the note was exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such exchange.

In January 2005, we issued an aggregate of 238,336 shares of our common stock to six employees in satisfaction of indebtedness for accrued salaries of $101,875 (plus interest thereon of $72,146). The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and two of such persons were ‘accredited investors’ as defined in Regulation D under the Act, and four of such persons had access to the same kind of information as would be included in a registration statement under the Act.

In January 2005, we issued 18,621 shares of our common stock to a lender upon conversion of indebtedness of $10,000 due under a convertible promissory note. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the note was exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such exchange.

In January 2005, we issued an aggregate of 85,000 shares of our common stock to two lenders in satisfaction of aggregate indebtedness of $20,400 due under promissory notes. The shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act, on the basis that the notes were exchanged for shares of our common stock and no commission or other remuneration was paid for soliciting such exchanges.

In January 2005, we issued 156,250 shares of our common stock to a vendor in consideration of services rendered to us valued at $100,000. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such vendor represented to us that it was an “accredited investor” as defined in Regulation D under the Act.

In the fourth quarter of 2004, upon the conversion of $200,000 aggregate principal amount of indebtedness pursuant to a convertible fee debenture, we issued an aggregate of 334,420 of shares of our common stock.

In April 2004, various employees and officers of our company converted $42,500 in principal and $1,969 in accrued interest into 16,028 shares of our common stock. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and each of such officers represented to us that he was an “accredited investor” as defined in Regulation D under the Act and each of such employees had access to the same kind of information as would be included in a registration statement under the Act.

During April 2004, an investor holding a $54,500 convertible note converted $35,217 of principal into 20,716 shares of our common stock. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such investor represented to us that he was an “accredited investor” as defined in Regulation D under the Act.

In April 2004, we issued 10,000 shares of our common stock to a director for services rendered. The shares were valued at $2.20 per share. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such director represented to us that he was an “accredited investor” as defined in Regulation D under the Act.

In April 2004, we issued and sold 8,889 shares of our common stock to one of our directors for cash at $0.60 per share pursuant to a stock purchase agreement. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such director represented to us that he was an “accredited investor” as defined in Regulation D under the Act.

In April 2004, we issued and sold 2,617 shares of our common stock to an employee for services rendered. The shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such employee had access to the same kind of information as would be included in a registration statement under the Act.

In February 2004, we issued a secured convertible debenture to an institutional investor in aggregate principal amount of $500,000 in consideration for a line of credit financing. The secured convertible debenture was sold in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the investor represented to us that it was an “accredited investor” as defined in Regulation D under the Act.

In August 2003 we issued and sold a convertible promissory note in the principal amount of $10,000 to an investor. Such promissory note bore an annual interest rate of 9% per annum, had a conversion price of $4.00 per share and a maturity date of December 31, 2005. The promissory note was sold in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that its issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the investor represented to us that it was an “accredited investor” as defined in Regulation D under the Act.

Item 27.	Exhibits and Financial Statement Schedules

The following exhibits are filed herewith or are incorporated by reference to exhibits previously filed with the Commission

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of June 30, 2005, by and among our company, Limelight Merger II Corp. and Impart, Inc. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K dated, June 30, 2005, as filed with the Commission on July 7, 2005).

2.2
Asset Purchase Agreement, dated as of February 3, 2006, by and between our company and Marlin Capital Partners II, LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated February 6, 2006, as filed with the Commission on February 7, 2006).

2.3
Asset Purchase Agreement, dated as of February 28, 2006, by and among our company, Impart Media Advertising, Inc., E&M Advertising, Inc., E&M West/Camelot Media, Inc. and NextReflex, Inc (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K dated, February 28, 2006, as filed with the Commission on March 6, 2006).

3.1	Articles of Incorporation dated as of May 17, 1996 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K as filed with the Commission on October 27, 2000).

3.2
Certificate of Amendment to Articles of Incorporation dated as of October 3, 2002 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated October 2, 2002, as filed with the Commission on October 7, 2002).

3.3
Certificate of Amendment to Articles of Incorporation dated as of February 29, 2004 (incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2004).

3.4
Certificate of Amendment to Articles of Incorporation dated as of January 6, 2005 (incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2004).

3.5
Certificate of Amendment to our Articles of Incorporation dated December 22, 2005 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 22, 2005, as filed with the Commission on December 22, 2005).

3.6
Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 3, 2006, as filed with the Commission on March 7, 2006).

3.7	By-laws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated September 28, 2005 as filed with the Commission on January 6, 2006).

5.1†	Opinion of Pryor Cashman Sherman & Flynn LLP.

10.1
Registration Rights Agreement, dated as of June 30, 2005, among our company and the other signatory parties thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.2
Lock Up Agreement, dated as of June 30, 2005, among our company and Laird Laabs, Steven Corey, Steven Boscacci, Shane Bumbalo and Stretton Brown (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.4
Employment Agreement, dated as of June 30, 2005, between our company and Laird Laabs (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.5
Employment Agreement, dated as of June 30, 2005, by and between our company and Joseph Martinez (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.6
Employment Agreement, dated as of June 30, 2005, by and between our company and Steven Corey (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.7
Employment Agreement, dated as of June 30, 2005, by and between our company and Thomas C. Muniz (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.8
Warrant, dated June 30, 2005, by our company in favor of Philip Worack (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K dated June 30, 2005, as filed with the Commission on July 7, 2005).

10.9
Warrant, dated June 30, 2005, by our company in favor of Kirk Krajewski (incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K dated, June 30, 2005, as filed with the Commission on July 7, 2005).

10.10
Security Agreement, dated as of January 27, 2006, executed by company and Impart, Inc. in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated January 27, 2006, as filed with the Commission on February 1, 2006).

10.11
Secured Non-Convertible Revolving Note, dated as of January 27, 2006, executed by our company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated January 27, 2006, as filed with the Commission on February 1, 2006).

10.12
Stock Pledge Agreement, dated as of January 27, 2006, executed by our company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated January 27, 2006, as filed with the Commission on February 1, 2006).

10.13
Subsidiary Guaranty, dated as of January 27, 2006, executed by Impart, Inc. (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K dated January 27, 2006, as filed with the Commission on February 1, 2006).

10.14
Registration Rights Agreement, dated as of January 27, 2006, between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K dated January 27, 2006, as filed with the Commission on February 1, 2006).

10.15
Common Stock Purchase Warrant, dated as of January 27, 2006, between our company and Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K dated, January 27, 2006, as filed with the Commission on February 1, 2006).

10.16
Registration Rights Agreement, dated as of February 3, 2006, between our company and Marlin Capital Partners II, LLC (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated February 6, 2006, as filed with the Commission on February 7, 2006).

10.17
Employment Agreement, dated as of February 28, 2006, between our company and Michael Medico (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated February 28, 2006, as filed with the Commission on March 6, 2006).

10.18
Securities A Convertible Preferred Stock Purchase Agreement, dated as of March 3, 2006, among our company and the purchasers listed therein (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 3, 2006, as filed with the Commission on March 7, 2006).

10.19
Registration Rights Agreement, dated as of March 3, 2006, between our company and the purchasers listed therein (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated March 3, 2006, as filed with the Commission on March 7, 2006).

10.20
Form of Common Stock Purchase Warrant to purchase shares of common stock, dated as of March 3, 2006 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated March 3, 2006, as filed with the Commission on March 7, 2006).

10.21	Form of Unsecured Promissory Note (incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.22	Form of Warrant Certificate (incorporated by reference to Exhibit 10.23 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.23
Form of Warrant Certificate to purchase shares of common stock (incorporated by reference to Exhibit 10.24 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.24
Absolute Net Lease, dated June 24, 1998 between 1300 North Northlake Way, LLC and Impart, Inc. (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.25
Agreement of Lease, dated January 29, 1999, between S.I.K. Associates c/o Kaufman Management Company, LLC and E&M Advertising, Inc. (incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.26
Extension of Lease Agreement, dated March 30, 2004 between S.I.K. Associates c/o Kaufman Management Company, LLC and E&M Advertising, Inc. (incorporated by reference to Exhibit 10.21 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.27
Joinder Agreement, dated as of February 9, 2006, executed by Impart Media Advertising, Inc. and our company in favor of Laurus Master Fund, Ltd. (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.28
2006 Equity Incentive Plan of Impart Media Group, Inc. (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

10.29*	Form of Common Stock Purchase Agreement.

10.30*	Amendment No. 1 and Waiver to the Registration Rights Agreement between Impart Media Group, Inc. and Laurus Master Fund, Ltd., dated as of June 12, 2006.

10.31*	Amendment No. 2 and Waiver to the Registration Rights Agreement between Impart Media Group, Inc. and Laurus Master Fund, Ltd., dated as of July 17, 2006.

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-KSB dated April 17, 2006, as filed with the Commission on April 17, 2006).

23.1*	Consent of Peterson Sullivan P.L.L.C., independent registered public accounting firm.

23.2†	Consent of Pryor Cashman Sherman & Flynn LLP (included in their opinion filed as Exhibit 5.1).

24.1*	Power of attorney of certain officers and directors of our company (included on the signature page to this Registration Statement).
_________________________
* Previously filed.
† Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds, to believe that it met all the requirements of filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in Irvine, California on August 29, 2006.

IMPART MEDIA GROUP, INC.

By:	/s/Joseph F. Martinez
Joseph F. Martinez
Chief Executive Officer and
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Joseph F. Martinez	Chief Executive Officer (principal executive	August 29, 2006
Joseph F. Martinez	officer), Chief Financial Officer (principal financial and accounting officer) and Chairman of the Board of Directors

/s/Laird Laabs	Director	August 29, 2006
Laird Laabs

Joachim Kempin*	Director	August 29, 2006
Joachim Kempin

Ron Elgin*	Director	August 29, 2006
Ron Elgin

*Joseph F. Martinez, pursuant to a Power of Attorney executed by each of the officers and directors noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Amendment No. 1 to Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 1 to Registration Statement on his own behalf as Chief Executive Officer and Chief Financial Officer.

By:	/s/Joseph F. Martinez

PROSPECTUS

7,023,543
IMPART MEDIA GROUP, INC.

COMMON STOCK

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

________ __, 2006